
                                                                    EXHIBIT 10.2


               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


                          Dated as of August 7, 1996


                                     Among


                         ABC RAIL PRODUCTS CORPORATION

                                      and

                                ABC DECO INC.,

                                 as Borrowers,


                   THE FINANCIAL INSTITUTIONS NAMED HEREIN,

                                  as Lenders,


                                      and


             AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO,

                                   as Agent
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                               TABLE OF CONTENTS
                               -----------------
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                                                                            Page
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
1.   DEFINITIONS..........................................................     1
     1.1  General Terms...................................................     1
     1.2  Accounting Terms................................................    17
     1.3  Other Terms Defined in Illinois Uniform Commercial Code.........    17
     1.4  Other Definitional Provisions; Construction.....................    17

2.   CREDIT...............................................................    18
     2.1  Term Loan Facility..............................................    18
     2.2  Acquisition Loan Facility.......................................    18
     2.3  Revolving Loan Facility.........................................    19
     2.4  Determination of Borrowing Base.................................    20
     2.5  Borrowing Mechanics.............................................    21
     2.6  Settlements Among Agent and the Lenders.........................    23
     2.7  Mandatory Payments; Reduction of Commitments; Increase of Total
          Revolving Commitments...........................................    25
     2.8  Payments and Computations.......................................    26
     2.9  Borrower's Loan Account.........................................    26
     2.10 Statements......................................................    27
     2.11 Taxes...........................................................    27
     2.12 Affected Lenders................................................    29
     2.13 Sharing of Payments.............................................    30
     2.14 Defaulting Lenders..............................................    30
     2.15 Term of this Agreement..........................................    31
     2.16 Additional Costs, Etc. With Respect to LIBOR Rate Advances......    32
     2.17 Indemnification for Losses......................................    33
     2.18 Capital Adequacy................................................    33
     2.19 Certificate.....................................................    34
     2.20 Letters of Credit...............................................    34
          (A)  Issuance of Letters of Credit..............................    34
          (B)  Terms of Letters of Credit.................................    34
          (C)  Lenders' Participation.....................................    35
          (D)  Notice of Issuance.........................................    35
          (E)  Payment of Amounts Drawn Under Letters of Credit...........    35
          (F)  Payment by Lenders.........................................    35
          (G)  Obligations Absolute.......................................    36
     2.21 Interest, Fees and Expenses.....................................    36
          (A)  Interest...................................................    36
          (B)  Facility Fees..............................................    37
          (C)  Prepayment Fee.............................................    37
          (D)  Maximum Lawful Rate........................................    37
          (E)  Early Termination Charge...................................    37
          (F)  Reimbursement of Expenses..................................    38
          (G)  Letter of Credit Fees......................................    38
          (H)  Additional Fees............................................    38
          (I)  Authorization to Charge Loan Account.......................    38
          (J)  Indemnification in Certain Events..........................    39
          (K)  Audit Fees.................................................    39

                                       i
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     2.22 No Novation.....................................................    39

3.   REPORTING AND ELIGIBILITY REQUIREMENTS...............................    40
     3.1  Monthly Reports and Collateral Reports..........................    40
          (A)  Monthly Reports............................................    40
          (B)  Collateral Reports.........................................    41
          (C)  Electronic Transmission of Reports.........................    41
     3.2  Eligible Accounts...............................................    42
     3.3  Account Warranties..............................................    43
     3.4  Verification of Accounts........................................    43
     3.5  Account Covenants...............................................    44
     3.6  Collection of Accounts and Payments.............................    44
     3.7  Appointment of Agent as Borrower's Attorney-in-Fact.............    45
     3.8  Instruments and Chattel Paper...................................    45
     3.9  Notice to Account Debtors.......................................    45
     3.10 Eligible Inventory..............................................    45
     3.11 Inventory Warranties............................................    46
     3.12 Inventory Records...............................................    46
     3.13 Safekeeping of Inventory and Inventory Covenants................    46
     3.14 Equipment Warranties............................................    46
     3.15 Equipment Records...............................................    46
     3.16 Safekeeping of Equipment........................................    47
     3.17 Locations.......................................................    47
     3.18 Certain Rail Mill Provisions....................................    47

4.   CONDITIONS OF LOANS, ADVANCES AND LETTER OF CREDIT...................    47
     4.1  Conditions to Initial Loans and Letters of Credit...............    47
     4.2  Conditions to Each Term Loan, Acquisition Loan, Revolving Loan,
          Advance and Letter of Credit....................................    47
          (A)  Letters of Credit..........................................    48
          (B)  No Material Adverse Change.................................    48
          (C)  No Default.................................................    48
          (D)  Representations and Warranties True and Correct............    48
          (E)  Other Requirements.........................................    48
     4.3  Conditions to Acquisition Loans.................................    48

5.   COLLATERAL                                                               49
     5.1  Security Interest...............................................    49
     5.2. Preservation of Collateral and Perfection of Security
          Interests Therein...............................................    49
     5.3  Real Property and Leaseholds....................................    50
     5.4  Loss of Value of Collateral.....................................    51
     5.5  Setoff..........................................................    51
     5.6  Cash Collateral.................................................    51
     5.7  Carry-Through of Liens in Favor of Agent........................    52

6.   WARRANTIES...........................................................    52
     6.1  Corporate Existence; Capitalization.............................    52
     6.2  Corporate Authority.............................................    52
     6.3  Binding Effect..................................................    53
     6.4  Financial Data..................................................    53
     6.5  Collateral......................................................    53
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                                      ii
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     6.6  Solvency........................................................    54
     6.7  Chief Place of Business.........................................    54
     6.8  Other Corporate Names...........................................    54
     6.9  Tax Liabilities.................................................    54
     6.10 Loans...........................................................    55
     6.11 Use of Proceeds.................................................    55
     6.12 Subsidiaries....................................................    55
     6.13 Litigation and Proceedings......................................    55
     6.14 Other Agreements................................................    55
     6.15 Employee Controversies..........................................    55
     6.16 Compliance with Laws and Regulations; Environmental Matters.....    55
          (A)  General Compliance.........................................    55
          (B)  Health and Safety Compliance...............................    56
     6.17 Patents, Trademarks and Licenses................................    56
     6.18 ERISA...........................................................    56
     6.19 Financial Condition.............................................    57
     6.20 Survival of Warranties..........................................    57

7.   AFFIRMATIVE COVENANTS................................................    57
     7.1  Financial Statements............................................    57
          (A)  Monthly....................................................    57
          (B)  Annual.....................................................    58
          (C)  Budget.....................................................    58
          (D)  Letters from Accountants and Consultants...................    59
          (E)  Default Notices............................................    59
          (F)  List of Account Debtors....................................    59
          (G)  Reports and Other Information..............................    59
          (H)  Joint Ventures; Excluded Subsidiaries......................    59
          (I)  Other Information..........................................    59
     7.2  Inspection......................................................    60
     7.3  Conduct of Business.............................................    61
     7.4  Claims and Taxes................................................    61
     7.5  Agent's Closing Costs and Expenses..............................    61
     7.6  Borrower's Liability Insurance..................................    62
     7.7  Borrower's Property Insurance and Business Interruption
          Insurance.......................................................    62
     7.8  ERISA Reporting.................................................    63
     7.9  Notice of Suit or Adverse Change in Business....................    64
     7.10 Supervening Illegality..........................................    64
     7.11 Environmental Safety and Health Laws............................    65
     7.12 Landlord Consents and Waivers...................................    65

8.   NEGATIVE COVENANTS...................................................    65
     8.1  Encumbrances....................................................    65
     8.2  Indebtedness....................................................    66
     8.3  Consolidations, Mergers or Acquisitions.........................    66
     8.4  Investments or Loans............................................    67
     8.5  Guarantees......................................................    68
     8.6  Disposal of Property............................................    68
     8.7  [THIS SUBSECTION INTENTIONALLY OMITTED].........................    69
     8.8  Dividends and Stock Redemptions.................................    69
     8.9  Issuance of Stock...............................................    69
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                                      iii
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     8.10  Amendment of Articles of Incorporation or By-Laws; Corporate
           Name; Places of Business.......................................    69
     8.11  Transactions with Subsidiaries and Affiliates..................    69
     8.12  ERISA..........................................................    70
     8.13  Financial Covenants............................................    70
           (A) Interest Coverage Ratio and Fixed Charge Coverage Ratio....    70
           (B) Adjusted Net Worth.........................................    70
           (C) Capital Investment Limitations; Lease Limitations..........    71
     8.14  Environmental..................................................    72
     8.15  Fiscal Year....................................................    73
     8.16  Subsidiaries...................................................    73

9.   DEFAULT, RIGHTS AND REMEDIES OF LENDERS AND AGENT....................    73
     9.1   Defaults.......................................................    73
     9.2   Rights and Remedies Generally..................................    76
     9.3   Entry Upon Premises and Access to Information..................    76
     9.4   Sale or Other Disposition of Collateral by Agent...............    77
     9.5   Waiver of Demand...............................................    77
     9.6   Waiver of Notice...............................................    77

10.  AGENT................................................................    77
     10.1  Appointment of Agent...........................................    77
     10.2  Nature of Duties of Agent......................................    78
     10.3  Lack of Reliance on Agent......................................    78
     10.4  Certain Rights of Agent........................................    78
     10.5  Reliance by Agent..............................................    79
     10.6  Indemnification of Agent.......................................    79
     10.7  Agent in its Individual Capacity...............................    79
     10.8  Holders of Revolving Notes.....................................    79
     10.9  Successor Agent................................................    79
     10.10 Collateral Matters.............................................    80
     10.11 Actions with Respect to Defaults...............................    81
     10.12 Delivery of Information........................................    81
     10.13 Loans by Lenders...............................................    81
     10.14 Allocation of Payments.........................................    81

11.  MISCELLANEOUS........................................................    82
     11.1  Waiver, Amendments.............................................    82
     11.2  Costs and Attorneys' Fees......................................    83
     11.3  Expenditures...................................................    83
     11.4  Custody and Preservation of Collateral.........................    83
     11.5  Reliance by Lenders............................................    83
     11.6  Parties; Assignability.........................................    84
     11.7  CHOICE OF LAW..................................................    86
     11.8  CONSENT TO JURISDICTION........................................    86
           (A) EXCLUSIVE JURISDICTION.....................................    86
           (B) OTHER JURISDICTIONS........................................    86
     11.9  SERVICE OF PROCESS.............................................    87
     11.10 WAIVER OF JURY TRIAL AND BOND..................................    87
           (A) WAIVER OF JURY TRIAL.......................................    87
           (B) WAIVER OF BOND.............................................    87
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                                      iv
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     11.11 ADVICE OF COUNSEL..............................................    87
     11.12 SEVERABILITY...................................................    88
     11.13 Application of Payments........................................    88
     11.14 Marshalling; Payments Set Aside................................    88
     11.15 Section and Subsection Titles..................................    88
     11.16 Continuing Effect..............................................    88
     11.17 Notices........................................................    88
     11.18 Equitable Relief...............................................    89
     11.19 Indemnification................................................    89
     11.20 Nonliability of Agent and Lenders..............................    90
     11.21 Independent Nature of Lenders' Rights..........................    90
     11.22 Effectiveness..................................................    90
     11.23 Counterparts...................................................    90

               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



          This Amended and Restated Loan and Security Agreement (this "Agreement"), entered into as of the 7th day of August, 1996, by and among ABC RAIL PRODUCTS CORPORATION, a Delaware corporation with its principal place of business and chief executive office at 200 South Michigan Avenue, Chicago, Illinois 60604 ("Rail"), ABC DECO INC., a Wisconsin corporation with its principal place of business and chief executive office at 532 East Capital Drive, Milwaukee, Wisconsin 53212 ("Deco"), the financial institutions identified on Schedule 1 hereto (together with each of their successors and assigns, referred to individually as a "Lender" and collectively as the "Lenders"), and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association with its chief executive office in Chicago, Illinois acting as agent for the Lenders.

                             W I T N E S S E T H:

          WHEREAS, Lenders, Rail and Agent are parties to that certain Loan and Security Agreement, dated as of March 31, 1995 (as heretofore amended, the "Original Agreement");

          WHEREAS, Deco, a wholly-owned Subsidiary of Rail, and Agent entered into that certain (i) Guaranty Agreement, dated as of May 31, 1996 (the "Original Deco Guaranty") pursuant to which Deco guaranteed the obligations of Rail under the Original Agreement and (ii) Security Agreement, dated as of May 31, 1996 (the "Security Agreement") to secure Deco's obligations under the Original Deco Guaranty; and

          WHEREAS, Rail and Deco have requested that Deco become a party to the Original Agreement in order to obtain revolving credit and letter of credit facilities from Lenders and Agent, and Lenders and Agent are willing to provide such facilities to Deco upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of the Borrowers by any Lender or Agent, the parties hereto hereby agree that the Original Agreement is amended and restated in its entirety to read as follows:

          1.  DEFINITIONS.

          1.1 General Terms. When used herein, the following terms shall have the following meanings:

          "ABC China Guaranty" shall mean that certain Guaranty Agreement dated as of June 28, 1996 made by ABC Rail Products China in favor of Agent (as amended, supplemented or otherwise modified from time to time).

          "ABC China Joint Venture" shall mean that certain joint venture of ABC Rail Products China and Datong Locomotive Works created by the ABC China Joint Venture Agreement.

          "ABC China Joint Venture Agreement" shall mean that certain Joint Venture Contract dated March 27, 1996 between ABC Rail Products China and Datong Locomotive Works .

          "ABC Rail Products China" shall mean ABC Rail Products China Investment Corporation, a Delaware corporation.

          "Acceptance Date" shall have the meaning given such term set forth in Subsection 11.6(C).

          "Account Debtor" shall mean the party who is obligated on or under an Account.

          "Accounting Systems Letters" shall have the meaning given such term set forth in Subsection 7.1(D)

          "Accounts" shall mean, collectively, all present and future rights of any Borrower, and with respect to each Borrower all present and future rights of such Borrower, to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance.

          "Accounts Trial Balance" shall have the meaning given such term set forth in Subsection 3.1(A).

          "Acquisition Commitment" of any Lender shall mean the amount set forth opposite such Lender's name on Schedule 1, as such schedule may be amended from time to time, under the heading "Acquisition Commitment," less the initial principal amount of all Acquisition Loans made by such Lender (or its predecessor in interest) on or after November 30, 1995, provided such Acquisition Commitment shall be subject to reinstatement as provided in Subsection 2.2(D), and as such Acquisition Commitment may be otherwise reduced from time to time pursuant to the terms of this Agreement.

          "Acquisition Facility Fee" shall have the meaning given such term set forth in Subsection 2.21(B).

          "Acquisition Loan Funding Cap" shall have the meaning given such term set forth in Subsection 4.3(A)

          "Acquisition Loans" shall have the meaning given such term in Subsection 2.2(A) hereof, and "Acquisition Loan" shall mean any thereof.

          "Acquisition Notes" shall have the meaning given such term in Subsection 2.2(A) hereof, and "Acquisition Note" shall mean any thereof.

          "Acquisition Proportionate Share" shall mean, as to each Lender at any time, the percentage obtained by dividing (i) the sum of (a) the amount of the Acquisition Commitment of such Lender in effect at such time plus (b) the principal amount of such Lender's Acquisition Loans outstanding at such time, by (ii) the aggregate amount of each of the foregoing items for all Lenders at such time.

          "Adjusted Goodwill" shall mean, with respect to any Permitted Acquisition, Goodwill plus (in the event such Permitted Acquisition involves the purchase of real property for which environmental surveys satisfactory in form and scope, and prepared by a Person satisfactory, to Agent were not delivered prior to consummation of such Permitted Acquisition) the purchase price paid for such real property in such Permitted Acquisition (or, if greater, the fair market value thereof).

          "Adjusted Net Worth" shall have the meaning given such term set forth in Subsection 8.13.

          "Advance" shall mean a borrowing hereunder consisting of the aggregate amount of all or a portion of the several Revolving Loans, Term Loans or Acquisition Loans made by Lenders to a Borrower of the same type and, in the case of LIBOR Rate Advances, for the same Interest Period.

          "Affiliate" shall mean any Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with a Borrower, (b) that directly or beneficially owns or holds 5% or more of any class of the voting stock of a Borrower, or
     (c) 5% or more of the voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is owned directly or beneficially or held by a Borrower. Notwithstanding the foregoing, neither any Lender nor any parent or subsidiary of any Lender shall be deemed to be an Affiliate of any Borrower.

          "Agent" shall mean American National Bank and Trust Company of Chicago in its capacity as Agent for the Lenders, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Subsection 10.9.

          "Agreement" shall have the meaning given such term set forth in the preamble hereto.

          "ANB" shall mean American National Bank and Trust Company of Chicago, in its individual capacity.

          "Applicable BR Margin" shall mean (i) as to any Advance consisting of all or any portion of any Revolving Loans, one-half percent (0.5%), (ii) as to any Advance consisting of all or any portion of any Term Loans, one percent (1.0%), and (iii) as to any Advance consisting of all or any portion of any Acquisition Loans, one and one-half percent (1.50%).

          "Applicable LIBOR Margin" shall mean (i) as to any Advance consisting of all or any portion of any Revolving Loans, two percent (2.0%), (ii) as to any Advance consisting of all or any portion of any Term Loans, three percent (3.0%), and (iii) as to any Advance consisting of all or any portion of any Acquisition Loans, three and one-half percent (3.50%).

          "Asset Acquisition" shall have the meaning set forth for such term in Subsection 8.3.

          "Assignment and Assumption Agreement" shall mean an assignment and assumption agreement entered into by an assigning Lender and an assignee Lender, and accepted by Agent, in accordance with Subsection 11.6 substantially in the form of Exhibit I.

          "Auditors" shall have the meaning given such term set forth in Subsection 7.1.

          "Authorized Officer" shall mean, with respect to any Borrower, at any time, an individual whose signature has been certified to Agent on behalf of such Borrower pursuant to a Signature Authorization Certificate actually received by Agent at such time and whose authority has not been revoked prior to such time in the manner prescribed in such Signature Authorization Certificate.

          "Available Cash Flow" shall have the meaning given such term set forth in Subsection 8.13.

          "Availability" means, with respect to any Borrower, at any time, the amount of Revolving Loans available to such Borrower to borrow at such time after giving effect to all conditions applicable thereto (including the amount of the Current Asset Base of such Borrower and the amount of any outstanding Letters of Credit and the maximum permissible amount of Revolving Loans and Letters of Credit hereunder) as shown on the records of Agent.

          "Bankruptcy Code" shall have the meaning given such term set forth in Subsection 6.6.

          "Base Rate" shall mean the per annum rate of interest announced or published from time to time by ANB at its principal place of business in Chicago, Illinois as its base or equivalent rate of interest, which rate is not necessarily the lowest rate of interest charged by ANB with respect to commercial loans. Any change in the Base Rate shall be effective as of the effective date stated in the announcement by ANB of such change.

          "Base Rate Advance" shall mean an Advance bearing interest calculated by reference to the Base Rate.

          "Benefit Plan" shall mean a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which any Borrower or any of its Subsidiaries or an ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in
     Section 3(5) of ERISA.

          "Blocked Accounts" shall have the meaning given such term set forth in Subsection 3.6.

          "Borrower" shall mean Rail and Deco, individually, and "Borrowers" shall mean Rail and Deco, collectively.

          "Brake Shoe JV" shall mean that certain joint venture of Rail and Anchor Brake Shoe Company (a) created by that certain Joint Venture Agreement dated as of July 31, 1995 among Rail, Anchor Brake Shoe Company and Anchor Brake Shoe, L.L.C. and (b) evidenced by Anchor Brake Shoe, L.L.C.

          "Business Day" shall mean a day, other than a Saturday or Sunday, on which banks in Chicago, Illinois are open for the transaction of banking business and, in the case of borrowing, continuation, payment or interest rate selection of a LIBOR Rate Advance, on which dealings in Dollars are carried on in the London interbank market.

          "CAPEX Reserve" shall mean, at any time, the sum determined by taking 50% of the amount, if any, by which (a) the product of $4,000,000 and the number of Fiscal Years completed at such time since the Fiscal Year ending July 31, 1995, exceeds (b) the aggregate Unfunded Capital Expenditures for all Fiscal Years completed at such time since the Fiscal Year ending July 31, 1995.

          "Capital Expenditures" shall mean, with respect to any Person, expenditures of such Person for fixed or capital assets, including, without limitation, the incurrence of Capitalized Lease Obligations, all as determined in accordance with GAAP.

          "Capitalized Lease" shall mean, at any time, any lease which, in accordance with GAAP, is required to be capitalized on the consolidated balance sheet of Rail and its Subsidiaries at such time, and "Capitalized Lease Obligations" of Rail and its Subsidiaries at any time shall mean the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the consolidated balance sheet of Rail and its Subsidiaries at such time as lessee under Capitalized Leases.

          "Change in Control" means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of Rail, or (b) during any period of 25 consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals (the "Continuing Directors") who (i) were directors of Rail on the first day of each such period or (ii) subsequently became directors of Rail and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of Rail, to constitute a majority of the board of directors of Rail.

          "Closing Date" shall mean the date of this Agreement as set forth in the first paragraph hereof.

          "Code" shall mean the Uniform Commercial Code of the State of Illinois as in effect on the date hereof.

          "Collateral" shall mean, collectively, all property and interests in property now owned or hereafter acquired by any or all Borrowers in or upon which a Lien is granted to Agent or any one or more of the Lenders by any or all Borrowers whether under this Agreement, the other Financing Agreements, or under any other documents, instruments or writings executed by any or all Borrowers and delivered to Agent or any one or more of Lenders (it being understood that the Excluded Property shall not be deemed to be Collateral unless and until so provided pursuant to Subsection 5.1).

          "Collateral Assignment" shall mean that certain Intellectual Property Pledge Agreement dated as of March 31, 1995 between Rail and Agent, as the same may be amended, modified or supplemented from time to time.

          "Collateral Documents" shall mean all contracts, instruments and other documents now or hereafter executed and delivered in connection with this Agreement, pursuant to which Liens are granted to Agent or any one or more of the Lenders in the Collateral for the benefit of Agent and/or the Lenders and/or the Issuing Bank.

          "Collateral Report" shall have the meaning given such term set forth in Subsection 3.1(B).

          "Collecting Banks" shall have the meaning given such term set forth in Subsection 3.6.

          "Commitment Reduction Fee" shall have the meaning given such term set forth in Subsection 2.7(C).

          "Contingent Obligation" shall mean any contingent obligation of any kind or nature (including, without limitation, obligations relating to unasserted or threatened claims) and any liability or indebtedness that would not appear on a balance sheet prepared in accordance with GAAP.

          "Covered Taxes" shall have the meaning given such term set forth in Subsection 2.11(A).

          "Current Asset Base" shall have the meaning given such term set forth in Subsection 2.4.

          "Datong ABC Castings" shall mean Datong ABC Castings Company Limited, a sino-american joint venture limited liability company formed and established pursuant to the ABC China Joint Venture Agreement.

          "Datong Locomotive Works" shall mean Datong Locomotive Works, an enterprise duly organized under the laws of the People's Republic of China.

          "Deco" shall have the meaning given such term set forth in the preamble hereto.

          "Default" shall mean the occurrence or existence of any one or more of the events described in Subsection 9.1 hereof.

          "Defaulting Lender" shall have the meaning given such term set forth in Subsection 2.14(A).

          "Dollars" and the sign "$" shall mean freely transferable lawful money of the United States.

          "EBITDA" shall have the meaning given such term set forth in Subsection 8.13.

          "Eligible Accounts" shall have the meaning given such term set forth in Subsection 3.2.

          "Eligible Inventory" shall have the meaning given such term set forth in Subsection 3.10.

          "Environmental Lien" shall mean a Lien in favor of any governmental entity for (a) any liability under federal or state environmental laws or regulations or (b) damages arising from, or costs incurred by such governmental entity in response to, a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

          "Equipment" shall mean, collectively, all of the equipment and fixtures (as such terms are defined in the Code) of any Borrower, and, with respect to each Borrower, all of such Borrower's equipment and fixtures (as such terms are defined in the Code), together with any and all accessions, parts and appurtenances thereto, whether presently owned or hereafter acquired by such Borrower.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "ERISA Affiliate" shall mean, with respect to any Person, any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as such Person; (ii) partnership, trade or business under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with such Person; and (iii) solely for purposes of liability under Section 412(c)
     (11) of the Internal Revenue Code, for the lien created under Section 412(n) of the Internal Revenue Code or for a tax imposed for failure to meet minimum funding standards under Section 4971 of the Internal Revenue Code, member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as such Person, any corporation described in clause (i) above or any partnership, trade or business described in clause (ii) above.

          "Event of Default" shall mean an event which through the passage of time or the giving of notice or both would mature into a Default.

          "Excluded Capital Expenditures shall have the meaning given such term set forth in Subsection 8.13.

          "Excluded Property" shall mean that Equipment and other personal and real property which is described on Schedule 5.1 hereto and shall include all property described in Item 2 of Schedule 8.1.

          "Excluded Subsidiary" shall have the meaning set forth for such term in Subsection 8.3(A).

          "Expenses" shall mean all present and future expenses incurred by or on behalf of Agent in connection with this Agreement, any other Financing Agreement or otherwise, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, the reasonable fees and expenses of attorneys (including the allocated cost of internal counsel) and paralegals, all costs and out-of-pocket expenses incurred by Agent in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on Agent due to insufficient funds of deposited checks and Agent's standard fee relating thereto, collateral examination fees and expenses, reasonable fees and out-of-pocket expenses of accountants, appraisers or other consultants, experts or advisors employed or retained by Agent, fees and taxes relative to the filing or recording of financing statements, mortgages and other Financing Agreements, costs of preparing financing statements, mortgages and other Financing Agreements, all expenses, costs and fees set forth in
     Section 2 of this Agreement, all other fees and expenses required to be paid pursuant to the Fee Letter and all fees and out-of-pocket expenses incurred in connection with releasing Collateral and the amendment or termination of any of the Financing Agreements.

          "Extension Letter" shall have the meaning given such term set forth in Subsection 2.15(B).

          "Facility Fee" shall have the meaning given such term set forth in Subsection 2.21(B).

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal Funds brokers of recognized standing selected by it.

          "Fee Letter" shall mean that certain letter agreement captioned "Fee Letter," dated as of March 31, 1995, between Agent and Rail.

          "Fees" shall mean, collectively, the Facility Fees, Acquisition Facility Fee, the L/C Fee, Issuing Bank Fees, the Prepayment Fee, the Termination Charge, and the other fees provided for herein or in the Fee Letter.

          "Financials" shall have the meaning set forth in Subsection 6.4 hereof.

          "Financing Agreements" shall mean, collectively, all agreements, instruments and documents, including, without limitation, this Agreement and any security agreements, loan agreements, notes, letter of credit applications, guarantees, mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, subordination agreements, pledges, powers of attorney, consents, assignments, intercreditor agreements, mortgagee waivers, reimbursement agreements, contracts, notices, leases, financing statements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Borrower or any guarantor of any of the Liabilities and delivered to any one or more of Agent, the Issuing Bank and the Lenders, together with all agreements, documents and instruments referred to therein or contemplated thereby, and further including without limitation the Collateral Assignment, the Mortgages and any other Collateral Documents.

          "FIRREA" shall mean the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time.

          "Fiscal Month" shall mean each fiscal month of a Fiscal Year.

          "Fiscal Quarter" shall mean a quarter (consisting of three Fiscal Months of a Fiscal Year ending on or about the last day of October, January, April or July) of each Fiscal Year.

          "Fiscal Year" shall mean the fiscal year of the Borrowers, which fiscal year shall begin on August 1 of each year and shall end on July 31 of the following year.

          "Fixed Charge Coverage Ratio" shall have the meaning given such term set forth in Subsection 8.13.

          "Fixed Charges" shall have the meaning given such term set forth in Subsection 8.13.

          "Fixed Overhead Inventory" shall mean that portion of Borrower's "inventory" account recorded as "fixed overhead inventory" in Borrower's books of account in accordance with GAAP.

          "Funded Acquisition Commitment" shall mean such portion of the aggregate principal amount of Acquisition Loans outstanding on November 30, 1995 that Rail has repaid after November 30, 1995 plus such portion of the aggregate Acquisition Commitments existing on November 30, 1995 that, after November 30, 1995, has been borrowed by Rail and has been irrevocably repaid in full.

          "Funded Debt" shall have the meaning given such term set forth in Subsection 8.13.

          "GAAP" shall mean generally accepted accounting principles as in effect in the United States from time to time, applied in a manner consistent with that used in the preparation of the Financials provided, that (subject to the provisions of Subsection 1.2 hereof) for purposes of determining compliance with the financial covenants set forth in Subsection 8.13, "GAAP" shall mean such accounting principles as in effect on the date of this Agreement, together with any such other accounting principles which take effect after the date of this Agreement to the extent agreed to in writing by Borrowers, Agent and the Required Lenders.

          "General Intangibles" shall mean, collectively, all choses in action, causes of action and all other intangible personal property of any Borrower of every kind and nature (other than Accounts) now owned or hereafter acquired by any Borrower, and with respect to each Borrower, all choses in action, causes of action and all other intangible personal property of such Borrower of every kind and nature (other than Accounts) now owned or hereafter acquired by such Borrower, including in each case, without limitation, corporate or other business records, inventions, designs, patents, patent applications, service marks, trademarks, trademark applications, trade names, trade styles, trade secrets, goodwill, registrations, computer software, operational manuals, product formulas, blueprints, drawings, copyrights, copyright applications, licenses, franchises, customer lists, tax refunds, tax refund claims, rights and claims against carriers and shippers, rights to indemnification and the like, wherever located, proceeds of insurance covering the lives of key employees on which such Borrower is beneficiary, and any letter of credit, guaranty, security interest, lien rights or other security held by or granted to such Borrower to secure payment by an Account Debtor.

          "Good Faith" shall have the meaning set forth for that term in Section 1-201(19) of the Code.

               "Goodwill" shall have the meaning given such term set forth in Subsection 8.13.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranty Agreement" shall mean each guaranty and similar arrangement of any Liabilities including, without limitation, the ABC China Guaranty.

          "Indemnified Matters" shall have the meaning given such term set forth in Subsection 11.19.

          "Indemnitees" shall have the meaning given such term set forth in Subsection 11.19.

          "Initial Monthly Report" shall have the meaning given such term set forth in Subsection 3.1(A).

          "Interest Coverage Ratio" shall have the meaning given such term set forth in Subsection 8.13.

          "Interest Expense" shall have the meaning given such term set forth in Subsection 8.13.

          "Interest Period" shall mean with respect to any LIBOR Rate Advance, a period of one, two, three or six months commencing on a Business Day selected by a Borrower pursuant to Subsection 2.5 of this Agreement. Each such Interest Period shall end on (but exclude) the date which numerically corresponds to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

          "Interim Revolving Loan Period" shall have the meaning given such term set forth in Subsection 2.5(B).

          "Interim Revolving Loans" shall have the meaning given such term set forth in Subsection 2.5(B).

          "Inventory" shall mean, collectively, any and all goods, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by any Borrower, and with respect to each Borrower, any and all goods, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by such Borrower, which are held for sale or lease, furnished under any contract of service or held as raw materials, work in process or supplies, and all materials used or consumed in such Borrower's business, and shall include such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by such Borrower.

          "Inventory Sublimit" shall mean, with respect to Rail, the "Rail Inventory Sublimit" (as defined in Subsection 2.4 hereof) and, with respect to Deco, the "Deco Inventory Sublimit" (as defined in Subsection 2.4 hereof).

          "IRS" shall have the meaning given such term set forth in Subsection 7.8(i).

          "Issuing Bank" shall mean ANB and any other Lender that may be designated by Agent from time to time as an Issuing Bank.

          "Issuing Bank Fees" shall have the meaning given such term set forth in Subsection 2.21(G)(ii).

          "Joint Ventures" shall mean, collectively, (a) ABC Rail-Cogifer Technologies, a general partnership, (b) ABC Rail-Cogifer Technologies (Industrial Division), a general partnership, (c) the Brake Shoe JV, and
     (d) the ABC China Joint Venture.

          "L/C Fee" shall have the meaning given such term set forth in Subsection 2.21(G)(i).

          "Lender" shall have the meaning given that term in the preamble hereto and, in the case of any Lender, shall include such Lender's successors and permitted assigns.

          "Lending Affiliate" shall mean, as to any Lender, (a) each office and branch of such Lender, and (b) each entity which, directly or indirectly, is controlled by or under common control with such Lender or which controls such Lender and each office and branch thereof.

          "Letter of Credit Obligations" shall mean, at any time, the sum of (i) the aggregate undrawn face amount of all Letters of Credit outstanding at such time, plus (ii) the aggregate amount of all drawings under Letters of Credit for which the Issuing Bank has not at such time been reimbursed (either by a Borrower, or by a Revolving Loan made by Agent or the Lenders), plus (iii) the aggregate amount of all payments made by each Lender to the Issuing Bank with respect to such Lender's participation in Letters of Credit as provided in Subsection 2.20(C) hereof for which a Borrower has not at such time reimbursed the Lenders, whether by way of the Revolving Loans or otherwise.

          "Letter of Credit Request" shall have the meaning given such term set forth in Subsection 2.20(D).

          "Letters of Credit" shall mean all letters of credit issued for the account of a Borrower pursuant to Subsection 2.20 hereof and all amendments, renewals, extensions or replacements thereof.

          "Liabilities" shall mean, collectively, all of the Borrowers' liabilities, obligations and indebtedness to any one or more of Agent, Lenders and the Issuing Bank, and, with respect to each Borrower, all of such Borrower's liabilities, obligations and indebtedness to any one or more of Agent, Lenders and the Issuing Bank, in each case, of any and every kind and nature, whether heretofore, now or hereafter owing, arising, due or payable and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise (including obligations of performance) and whether arising or existing under written agreement, oral agreement or operation of law, including, without limitation, all of such Borrower's contingent reimbursement obligations with respect to Letters of Credit, all other Letter of Credit Obligations and all of such Borrower's other indebtedness and obligations to any one or more of Agent, any Lender and the Issuing Bank under this Agreement and the other Financing Agreements.

          "LIBOR Base Rate" shall mean, with respect to a LIBOR Rate Advance for the relevant Interest Period, the rate determined by Agent to be the rate at which deposits in Dollars are offered by The First National Bank of Chicago (or, if no such deposits are so offered by such bank, then by such other national bank as Agent may reasonably select) to prime banks in the London interbank market at approximately 11:00 a.m. London time two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant LIBOR Rate Advance and having a maturity approximately equal to such Interest Period.

          "LIBOR Rate Advance" shall mean an Advance bearing interest calculated by reference to the LIBOR Rate.

          "LIBOR Rate" shall mean the annual rate of interest, rounded upward to the nearest 1/16th of 1% determined by Agent with respect to an Interest Period, in accordance with the following formula:

          LIBOR Rate  =   LIBOR Base Rate
                          ---------------
                          (1 - Reserve Rate)

          "Lien(s)" shall mean any lien, claim, charge, pledge, security interest, deed of trust, mortgage, other encumbrance or other arrangement having the practical effect of the foregoing or other preferential arrangement of any other kind and shall include the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

          "Loan Account" shall have the meaning given such term set forth in Subsection 2.9.

          "Loans" shall mean, collectively, the Revolving Loans, the Acquisition Loans and the Term Loans, and "Loan" shall mean any thereof.

          "Lock Box Accounts" shall have the meaning given such term set forth in Subsection 3.6.

          "Material Adverse Effect" shall mean a material adverse effect on (i) Rail's business, operations, condition (financial or otherwise), properties or prospects, (ii) Rail's ability to pay any Liabilities or otherwise perform its other obligations under this Agreement and the other

     Financing Agreements or (iii) the priority of Agent's security interest in, or the value to Agent of, any material portion of the Collateral.

          "Maximum Facility Amount" shall mean $90,000,000.

          "Minimum ANW" shall have the meaning given such term set forth in Subsection 8.13(B).

          "Minimum Pro Forma Ratio" shall have the meaning given such term set forth in Subsection 4.3(B).

          "Monthly Report" shall have the meaning given such term set forth in Subsection 3.1(A).

          "Mortgages" shall have the meaning assigned to such term in Subsection 5.3.

          "Multiemployer Plan" shall mean an employee benefit plan defined in
     Section 4001(a) (3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by a Borrower or any of its Subsidiaries or an ERISA Affiliate of such Person.

          "Net Income" shall have the meaning given such term set forth in Subsection 8.13.

          "Notes" shall mean, collectively, the Revolving Notes, the Acquisition Notes and the Term Notes, and "Note" shall mean any thereof.

          "Notice of Borrowing" shall have the meaning given that term in Subsection 2.5(A) hereof.

          "Notice of Conversion" shall have the meaning given that term in Subsection 2.5(A) hereof.

          "Obsolete Equipment" shall mean Equipment which is reasonably determined by a Borrower to be obsolete or unusable by such Borrower.

          "Original Agreement" shall have the meaning given such term set forth in the recitals hereto.

          "Original Guaranty Agreement" shall have the meaning given such term set forth in the recitals hereto.

          "Other Taxes" shall have the meaning given such term set forth in Subsection 2.11(B).

          "Parts Inventory" shall mean Inventory that consists of parts, components or other accessions.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

          "Percentage" shall mean, with respect to each Lender, collectively, such Lender's Proportionate Share, Term Proportionate Share, Acquisition Proportionate Share and Revolving Proportionate Share.

          "Permitted Acquisition" shall mean a Stock Acquisition or an Asset Acquisition, as the case may be.

          "Permitted Consignments" shall have the meaning given such term set forth in Subsection 3.10.

          "Permitted Liens" shall have the meaning given such term set forth in Subsection 8.1.

          "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, provincial, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          "Plan" shall mean any employee benefit plan defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which a Borrower or any of its Subsidiaries or any ERISA Affiliate of such Borrower or such Subsidiary is, or at any time within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

          "Pledge and Security Agreement" shall mean that certain Pledge and Security Agreement dated as of November 3, 1995 made by ABC Rail Brake Shoe Holdings, Inc. in favor of Agent (as amended, supplemented or otherwise modified from time to time).

          "Post-Default Rate" shall have the meaning given such term set forth in Subsection 2.21(A).

          "Prepayment Fee" shall have the meaning given such term set forth in Subsection 2.21(C).

          "Proportionate Share" shall mean, as to each Lender at any time, the percentage obtained by dividing (i) the sum of (a) the outstanding principal amount of the Term Loan owed to such Lender at such time, plus
     (b) the amount of the Revolving Credit Commitment of such Lender in effect at such time (or, if the Total Revolving Commitments have been terminated, the sum of the outstanding principal amount of the Revolving Loans owed to such Lender at such time (after giving effect to Subsection 2.6) plus such Lender's Revolving Proportionate Share of Letter of Credit Obligations existing at such time), plus (c) the amount of the Acquisition Commitment of such Lender in effect at such time, plus (d) the principal amount of such Lender's Acquisition Loans outstanding at such time by (ii) the aggregate amount of each of the foregoing items for all Lenders in effect at such time.

          "Rail" shall have the meaning given such term set forth in the preamble hereto.

          "Rail Mill" shall mean the property described on Schedule 1.1A annexed hereto.

          "RC Increase" shall have the meaning given such term set forth in Subsection 2.7(D).

          "Reduced Rate" shall have the meaning given such term set forth in Subsection 2.11(E).

          "Reduction Amount" shall have the meaning given such term set forth in Subsection 2.7(C).

          "Register" shall have the meaning given such term set forth in Subsection 11.6(E).

          "Required Lenders" shall mean, at any time, one or more Lenders whose Proportionate Share, in the aggregate, exceed fifty percent (50%).

          "Requirement of Law" shall mean, as to any Person, the organizational documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Reserve Rate" shall mean the maximum reserve rate (including, without limitation, basic, supplemental, marginal and emergency reserve requirements), expressed as a decimal, determined by Agent to be the rate which would be applicable to the relevant Interest Period under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulation relating to such reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) of a member of the Federal Reserve System, whether or not such fundings were outstanding. The Reserve Rate on the Closing Date is zero, but may change thereafter.

          "Revolving Credit Commitment" of any Lender shall mean the amount set forth opposite such Lender's name on Schedule 1, as such schedule may be amended from time to time, under the heading "Revolving Credit Commitment," as such Revolving Credit Commitment may be adjusted from time to time pursuant to the terms of this Agreement.

          "Revolving Loans" shall have the meaning given such term in Subsection 2.3(A) hereof, and "Revolving Loan" shall mean any thereof.

          "Revolving Notes" shall have the meaning given such term in Subsection 2.3(A) hereof, and "Revolving Note" shall mean any thereof.

          "Revolving Proportionate Share" shall mean, as to each Lender at any time, the percentage obtained by dividing (i) the amount of the Revolving Credit Commitment of such Lender in effect at such time (or, if the Total Revolving Commitments have been terminated, the sum of the outstanding principal amount of the Revolving Loans owed to such Lender at such time (after giving effect to Subsection 2.6) plus such Lender's ratable share of Letter of Credit Obligations existing at such time), by (ii) the amount of the Total Revolving Commitments in effect at such time (or, if the Total Revolving Commitments have been terminated, the amount of the Total Revolving Commitments immediately prior to such termination).

          "Settlement Date" shall have the meaning given such term set forth in Subsection 2.6(B).

          "Security Agreement" shall have the meaning given such term set forth in the recitals hereto.

          "Signature Authorization Certificate" shall mean a certificate substantially in the form attached hereto as Exhibit J now or hereafter executed on behalf of a Borrower and delivered to Agent.

          "SP Agent" shall have the meaning given such term set forth in Subsection 11.9.

          "Stock Acquisition" shall have the meaning given to such term in Subsection 8.3.

          "Stock Inventory" shall mean Inventory consisting of scrap that is usable in the production of finished goods.

           "Sublimit" with respect to any Borrower shall mean that amount, if any, agreed to by such Borrower, the Agent and the Required Lenders as such Borrower's "Sublimit" as evidenced by a written instrument to such effect signed by such Borrower, the Agent and the Required Lenders.

          "Subsequent Monthly Report" shall have the meaning given such term set forth in Subsection 3.1(A).

          "Subsidiary" shall mean, with respect to any Person (i) any corporation of which more than fifty percent (50%) of the outstanding securities having ordinary voting power (determined without giving effect to any class of securities that does not possess ordinary voting power but may have ordinary voting power by reason of the happening of any contingency) shall be owned or controlled, directly or indirectly by such Person or by one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization of which more than fifty percent (50%) of the ownership interests having ordinary voting power (determined without giving effect to any class of securities that does not possess ordinary voting power but may have ordinary voting power by reason of the happening of any contingency) shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Rail.

          "Tax Transferee" shall have the meaning given such term set forth in Subsection 2.11(A).

          "Taxes" shall have the meaning given such term set forth in Subsection 2.11(A).

          "Term" shall have the meaning given that term in Subsection 2.15(A) hereof.

          "Term Loans" shall have the meaning given such term in Subsection 2.1(A) hereof, and "Term Loan" shall mean any thereof.

          "Term Notes" shall have the meaning given such term in Subsection 2.1(A) hereof, and "Term Note" shall mean any thereof.

          "Term Proportionate Share" shall mean, as to each Lender at any time, the percentage obtained by dividing (i) the outstanding principal amount of the Term Loan owed to such Lender at such time, by (ii) the aggregate outstanding principal amount of the Term Loans owed to all Lenders at such time.

          "Termination Charge" shall have the meaning given such term set forth in Subsection 2.21(E).

          "Termination Date" shall mean March 31, 2000 or such other date as may be the end of the Term that is in effect pursuant to Subsection 2.15.

          "Termination Event" shall mean (i) a reportable event described in
     Section 4043 of ERISA or the regulations promulgated thereunder occurring with respect to any Benefit Plan of a Borrower, any of its Subsidiaries or any ERISA Affiliate of such Borrower or any of its Subsidiaries for which the 30-day notice requirement has not been waived, or (ii) the withdrawal of a Borrower, any of its Subsidiaries or any ERISA Affiliate of such Borrower or any of its Subsidiaries from a Benefit Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Benefit Plan participants who are employees of such Borrower, any of its Subsidiaries or any ERISA Affiliate of such Borrower or any of its Subsidiaries, or (iii) the occurrence of an obligation of a Borrower, any of its Subsidiaries or any ERISA Affiliate of such Borrower or any of its Subsidiaries arising under Section 4041 of ERISA to provide affected parties with a written notice of an intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA, or (iv) PBGC's institution of proceedings to terminate a Benefit Plan of a Borrower, any of its Subsidiaries or any ERISA Affiliate of such Borrower or any of its Subsidiaries, or (v) any event or condition which would reasonably be expected to constitute grounds under Section 4041A or 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan of a Borrower, any of its Subsidiaries or any ERISA Affiliate of such Borrower or any of its Subsidiaries, or (vi) the partial or complete withdrawal (as defined in Section 4203 and 4205 of ERISA) of a Borrower, any of its Subsidiaries or any ERISA Affiliate of such Borrower or any of its Subsidiaries from a Multiemployer Plan, or
     (vii) the existence in a Multiemployer Plan of a material potential withdrawal liability of a Borrower, any of its Subsidiaries or any ERISA Affiliate of such Borrower or any of its Subsidiaries, or (viii) the occurrence of any nonexempt "prohibited transaction" with respect to any Plan under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or (ix) as of the last day of any plan year, the present value of the benefit liabilities (determined in accordance with Statement of Financial Accounting Standards No. 35) of any Benefit Plan of a Borrower, any of its Subsidiaries or any ERISA Affiliate of such Borrower or any of its Subsidiaries, as determined by the plan's independent actuaries, exceeds the aggregate value as of such date, as determined by such actuaries, of all assets of such plan by more than $2,600,000 as to all Plans in the aggregate.

          "Termination Notice" shall have the meaning given such term set forth in Subsection 2.2(D).

          "Third Party Financed Equipment" shall have the meaning given such term set forth in Subsection 8.2.

          "Total Acquisition Commitments" shall mean the aggregate commitment of the Banks to make the Acquisition Loans set forth in Subsection 2.2 hereof which on the date hereof is $25,000,000.

          "Total Revolving Commitments" shall mean the aggregate of the Revolving Credit Commitments of all the Lenders, which in the aggregate shall not exceed $50,000,000.

          "Type of Advance" shall have the meaning given such term set forth in Subsection 2.1(B).


          "UFCA" shall have the meaning given such term set forth in Subsection 6.6.


          "UFTA" shall have the meaning given such term set forth in Subsection 6.6.

          "Unfunded Capital Expenditure" shall mean Capital Expenditures other than Capital Expenditures representing Capitalized Leases or funded with proceeds of Funded Debt received from lenders other than the Lenders.

          "Voting Shares" shall mean, with respect to any Person, all classes of capital stock of such Person then outstanding and normally entitled to vote in the elections of directors of such Person.

          "Wheel Machining Center" shall mean the property described on Schedule 1.1(B) annexed hereto.

          "Wheel Machining Center Expansion" shall mean the property described on Schedule 1.1(C) annexed hereto.

          "Work-in-Process Inventory Sublimit" shall have the meaning given such term set forth in Subsection 2.4 hereof.

          1.2 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with GAAP as used in the preparation of the Financials on the date of this Agreement. If any changes in accounting principles or practices from those used in the preparation of the Financials are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to Lenders hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement or any other Financing Agreement, the parties hereto agree to enter into negotiations in Good Faith to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of Rail and its Subsidiaries will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, Rail and its Subsidiaries will furnish financial statements in accordance with such changes but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes. Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by the Rail's accountants.

     1.3 Other Terms Defined in Illinois Uniform Commercial Code. All other terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided in Article 9 of the Code on the date hereof to the extent the same are used or defined therein.

     1.4 Other Definitional Provisions; Construction. Whenever the context so requires, the neuter gender includes the masculine and feminine, the singular number includes the plural, and vice versa. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Article, Section, Subsection, Annex, Schedule, Exhibit and like references are references to this Agreement unless otherwise specified. A Default shall "continue" or be "continuing" until such Default has been waived in accordance with Subsection 11.1 hereof. References in this Agreement to any Person shall include such Person's successors and permitted assigns. References to any "Subsection" shall be a reference to such Subsection of this Agreement unless otherwise stated.

          2.   CREDIT.
               ------

          2.1  Term Loan Facility.
               ------------------

          (A) Subject to the terms and conditions set forth in the Original Agreement, on the Closing Date (as defined in the Original Agreement), each of the Lenders that was then a party to the Original Agreement made, severally in proportion to its Proportionate Share of $15,000,000, a term loan to Rail (collectively, the "Term Loans"). The Term Loans advanced by each Lender are evidenced, in part, by a promissory note made by Rail in favor of such Lender (each, a "Term Note") substantially in the form attached hereto as Exhibit A-1 with the blanks appropriately filled and, the provisions of any Term Note notwithstanding, are subject to the terms and conditions set forth herein and shall become immediately due and payable as provided in Subsection 9.1 hereof, and, without notice or demand, upon the termination of this Agreement pursuant to Subsections 2.15 or 2.21(E) hereof.

          (B) Each of the Term Loans shall consist of one or more Base Rate Advances or LIBOR Rate Advances (the "Type of Advance"), as duly requested by Rail pursuant to this Agreement. Rail shall maintain a sufficient amount of Base Rate Advances so that the making of payments on the Term Loans in accordance with the terms of this Agreement will not necessitate a payment of a LIBOR Rate Advance on a day other than the last day of the Interest Period applicable thereto.

          (C) Subject to Subsections 9.1, 2.15 and 2.21(E), the Term Loans shall mature and be due and payable on March 31, 2000. Subject to Subsections 2.5(E) and 2.21(C), Rail may prepay the Term Loans, in whole or in part, together with payment of all accrued interest on the principal amount to be prepaid upon five (5) Business Days prior written notice to Agent and the Lenders; provided, however, that each such prepayment if in part shall be in an aggregate principal amount of not less than $1,000,000 or an integral multiple thereof. All payments on the Term Loans shall be made on a pro rata basis for the account of the Lenders pursuant to their respective Term Proportionate Shares. No portion of any Term Loan that has been repaid may be reborrowed.

          2.2  Acquisition Loan Facility.
               -------------------------

          (A) Subject to the terms and conditions set forth in this Agreement (including, without limitation, the conditions precedent set forth in Subsections 4.2 and 4.3), after the Closing Date and to and excluding the Termination Date, upon the request of Rail, each of the Lenders shall, severally in proportion to its Acquisition Proportionate Share of the amount of loans requested pursuant to this Subsection 2.2(A), make term loans to Rail (the "Acquisition Loans"); provided that the aggregate amount of Acquisition Loans made at any time shall not exceed the aggregate Acquisition Commitments at such time or, if less, the Acquisition Loan Funding Cap. No Acquisition Loan shall be made at any time unless the aggregate amount of such Loans made at such time is equal to $5,000,000 or more. The Acquisition Loans advanced by each Lender shall be evidenced, in part, by a promissory note made by Rail in favor of such Lender (each, an "Acquisition Note") substantially in the form attached hereto as Exhibit A-2 with the blanks appropriately filled and, the provisions of any Acquisition Note notwithstanding, shall become immediately due and payable as provided in Subsection 9.1 hereof, and, without notice or demand, upon the termination of this Agreement pursuant to Subsections 2.15 or 2.21(E) hereof.

          (B) Each of the Acquisition Loans shall consist of one or more Base Rate Advances or LIBOR Rate Advances, as duly requested by Rail pursuant to this Agreement. Rail shall maintain a sufficient amount of Base Rate Advances so that the making of payments on the Acquisition Loans in accordance with the terms of this Agreement will not necessitate a payment of a LIBOR Rate Advance on a day other than the last day of the Interest Period applicable thereto.

          (C) Subject to Subsections 9.1, 2.15 and 2.21(E), each Acquisition Loan shall be payable in 36 substantially equal (rounded up to the nearest whole dollar) monthly installments commencing on the first day of the first month following the date on which such Acquisition Loan is made and continuing on the first day of each month thereafter until paid in full. Subject to Subsections 2.5(E) and 2.21(C),Rail may prepay the Acquisition Loans, in whole or in part, together with payment of all accrued interest on the principal amount to be prepaid upon five (5) Business Days prior written notice to Agent and the Lenders, provided that each such prepayment if in part shall be (i) in an aggregate principal amount of not less than $1,000,000 or an integral multiple thereof, and (ii) applied to the unpaid principal balance of such Acquisition Loans in inverse order of maturity. All payments on the Acquisition Loans shall be made on a pro rata basis for the account of the Lenders pursuant to their respective Acquisition Proportionate Shares. Subject to Subsection 2.2(D), no portion of any Acquisition Loan that has been repaid may be reborrowed.

          (D) Agent may, upon 90 days prior written notice to the Lenders, reinstate the Acquisition Commitment by an amount equal to the Funded Acquisition Commitment without cost to Rail, provided such commitment shall not be reinstated if within 30 days after the giving of such notice any Lender shall give Rail and Agent notice that it will not reinstate its Acquisition Commitment (the "Termination Notice"); provided, further, that any such Lender giving a Termination Notice shall also be deemed to be offering an assignment of its rights and obligations under this Agreement and all other Financing Agreements at par, and in accordance with Subsections 11.6 (C) and (D) hereof, without prepayment charge, premium or penalty, available to Agent or such other financial institution as Agent may select and, if such assignments are completed within 60 days of the giving of the Termination Notice, the Acquisition Commitment shall be reinstated by the amount of such Funded Acquisition Commitment. Agent and the Lenders are not hereby committed to reinstating the Acquisition Commitment, and any such reinstatement shall be in their sole discretion.

          2.3  Revolving Loan Facility.
               -----------------------

          (A) Subject to the terms and conditions set forth in this Agreement, on and after the Closing Date and to and excluding the Termination Date, upon the request of a Borrower pursuant to Subsection 2.5, each of the Lenders shall, severally in proportion to its Revolving Proportionate Share, make loans and advances to such Borrower (including Interim Revolving Loans (as defined below)) on a revolving credit basis (collectively, for all Borrowers, the "Revolving Loans"). The Revolving Loans advanced by each Lender to each Borrower shall be evidenced, in part, by a promissory note made by such Borrower in favor of such Lender (each, a "Revolving Note") substantially in the form attached hereto as Exhibit A-3 with the blanks appropriately filled and, the provisions of any Revolving Note notwithstanding, shall become immediately due and payable as provided in Subsection 9.1 hereof, and, without notice or demand, upon the termination of this Agreement pursuant to Subsections 2.15 or 2.21(E) hereof.

          (B) The Revolving Loans made to a Borrower shall consist of either Base Rate Advances or LIBOR Rate Advances, as duly requested by such Borrower pursuant to this Agreement. Each Borrower shall maintain a sufficient amount of Base Rate Advances so that application of the proceeds of Collateral in accordance with Subsections 2.8 and 3.6 will not necessitate a payment of a LIBOR Rate Advance on a day other than the last day of the Interest Period applicable thereto.

          2.4  Determination of Borrowing Base.
               -------------------------------

          (A) Subject to Subsection 2.5(B): (i) the aggregate unpaid principal amount of the Revolving Loans made to a Borrower shall not in the aggregate exceed at any time the least of (A) the Total Revolving Commitments then in effect minus the aggregate amount of all Letter of Credit Obligations with respect to all Borrowers and minus the aggregate unpaid principal amount of all Revolving Loans made to all other Borrowers, (B) the "Current Asset Base" (as defined below) of such Borrower or (C) such Borrower's Sublimit, if any, minus the aggregate amount of Letter of Credit Obligations with respect to Letters of Credit issued for the account of such Borrower; and (ii) the aggregate unpaid principal amount of all Revolving Loans shall not in the aggregate exceed at any time the lesser of (A) the Total Revolving Commitments then in effect minus the aggregate amount of all Letter of Credit Obligations with respect to all Borrowers, (B) the sum of the "Current Asset Base" (as defined below) of all Borrowers or (C) if there is a Sublimit for each Borrower, the sum of each Borrower's Sublimit minus the aggregate amount of all Letter of Credit Obligations with respect to all Borrowers.

          (B) As used herein, "Current Asset Base" shall mean the following with respect to the Borrower specified:

          (i) with respect to Rail, as used herein, "Current Asset Base" shall mean (i) up to eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith) then outstanding under existing "Eligible Accounts" (as defined in Subsection 3.2 hereof), less such other reserves as Agent in its sole discretion and in Good Faith elects to establish; plus (ii) the lesser of the "Rail Inventory Sublimit" (as hereinafter defined) and an amount equal to the sum of (X) up to sixty-five percent (65%) of Rail's existing "Eligible Inventory" (as defined in Subsection 3.10 hereof), other than work-in-process and Fixed Overhead Inventory of Rail, valued at the lower of cost, determined on a first-in, first-out basis, or market, less obsolescence reserves and such other reserves as Agent in its sole discretion and in Good Faith elects to establish, plus (Y) the sum of the following for each plant of Rail, the lesser of the "Work-in-Process Inventory Sublimit" (as hereinafter defined) for such plant and up to sixty percent (60%) of Rail's existing Eligible Inventory at such plant consisting of work-in-process (but excluding Fixed Overhead Inventory of Rail), valued at the lower of cost, determined on a first-in, first-out basis, or market, less obsolescence reserves and such other reserves as Agent in its sole discretion and in Good Faith elects to establish, plus (Z) up to sixty percent (60%) of Rail's existing Eligible Inventory consisting of Fixed Overhead Inventory of Rail, valued at the lower of cost, determined on a first-in, first-out basis, or market, less such reserves as Agent in its sole discretion and in Good Faith elects to establish, minus (iii) the Letter of Credit Obligations with respect to Letters of Credit issued for the account of Rail, minus (iv) the CAPEX Reserve; and

          (ii) with respect to Deco, as used herein, "Current Asset Base" shall mean (i) up to eighty-five (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith) then outstanding under existing "Eligible Accounts" (as defined in Subsection 3.2 hereof), less such other reserves as Agent in its sole discretion and in Good Faith elects to establish; plus (ii) the lesser of $500,000 and an amount equal to the sum of (X) up to sixty-five percent (65%) of Deco's existing Eligible Inventory constituting Stock Inventory and (Y) up to thirty percent (30%) of Deco's existing Eligible Inventory constituting Parts Inventory, in each case valued at the lower of cost, determined on a first-in, first-out basis, or market, less obsolescence reserves and such other reserves as Agent in its sole discretion and in Good Faith elects to establish.

          (C) Notwithstanding the foregoing or anything in Subsection 3.10 to the contrary, (1) the aggregate amount of Inventory deemed to be Eligible Inventory of Rail shall not exceed an amount (the "Rail Inventory Sublimit") equal at any time to the amount determined by taking the quotient determined by dividing (a) 200% of Rail's cost of goods sold (adjusted in an manner satisfactory to the Agent (in its sole discretion exercised in Good Faith) for Asset Acquisitions made after the date hereof) for the most recent 6 months for which Lenders have received the financial statements required to be furnished by Rail pursuant to Subsection 7.1(A) hereof, by (b) 9.5; and (2) the aggregate amount of work-in-process Inventory at any of the following plants and "Additional Acceptable Plants" (as hereinafter defined) deemed to be Eligible Inventory of Rail (and no work-in-process inventory located other than at such plants shall be deemed to be Eligible Inventory) shall not exceed an amount (the "Work-in-Process Inventory Sublimit") equal at any time to the amount determined by taking the product determined by multiplying (a) the quotient determined by dividing 26 into Rail's cost of goods sold for such plant for the most recent 6 months for which Lenders have received the financial statements required to be furnished by Rail pursuant to Subsection 7.1(A) hereof, by (b) the number of weeks set forth opposite such plant (or, in the case of any Additional Acceptable Plant, such number of weeks as is determined by Agent in its sole discretion exercised in Good Faith) below, and by (c) the percentage set forth opposite such plant (or, in the case of any Additional Acceptable Plant, such percentage as is determined by the Agent in its sole discretion exercised in Good Faith) below:


               Plant              Weeks  Percentage
               -----              -----  ----------

               Calera                 2        80%
               Chicago Heights        6        75%
               Pueblo                 6        75%
               Superior               2        75%
               Newton                 2        75%
               Anderson               2        75%

As used herein, the term "Additional Acceptable Plant" shall mean any plant acquired by Rail after the date hereof which produces work-in-process inventory satisfactory to Agent in its sole discretion exercised in Good Faith for inclusion in determining the Current Asset Base of Rail.

          2.5  Borrowing Mechanics.
               -------------------

          (A) Base Rate Advances shall be made to a Borrower on irrevocable telephonic or written notice given to Agent by such Borrower not later than 12:00 noon, Chicago time, on the Business Day on which the proposed Base Rate Advance is requested to be made. At any time prior to the occurrence of a Default or an Event of Default, a Borrower may request the continuation of a LIBOR Rate Advance or the conversion of any Advance from one Type of Advance to another pursuant to this Agreement; provided that (i) conversions of all or any portion of a LIBOR Rate Advance may be made only as of the last date of the Interest Period applicable thereto; (ii) such continuation or conversion would not violate any other provisions of this Agreement; and (iii) without limiting Subsections 9.1 or 9.2 or any other rights and remedies of Agent and each Lender, after the occurrence of a Default or Event of Default, such a continuation or conversion may only be made with the consent of the Agent. LIBOR Rate Advances, and any continuations of, or conversions to LIBOR Rate Advances, shall be in an aggregate principal amount of $1,000,000 or an integral multiple thereof. LIBOR Rate Advances, or continuation of any LIBOR Rate Advance, or conversion of any Base Rate Advance to a LIBOR Rate Advance, may be made upon irrevocable written notice given to Agent by a Borrower no later than 12:00 noon, Chicago time, three Business Days prior to the commencement of the Interest Period applicable thereto. In each such notice, such Borrower shall specify, as to continuations and conversions, the amount of the Advance to be so continued or converted, as to new LIBOR Rate Advances, the requested principal amount thereof, and in any case the applicable Interest Period, and the first and last day of the Interest Period, each of which shall be a Business Day. LIBOR Rate Advances shall automatically convert to Base Rate Advances at the end of the applicable Interest Period unless such Borrower gives the requisite notice in accordance with the procedures set forth above to continue the same as LIBOR Rate Advances. No Borrower shall be entitled to elect any Interest Period with respect to a LIBOR Rate Advance if the provisions of this Agreement would require such Borrower to repay or prepay any portion of such LIBOR Rate Advance prior to the end of such Interest Period.

          (i) Each notice described in this Subsection 2.5(A) shall be given by an Authorized Officer of the Borrower giving such notice either by telephone, telecopy, telex, or cable, and, if such notice (other than an irrevocable notice of borrowing of a Base Rate Advance) is by telephone, confirmed in writing, substantially in the form of Exhibit B in the case of a request for an Advance (the "Notice of Borrowing") and in the form of Exhibit C (the "Notice of Conversion") in the case a conversion or continuation of an Advance; provided, however, that subject to Subsection 2.5(D), telephonic notices requesting a Base Rate Advance need not be confirmed in writing unless requested by Agent. Each Notice of Borrowing and Notice of Conversion shall be irrevocable by and binding on the Borrower giving such Notice of Conversion or Notice of Borrowing.

          (ii) Agent shall be entitled to rely conclusively on each Authorized Officer's authority to request, convert or continue Advances on behalf of such Borrower. Agent shall have no duty to verify the authenticity of the signature appearing on any Notice of Borrowing, Notice of Conversion or other writing delivered pursuant to this Subsection 2.5(A) and, with respect to an oral request for an Advance or the conversion or continuation thereof, Agent shall have no duty to verify the identity of any individual representing himself as an Authorized Officer. Neither Agent nor any of the Lenders shall incur any liability to any Borrower as a result of acting upon any telephonic notice referred to in this Subsection 2.5(A) which notice Agent believes in good faith to have been given by an Authorized Officer or other individual authorized to request an Advance or convert or continue an Advance on behalf of such Borrower or for otherwise acting in good faith under this Subsection 2.5(A) and, upon the funding, conversion or continuation of an Advance by the Lenders in accordance with this Agreement, pursuant to any such telephonic notice, such Borrower shall be deemed to have borrowed or converted or continued such Advance hereunder.

          (iii) Borrowers may collectively request one or more (but not more than six (6)) Advances, conversions of Advances and continuations of Advances on a single day.

By giving notice as set forth above with respect to a LIBOR Rate Advance or with respect to a conversion into or continuation of a LIBOR Rate Advance, such Borrower shall, subject to the other provisions of this Section 2, specify the applicable Interest Period. The determination of the Interest Period shall be subject to the following provisions:

          (i) the initial Interest Period for any LIBOR Rate Advance shall commence on the date of such LIBOR Rate Advance which shall be a Business Day and each Interest Period (if any) occurring thereafter for such LIBOR Rate Advance shall commence on the day on which the next preceding Interest Period for such LIBOR Rate Advance expires;

          (ii) there shall be no more than six (6) Interest Periods in the aggregate for all Borrowers in effect at any one time; and

          (iii) no Interest Period may be selected which extends beyond the last day of the Term.

          (B) In the event a Borrower is unable to comply with (i) the Current Asset Base limitations applicable to it set forth in Subsection 2.4 or (ii) the conditions precedent to the making of a Revolving Loan, the Lenders authorize Agent, in its sole discretion, to make Revolving Loans (and Lenders shall fund their Revolving Proportionate Share of such Revolving Loans upon the request of Agent) ("Interim Revolving Loans") for a period commencing on the date Agent first receives a Notice of Borrowing requesting an Interim Revolving Loan until the earlier of (i) the 20th Business Day after such date, or (ii) the date such Borrower is again able to comply with the Current Asset Base limitations applicable to it and the conditions precedent to the making of Revolving Loans set forth in Sections 2.4 and 4.2 hereof, or obtains an amendment or waiver with respect thereto (in each case, the "Interim Revolving Loan Period"). Agent shall not, in any event, make any Interim Revolving Loan if at such time the amount of such Interim Revolving Loan when added to the then aggregate outstanding principal amount of other Interim Revolving Loans made to all Borrowers would exceed $5,000,000; provided that, notwithstanding any of the foregoing limitations in this Subsection 2.5(B), Agent may make Revolving Loans (consisting of one or more Base Rate Advances) in an amount not to exceed $2,500,000 outstanding at any one time (and Lenders shall fund their Revolving Proportionate Share of such Revolving Loans upon the request of Agent) intended to preserve, protect or enhance the liquidation value of the Collateral. All Interim Revolving Loans shall be Base Rate Advances. An Interim Revolving Loan shall cease to be an Interim Revolving Loan (and shall be deemed to be an Advance consisting of Revolving Loans) if the unsatisfied conditions giving rise to such Interim Revolving Loan shall thereafter be satisfied or the events which cause such Advance to be an Interim Revolving Loan shall thereafter cease to exist.

          (C) Each Lender shall be entitled to earn interest at the then applicable rate of interest, calculated in accordance with Subsection 2.21 hereof, on outstanding Loans which it has funded to Agent.

          (D) Notwithstanding the obligation of a Borrower to send written confirmation of a Notice of Borrowing or Notice of Conversion made by telephone, in the event that Agent acts upon a Notice of Borrowing or Notice of Conversion made by telephone, such telephonic notice of borrowing or notice of conversion shall be binding on such Borrower whether or not written confirmation is sent by such Borrower or subsequently requested by Agent. Agent may act prior to the receipt of any written confirmation, without any liability whatsoever, based upon telephonic notice believed by Agent in good faith to be from such Borrower or its Authorized Officers. Agent's records of the terms of any telephonic Notices of Borrowing or Notice of Conversion shall be conclusive on each Borrower and the Lenders in the absence of gross negligence or willful misconduct on the part of Agent in connection therewith.

          (E) Without limiting Subsection 2.17, or any other provision of this Agreement, no Borrower may voluntarily prepay any LIBOR Rate Advance prior to the last day of the Interest Period applicable thereto.

          2.6  Settlements Among Agent and the Lenders.
               ---------------------------------------

          (A) Except as provided in Subsection 2.6(B) (which provides for the settlement by Agent of Revolving Loans made, and payments thereon on a weekly basis at Agent's discretion to avoid daily settlements between Lenders), Agent shall give to each Lender prompt notice of each Notice of Borrowing or Notice of Conversion by telecopy, telex or cable. Except for Advances made as provided pursuant to Subsection 2.6(B), no later than 2:00 p.m. Chicago time on the date of each Advance to be made hereunder, each Lender will make available to Agent at its principal office in Chicago, Illinois in immediately available funds, its Acquisition Proportionate Share of each Advance constituting Acquisition Loans and its Revolving Proportionate Share of each Advance constituting Revolving Loans, whereupon Agent will make such funds available to the applicable Borrower at account number 18067417, at ANB's offices in Chicago Illinois. Unless Agent shall have been notified by any Lender prior to the date of the

Advance that such Lender does not intend to make available to Agent its portion of the Advance to be made on such date, Agent may assume that such Lender will make such amount available to Agent on the Settlement Date (as defined below) and Agent, in reliance upon such assumption, may but shall not be obligated to make available the amount of the Advance to be provided by such Lender. Except as provided in Subsection 2.6(B) and subject to Subsection 2.14(C), promptly after its receipt of payments from or on behalf of any Borrower (other than amounts payable to Agent to reimburse Agent and the Issuing Bank for fees and expenses payable solely to them), Agent will cause such payments to be distributed ratably to the Lenders. The Lenders will apply such payments in accordance with Subsection 2.8(B).

          (B) Agent on behalf of the Lenders may (but shall not be obligated to) make Revolving Loans and receive and retain payments on the Revolving Loans in accordance with this Subsection 2.6(B) without notice to, or settlement with, the Lenders; provided, Agent shall settle the amount of the Revolving Loans with the Lenders at least once a week as follows:

     The amount of each Lender's Revolving Proportionate Share of outstanding Revolving Loans shall be computed weekly (or more frequently in Agent's discretion) and shall be adjusted upward or downward on the basis of the amount of outstanding Revolving Loans as of 3:00 P.M. Chicago time on the last Business Day of the period specified by Agent (such date being referred to as the "Settlement Date"). Agent shall deliver to each of the Lenders promptly after any Settlement Date a summary statement of the amount of outstanding Revolving Loans for such period. The Lenders shall transfer to Agent, or, subject to Subsection 2.14(C), Agent shall transfer to the Lenders, such amounts as are necessary so that (after giving effect to all such transfers) the amount of the Revolving Loans made by each Lender shall be equal to such Lender's Revolving Proportionate Share of the aggregate amount of the Revolving Loans outstanding as of such Settlement Date. If the summary statement is received by the Lenders prior to 10:00 A.M. Chicago time on any Business Day, each Lender shall make the transfers described above in immediately available funds no later than 12:00 noon Chicago time on the day such summary statement was received; and if such summary statement is received by the Lenders after 10:00 A.M. Chicago time on such day, each Lender shall make such transfers no later than 12:00 noon Chicago time on the next succeeding Business Day. The obligation of each of the Lenders to transfer such funds shall be irrevocable and unconditional and without recourse to or warranty by Agent. Each of Agent and the Lenders agree to mark their respective books and records on the Settlement Date to show at all times the dollar amount of their respective Revolving Proportionate Shares of the outstanding Revolving Loans. To the extent that the settlement described above shall not yet have occurred, upon repayment of any part of the Revolving Loans by any Borrower, Agent may first apply such amounts repaid directly to the amounts made available by Agent pursuant to this Subsection 2.6(B).

Because Agent on behalf of the Lenders may be advancing and/or may be repaid all or a portion of the Revolving Loans prior to the time when the Lenders will actually advance and/or be repaid all or a portion of Revolving Loans, interest with respect to the Revolving Loans shall be allocated by Agent to each Lender and Agent in accordance with the amount of the Revolving Loans actually advanced by and repaid to each Lender and Agent and shall accrue from and including the date such Revolving Loans are so advanced to but excluding the date such Revolving Loans are either repaid by any Borrower in accordance with Subsection
2.7 or actually settled by the applicable Lender as described in this Subsection 2.6(B).

          2.7  Mandatory Payments; Reduction of Commitments; Increase of Total
               ---------------------------------------------------------------
Revolving Commitments.
---------------------

          (A) The aggregate outstanding principal amount of the Loans plus Letter of Credit Obligations may not at any time exceed the Maximum Facility Amount minus the aggregate amount of (1) any and all Acquisition Loan repayments made on or after November 30, 1995, and (2) any and all Term Loan repayments. Subject to Subsection 2.5(B) and without limiting any provision of Section 9,
(i) the aggregate outstanding principal amount, if any, of any Loans in an amount in excess of the amount permitted to exist under Subsection 2.4 or this Subsection 2.7 shall be immediately due and payable without the necessity of any demand; and (ii) without limiting the foregoing clause (i) and by way of illustration, (a) the amount of the aggregate balance of the unpaid principal amount of the Revolving Loans made to a Borrower plus the aggregate amount of all Letter of Credit Obligations outstanding at any time with respect to Letters of Credit issued for the account of such Borrower in excess of the lesser of (1) the Current Asset Base of such Borrower and (2) such Borrower's Sublimit, if any, and (b) the aggregate balance of the Revolving Loans made to a Borrower based on Inventory in excess of the Inventory Sublimit for such Borrower, shall be immediately due and payable without the necessity of any demand. Any amounts paid in excess of the outstanding balance of the Revolving Loans or Letter of Credit Obligations otherwise then due and owing may, at Agent's sole discretion, be held by Agent as cash collateral for the Letter of Credit Obligations not then due.

          (B) On the Termination Date, the Revolving Credit Commitment and Acquisition Commitment of each Lender shall automatically reduce to zero and may not be reinstated.

          (C) Rail may permanently reduce the Total Revolving Commitments or the Total Acquisition Commitments in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least five Business Days' written notice to Agent, which notice shall specify the amount of such reduction (the "Reduction Amount") and the effective date thereof, provided, however, that (i) the amount of the Total Revolving Commitments may not be reduced below the aggregate principal amount of the outstanding Revolving Loans plus the then existing Letter of Credit Obligations, and Borrower shall pay to Agent for the account of the Lenders a commitment reduction fee (the "Commitment Reduction Fee") in an amount equal to two percent (2.00%) of the Reduction Amount if such commitment reduction is made prior to March 31, 1997, and one percent (1.00%) of the Reduction Amount if such commitment reduction occurs on or after March 31, 1997 but prior to March 31, 1998; provided, further, that reduction in the Total Revolving Commitments in whole shall be deemed to constitute a concurrent reduction in whole of the Total Acquisition Commitments and all commitments of the Lenders, Agent and the Issuing Bank to each Borrower with respect to Letters of Credit and each Borrower shall be obligated also to prepay concurrently all of such Borrower's outstanding Term Loans, Acquisition Loans, Revolving Loans and other Liabilities, and the date of such reduction in whole of the Revolving Commitment shall be deemed to be the Termination Date for all purposes of this Agreement.

          (D)  [INTENTIONALLY OMITTED.]

          (E) In the event a Borrower is permitted pursuant to the terms of this Agreement to, and does, sell or otherwise dispose of any of its Equipment or real property, concurrently with the consummation of any such sale or other disposition, such Borrower shall cause the Loans to be immediately prepaid in an aggregate amount equal to the gross proceeds from such sale or other disposition net of reasonable expenses incurred by such Borrower incidental to such sale to the extent the aggregate amount of such proceeds received by such Borrower (together with proceeds of such sales and other dispositions received by all other Borrowers) in any Fiscal Year other than from sales of Excluded Property (determined at the time of sale) is greater than $500,000; provided, that prepayments made pursuant to this subsection shall (i) first be applied against the outstanding balance of Term Loans (if such

Borrower is Rail); (ii) second, be applied against the outstanding balance of Acquisition Loans, in inverse order of maturity (if such Borrower is Rail);
(iii) third, be applied against the outstanding balance of Revolving Loans of such Borrower, and (iv) be applied against any other outstanding Liabilities of such Borrower or, at Agent's discretion, be held by Agent as cash collateral for Letter of Credit Obligations or other Liabilities.

          2.8  Payments and Computations.
               -------------------------

          (A) Each Borrower shall make each payment hereunder and under the Notes not later than 12:00 noon Chicago time on the day when due in Dollars to Agent at its address referred to in Subsection 11.17 hereof in immediately available funds. Each Borrower's obligations to the Lenders with respect to such payments shall be discharged by making such payments to Agent pursuant to this Subsection 2.8.

          (B) All amounts received by Agent from or for the account of a Borrower for distribution to Agent, the Lenders or the Issuing Bank hereunder pursuant to Subsection 3.6 or otherwise shall be distributed and applied as soon as practicable in the following order: first, to the payment of any Fees, Expenses or other Liabilities due and payable by such Borrower to Agent under any of the Financing Agreements, including amounts advanced by Agent on behalf of the Lenders pursuant to Subsection 2.6(B); second, to the payment of any Fees, Expenses or other Liabilities due and payable by such Borrower to the Issuing Bank under any of the Financing Agreements; third, to the ratable payment of any Fees, Expenses or other Liabilities due and payable by such Borrower to the Lenders under any of the Financing Agreements other than those Liabilities specifically referred to below in this Subsection 2.8(B); fourth, to the ratable payment of interest due by such Borrower on the Loans; and, fifth, to the ratable payment of principal due by such Borrower on the Loans. Application on account of the Liabilities constituting Loans shall be made by Agent (i) first to all Base Rate Advances and (ii) only when no Base Rate Advances are outstanding to LIBOR Rate Advances; provided, however, prior to expiration of the Interest Period applicable thereto in lieu of applying amounts to LIBOR Rate Advances, Agent may in its discretion retain such balances as cash collateral for the Liabilities until applied to such LIBOR Rate Advances at the expiration of the Interest Period applicable thereto. Any payment received hereunder as a distribution in any proceeding referred to in Subsection 9.1(H) or (I) shall, unless paid with respect to amounts specifically owing to Agent or the Issuing Bank, be distributed and applied to the payment of the amounts due hereunder and under the Notes ratably in accordance with such amounts (or, if a court of competent jurisdiction shall otherwise specify, as specified by such court).

          2.9 Borrower's Loan Account. Agent shall maintain a loan account (the "Loan Account") on its internal data control systems in which shall be recorded
(i) all loans and advances made by Agent or the Lenders to each Borrower or for each Borrower's account pursuant to this Agreement, including without limitation all Letter of Credit Obligations, (ii) all payments made by each Borrower or for each Borrower's account on all such loans and advances and Letter of Credit Obligations, and (iii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all interest, Fees, Expenses, and other charges, expenses and fees. All entries in each Borrower's Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. Each Borrower will be credited, in accordance with Subsection 2.8 above, with all amounts received by or on behalf of Agent, the Lenders or the Issuing Bank from such Borrower or from others for such Borrower's account, including, as set forth above, all amounts received by Agent as set forth in Subsection 2.8(B). In no event shall prior recourse to any Accounts or other Collateral be a prerequisite to Agent's right to demand payment of any of the Liabilities upon its maturity. Further, Agent shall have no obligation whatsoever to perform in any respect any of a Borrower's contracts or obligations relating to the Accounts. Each Borrower promises to pay to Agent and Lenders the amount reflected as owing by it under its Loan Account and all of its other obligations hereunder and under any of the other Financing Agreements as such amounts become due or are declared due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) pursuant to the terms of this Agreement and the other Financing Agreements. Unless otherwise agreed in writing from time to time hereafter, all payments which any Borrower is required to make to the Lenders and Agent under this Agreement or under any of the other Financing Agreements shall be made by appropriate debits to such Borrower's Loan Account. Agent may in its sole discretion elect to bill such Borrower for such amounts in which case the amount shall be immediately due and payable with interest thereon as provided herein.

          2.10 Statements. All Loans, Advances and other financial accommodations to any Borrower, and all other debits and credits provided for in this Agreement, may be evidenced by Agent in its internal data control systems showing the date, amount and reason for each such debit or credit. Until such time as Agent shall have rendered to a Borrower written statements of account as provided herein, the balance in such Borrower's Loan Account, as set forth on Agent's most recent printout, shall be rebuttably presumptive evidence of the amounts due and owing to Agent and Lenders by such Borrower. Not more than twenty (20) days after the last day of each calendar month, Agent shall render to each Borrower a statement setting forth the balance of such Borrower's Loan Account, including principal, interest, Expenses, Fees and any other expenses, fees and charges. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be presumed correct and binding upon such Borrower and shall constitute an account stated unless, within sixty (60) days after receipt of any statement from Agent, such Borrower shall deliver to Agent written objection thereto specifying the error or errors, if any, contained in such statement.

          2.11 Taxes.
               -----

          (A) Any and all payments by any Borrower hereunder, under the Notes or in respect of the Letters of Credit which are made to or for the benefit of any Lender, the Issuing Bank or Agent shall be made, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto ("Taxes"), excluding, (i) in the case of each such Lender, the Issuing Bank or Agent, taxes imposed on its net income (including, without limitation, any taxes imposed on branch profits) or capital and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender, the Issuing Bank or Agent (as the case may be) is organized or any political subdivision thereof, (ii) in the case of each such Lender, the Issuing Bank and Agent, any Taxes that are in effect and that would apply to a payment to such Lender, the Issuing Bank or Agent, as applicable, as of the date of this Agreement, and (iii) if any Person acquires any interest in this Agreement, any Note or Letter of Credit Obligations pursuant to the provisions hereof, or Agent or any Lender changes the office in which any Loan is made, accounted for or booked (any such Person or Agent or such Lender in that event being referred to as a "Tax Transferee"), any Taxes to the extent that they are in effect and would apply to a payment to such Tax Transferee as of the date of the acquisition of such interest or change in office, as the case may be (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes"). If any Borrower shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder, under any Note or in respect of any Letter of Credit Obligations to or for the benefit of any Lender, the Issuing Bank, Agent or any Tax Transferee, (A) the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this Subsection 2.11) such Lender, the Issuing Bank, Agent or such Tax Transferee, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (B) such Borrower shall make such deductions and (C) such Borrower shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (B) In addition, Borrowers agree to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time (i) from any payment made under any and all Financing Agreements, (ii) from the transfer of the rights of any Lender under any Financing Agreements to any transferee, or (iii) from the execution or delivery by a Borrower of, or from the filing or recording or maintenance of, or otherwise with respect to the exercise by Agent or the Lenders of their rights under, any and all Financing Agreements (hereinafter referred to as "Other Taxes").

          (C) The Borrowers will indemnify each Lender, the Issuing Bank, Agent, and any Tax Transferee for the full amount of (i) Covered Taxes imposed on or with respect to amounts payable hereunder, and (ii) Other Taxes, and any liability (including penalties, interest and expenses) arising solely therefrom or with respect thereto. Payment of this indemnification shall be made within thirty (30) days from the date such Lender, the Issuing Bank, Agent or such Tax Transferee provides the Borrowers with a certificate, certifying and setting forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificate submitted by such Lender, the Issuing Bank, Agent or such Tax Transferee in good faith to the Borrowers shall, absent manifest error, be final, conclusive and binding on all parties. The obligations of the Borrowers under this Subsection 2.11 shall survive payment of the Liabilities and termination of this Agreement.

          (D) Within 30 days after any Borrower having received a receipt for payment of Covered Taxes or Other Taxes, such Borrower will furnish to Agent, at its address referred to in Subsection 11.17, the original or a certified copy of a receipt evidencing payment thereof.

          (E) If a Tax Transferee that is organized under the laws of a jurisdiction outside of the United States acquires an interest in this Agreement or any Note or Letter of Credit Obligation, the transferor shall cause such Tax Transferee to agree that on or prior to the effective date of such acquisition, it will deliver to the Borrowers and Agent (i) two valid, duly completed copies of IRS Form 1001 or 4224 or successor applicable form, as the case may be, and any other required form, certifying in each case that such Tax Transferee is entitled to receive payments under this Agreement and the Notes payable to it without deduction or withholding of United States federal income tax or with such withholding imposed at a reduced rate other than the maximum rate otherwise required under the Internal Revenue Code (the "Reduced Rate"); and (ii) a valid, duly completed IRS Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Tax Transferee that delivers to the Borrowers and Agent a Form 1001 or 4224, and Form W-8 or W-9 and any other required form, pursuant to the next preceding sentence, further undertakes to deliver two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States federal income tax or entitlement to having such withholding imposed at the Reduced Rate or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers and Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrowers and Agent, certifying (i) in the case of a Form 1001 or 4224 that such Tax Transferee is entitled to receive payments under this Agreement or Notes payable to it without deduction or withholding of any United States federal income taxes or with such withholding imposed at the Reduced Rate, unless any change in treaty, law or regulation or official interpretation thereof has occurred after the effective date of such acquisition or change and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Tax Transferee from duly completing and delivering any such form with respect to it, and such Tax Transferee advises the Borrowers and Agent that it is not capable of receiving payments (a) without any deduction or withholding of United States federal income tax or (b) with such withholding at the Reduced Rate, as the case may be, or (ii) in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

          (F) If any Taxes for which a Borrower would be required to make payment under this Subsection 2.11 are imposed, the applicable Lender, the Issuing Bank, Agent or Tax Transferee, as the case may be, shall use its reasonable efforts to avoid or reduce such Taxes by taking any appropriate action (including, without limitation, assigning its rights hereunder to a related entity or a different office) which would not, in the sole opinion of such Lender, the Issuing Bank, Agent or Tax Transferee exercised in Good Faith be otherwise disadvantageous to such Lender, the Issuing Bank, Agent or Tax Transferee, as the case may be.

          (G) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Subsection 2.11 shall survive the payment in full of the Liabilities and termination of this Agreement.

          2.12 Affected Lenders. If any Borrower is obligated to pay to any Lender any amount under Subsections 2.11, 2.16, 2.18 or 2.21(J) hereof, or if any Lender is a Defaulting Lender, Borrowers may, if no Default or Event of Default then exists, replace such Lender with another lender acceptable to Agent, and such Lender hereby agrees to be so replaced subject to the following:

          (A) The obligations of the Borrowers hereunder to the Lender to be replaced (including such increased or additional costs incurred from the date of notice to the Borrowers of such increase or additional costs through the date such Lender is replaced hereunder) shall be paid in full to such Lender concurrently with such replacement;

          (B) If such replacement is a result of increased costs under Subsections 2.11, 2.16, 2.18 or 2.21(J), the replacement Lender shall be a bank or other financial institution that is not subject to such increased costs which caused the Borrowers' election to replace any Lender hereunder, and each such replacement Lender shall execute and deliver to Agent such documentation satisfactory to Agent pursuant to which such replacement Lender is to become a party hereto, conforming to the provisions of Subsection 11.6 hereof, with a Revolving Credit Commitment and Acquisition Commitment equal to that of the Lender being replaced and shall make Loans in the aggregate principal amount equal to the aggregate outstanding principal amount of the Loans of the Lender being replaced;

          (C) Upon such execution of such documents referred to in clause (B) and repayment of the amounts referred to in clause (A), the replacement lender shall be a "Lender" with a Revolving Credit Commitment and Acquisition Commitment as specified hereinabove and the Lender being replaced shall cease to be a "Lender" hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such replaced Lender;

          (D) Agent shall reasonably cooperate in effectuating the replacement of any Lender under this Subsection 2.12, but at no time shall Agent be obligated to initiate any such replacement;

          (E) Any Lender replaced under this Subsection 2.12 shall be replaced at the Borrowers' sole cost and expense and at no cost or expense to Agent or any of the Lenders; and

          (F) If the Borrowers propose to replace any Lender pursuant to this Subsection 2.12 because the Lender seeks reimbursement under either Subsections 2.11, 2.16, 2.18 or 2.21(J), then they must also replace any other Lender who seeks similar levels of reimbursement (as a percentage of such Lender's Revolving Credit Commitment and Acquisition Commitment) under such subsections.

          2.13 Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Loans made by it or its participation in the Letter of Credit Obligations in excess of its allocable share pursuant to Subsection 10.14, of payments on account of the Loans or Letter of Credit Obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them or in their participation in Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Subsection 2.13 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

          2.14 Defaulting Lenders.
               ------------------

          (A) If any amount described in Subsection 2.5, Subsection 2.6 or in Subsection 2.20(F) hereof is not made available to Agent by a Lender (such Lender being hereinafter referred to as a "Defaulting Lender") and Agent has made such amount available to a Borrower or the Issuing Bank, as applicable, Agent shall be entitled to recover such amount on demand from such Defaulting Lender together with interest as hereinafter provided. If such Defaulting Lender does not pay such amount forthwith upon Agent's demand therefor, Agent shall promptly notify such Borrower and such Borrower shall immediately (but in no event later than five Business Days after such demand) pay such amount to Agent together with the amounts provided for in the immediately succeeding sentence. Agent shall also be entitled to recover from such Defaulting Lender and/or such Borrower, as the case may be, (x) interest on such amount in respect of each day from the date such corresponding amount was made available by Agent to such Borrower to the date such amount is recovered by Agent, at a rate per annum equal to either (i) if paid by such Defaulting Lender, the overnight Federal Funds Rate or (ii) if paid by such Borrower, the then applicable rate of interest, calculated in accordance with Subsection 2.21(A) hereof, plus (y) in each case, an amount equal to any costs (including legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Agreement. Nothing herein shall be deemed to relieve any Lender from its duty to fulfill its obligations hereunder or to prejudice any rights which any Borrower may have against any Lender as a result of any default by such Lender hereunder, including, without limitation, the right of a Borrower to seek reimbursement from any Defaulting Lender for any amounts paid by a Borrower under clause (y) above on account of such Defaulting Lender's default.

          (B) The failure of any Lender to make the Loans to be made by it as part of any Advance or fund its participation in any drawing under a Letter of Credit shall not relieve any other Lender of its obligation, if any, hereunder to make its Loans on the date of such Advance or fund its participation in any drawing under any Letter of Credit, but no Lender shall be responsible for the failure of any other Lender to make its Loans to be made by such other Lender on the date of any Advance or to fund any Lender's participation in any drawing under a Letter of Credit.

          (C) Notwithstanding anything contained herein to the contrary, so long as any Lender is a Defaulting Lender or has rejected its Revolving Credit Commitment and/or Acquisition Commitment, Agent shall not be obligated to transfer to such Lender any payments made by any Borrower to Agent for the benefit of such Lender; and, such Lender shall not be entitled to the sharing of any payments pursuant to Subsection 2.13. Amounts payable to such Lender under Subsection 2.13 shall instead be paid to Agent. Agent may hold and, in its discretion, re-lend to a Borrower for the account of such Lender the amount of all such payments received by it for the account of such Lender. For purposes of voting or consenting to matters with respect to the Financing Agreements and determining Percentages, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Percentages shall be deemed to be zero
(O) and each other Lender's Percentage shall be deemed to be increased pro rata based on its Percentages theretofore existing. This Subsection 2.14(C) shall remain effective with respect to such Lender until (x) the Liabilities under this Agreement shall have been declared or shall have become immediately due and payable or (y) the Required Lenders, Agent and the Borrowers shall have waived such Lender's default in writing. No Revolving Credit Commitment or Acquisition Commitment of any Lender shall be increased or otherwise affected, and performance by the Borrowers shall not be excused, by the operation of this Subsection 2.14(C). Any payments of principal or interest which would, but for this Subsection 2.14, be paid to any Lender, shall be paid to the Lenders who shall not be in default under their respective Revolving Credit Commitments and Acquisition Commitment and who shall not have rejected any Revolving Credit Commitment or Acquisition Commitment, for application to the Revolving Loans or Acquisition Loans, as the case may be, or to provide cash collateral in such manner and order as shall be determined by Agent.

          2.15 Term of this Agreement.
               ----------------------

          (A) Subject to Subsection 2.15(B), this Agreement shall be effective until the Termination Date (the period during which this Agreement is effective being the "Term") and shall terminate on the Termination Date; provided, however, that the Required Lenders shall retain the right to terminate this Agreement at any time upon the occurrence and during the continuance of a Default; and further provided, however, that (i) all of Agent's and each Lender's rights and remedies under this Agreement and the other Financing Agreements and (ii) all of Agent's and each Lender's security interests shall survive such termination until all of the Liabilities have been fully paid and satisfied and all Letters of Credit have expired, been cancelled or terminated. Upon the effective date of termination of this Agreement (including without limitation any termination pursuant to Subsection 2.21(E)), all of the Liabilities shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all of the Liabilities shall have been fully paid and satisfied, all financing arrangements between each Borrower and Agent and Lenders shall have been terminated and all Letters of Credit shall have expired, been cancelled or terminated, all of Agent's and each Lender's rights and remedies under this Agreement and the other Financing Agreements shall survive, Agent shall be entitled to retain its security interest in and to all existing and future Collateral, and each Borrower shall continue to remit collections of Accounts and proceeds as provided herein.

          (B) The Termination Date in effect from time to time may be extended for additional periods of one year respectively (but in no event may the Termination Date be extended to a date after March 31, 2005, and if the last day of such period is not a Business Day, the new Termination Date shall be the first preceding day that is a Business Day), by a written notice executed by Agent and each Lender (an "Extension Letter") and delivered to the Borrowers between the 90th and 60th day immediately prior to the Termination Date then in existence stating that the Termination Date has been extended and setting forth the new Termination Date, but Agent and the Lenders shall give such notice only if Agent and the Lenders have received written notice from the Borrowers between the 150th and 90th day prior to the Termination Date then in existence requesting such an extension; provided, further, that (i) prior to any extension of the Termination Date, Agent and each Lender shall have received from the Borrowers all instruments, agreements, certificates, legal opinions and other documents and matters as Agent may request, and (ii) the Termination Date may not be extended if any Lender in its sole discretion determines not to agree to extend the Termination Date. Each Borrower acknowledges that there is no commitment on the part of Agent or any Lender to extend the Termination Date.

          2.16 Additional Costs, Etc. With Respect to LIBOR Rate Advances.
               ----------------------------------------------------------

          (A) If, in the reasonable determination of any Lender, any applicable "law," which expression, as used in this Section 2, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any Governmental Authority or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to such Lender or any Lending Affiliate by any central bank or other fiscal, monetary or other authority (whether or not having the force of law) adopted, becoming effective, or any change in the interpretation or administration thereof, or compliance by such Lender or any Lending Affiliate maintaining any LIBOR Rate Advance, in each case after the date hereof, shall:

          (i) subject such Lender or any Lending Affiliate to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to LIBOR Rate Advances (other than taxes imposed on or measured by the overall net income of such Lender), or

          (ii) change the taxation of payments to such Lender or any Lending Affiliate of principal or interest on or any other amount relating to any LIBOR Rate Advances (other than taxes imposed on or measured by the overall net income of such Lender), or

          (iii) impose or increase or render applicable any special deposit, assessment, insurance charge, reserve or liquidity or other similar requirement (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by such Lender or any Lending Affiliate, or

          (iv) impose on such Lender or any Lending Affiliate any other conditions or requirements with respect to LIBOR Rate Advances, and the result of any of the foregoing is:

                 (I) to increase the cost to such Lender of making, funding or maintaining its LIBOR Rate Advances, or

                 (II) to reduce the amount of principal, interest or other amount payable to such Lender hereunder on account of LIBOR Rate Advances, or

                 (III) to require such Lender to make any payment or to forego any interest or other sum payable under this Agreement,

then, and in each such case, the Borrowers will, upon demand made by such Lender at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender such additional amounts as will be sufficient to compensate such Lender for such additional cost, reduction, payment or foregone interest or other sum. The foregoing shall not be deemed to apply to any change in the Reserve Rate applied in the calculation of the LIBOR Rate.

          (B) Neither Agent nor any Lender shall in any event be responsible to any Borrower in any way if Agent is not able for any reason beyond its control to quote a LIBOR Rate with respect to any proposed Interest Period. If, on any proposed date of determination of a LIBOR Rate, Agent shall determine (which determination shall be conclusive and binding on the Borrowers) that it is unable to determine the LIBOR Rate with respect to any proposed Interest Period, Agent shall promptly notify the Borrowers and the Lenders of such determination. In such event, any then pending notice by a Borrower requesting the making of a LIBOR Rate Advance, or conversion of any Base Rate Advance to a LIBOR Rate Advance, or continuation of any LIBOR Rate Advance shall be deemed and shall constitute a request for the making of a Base Rate Advance or a conversion to a Base Rate Advance, as the case may be.

          (C) If Agent determines that either maintenance of a LIBOR Rate Advance would violate any applicable law, or that deposits of a type and maturity appropriate to match fund any LIBOR Rate Advance does not accurately reflect the cost of making or maintaining such a LIBOR Rate Advance, then Agent shall suspend the availability of LIBOR Rate Advances so long as any such condition exists, and all affected LIBOR Rate Advances outstanding shall be immediately repaid upon notice to the Borrowers from Agent to do so; provided, however, that if otherwise permitted under this Agreement the Borrowers may reborrow, as a Base Rate Advance, an amount equal to the principal amount of all such affected LIBOR Rate Advances so repaid.

          2.17 Indemnification for Losses. Without limiting any of the other provisions of this Agreement, each Borrower will, on demand by any Lender, at any time and from time to time and as often as the occasion therefor may arise, indemnify each Lender against any losses, costs or expenses which such Lender may at any time or from time to time sustain or incur with respect to LIBOR Rate Advances as a consequence of:

          (A) the failure by such Borrower to borrow or continue any LIBOR Rate Advance on the date of borrowing, conversion or continuation designated by such Borrower, or

          (B) the failure by such Borrower to pay, punctually on the due date thereof, any amount payable by such Borrower under this Agreement, or

          (C) the accelerated payment of such Borrower's obligations under this Agreement as a result of a Default, or

          (D) any voluntary repayment or prepayment of any principal of any LIBOR Rate Advance on a date other than the last day of the Interest Period relating to the principal so repaid or prepaid or so converted.

          Such losses, costs or expenses will include, but will not be limited to, the reimbursement for any loss, expense or cost in liquidating or employing deposits acquired to fund any affected LIBOR Rate Advance.

          2.18 Capital Adequacy. If, after the date hereof, either (A) the introduction of or any change in or in the interpretation of any law or (B) compliance by any Lender or any Lending Affiliate with any guideline or request from any central bank or Governmental Authority (whether or not having the force of law) (i) affects or would affect the amount of capital required or expected to be maintained by any Lender or any of its Lending Affiliates and the respective Lender reasonably determines that the amount of such capital is increased by or based upon the existence of the LIBOR Rate Advances then, upon demand by such Lender, the Borrowers shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of LIBOR Rate Advances or (ii) has or would have the effect of reducing the rate of return on the capital or assets of such Lender or any Person controlling such Lender as a consequence of, as determined by the Lender in its sole discretion and in Good Faith, the existence of such Lender's commitments or obligations under this Agreement or any of the other Financing Agreements, then, upon demand by such Lender, the Borrowers immediately shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate such Lender in light of such circumstances. The obligations of the Borrowers under this Subsection 2.18 shall survive payment of the Liabilities and termination of this Agreement.

          2.19 Certificate. A certificate signed by an officer of a Lender, setting forth any additional amount required to be paid by any Borrower to the Lender under any provision of Subsections 2.16 through 2.18 and the computations made by such Lender to determine such additional amount, shall be submitted by such Lender to such Borrower in connection with each demand made at any time by such Lender upon such Borrower under any of such provisions. Such certificate, in the absence of manifest error, shall be conclusive as to the additional amount owed.

          2.20 Letters of Credit.
               -----------------

          (A) Issuance of Letters of Credit. Subject to the terms and conditions of this Agreement (including, without limitation, the conditions precedent set forth in Subsections 4.1 and 4.2) on and after the Closing Date and to and excluding the Termination Date, Agent shall request the Issuing Bank to issue, and the Issuing Bank shall issue, standby Letters of Credit hereunder at the request of any Borrower and for its account, as more specifically described below; provided, however, that Agent shall not be obligated to request the Issuing Bank to issue, and the Issuing Bank shall not be obligated to issue, any Letter of Credit for the account of any Borrower if at the time of such requested issuance (a) the face amount of such requested Letter of Credit, when added to the aggregate outstanding principal amount of the Revolving Loans made to the Borrower for whose account such Letter of Credit is being issued and all Letter of Credit Obligations of such Borrower then outstanding would cause such Revolving Loans and Letter of Credit Obligations to exceed such Borrower's Sublimit or the Current Asset Base of such Borrower; or (b) (i) the face amount of such requested Letter of Credit, when added to the aggregate outstanding principal amount of the Revolving Loans and all Letter of Credit Obligations then outstanding would cause the sum of the Revolving Loans and Letter of Credit Obligations to exceed the Total Revolving Commitments then in effect ; (ii) the face amount of such Letter of Credit when added to the Letter of Credit Obligations then outstanding, would exceed $7,000,000; or (iii) any order, judgment or decree of any Governmental Authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law or governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of Letters of Credit in particular or shall impose upon the Issuing Bank with respect to any Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) or any unreimbursed loss, cost or expense which was not in effect as of the date of this Agreement and which the Issuing Bank in Good Faith deems material to it.

          (B) Terms of Letters of Credit. Each Letter of Credit shall be in a form and substance acceptable to Agent and the Issuing Bank. Each Borrower shall execute the Issuing Bank's standard form of application and reimbursement agreement for each Letter of Credit to be issued for such Borrower's account. In no event may the term of any Letter of Credit issued hereunder exceed twenty four (24) months or such greater period as may be acceptable to the Issuing Bank in its sole discretion, and all Letters of Credit issued hereunder shall expire no later than the date that is five (5) Business Days prior to the last day of the Term. The Borrowers shall cause any Letter of Credit containing an automatic renewal provision to also contain a provision pursuant to which, notwithstanding any other provisions thereof, it shall expire no later than the date that is five (5) Business Days prior to the last day of the Term.

          (C) Lenders' Participation. Immediately upon issuance or amendment by the Issuing Bank of any Letter of Credit in accordance with the procedures set forth in Subsection 2.20(A), each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Revolving Proportionate Share in the liability with respect to such Letter of Credit (including, without limitation, all obligations of a Borrower with respect thereto, other than amounts owing to the Issuing Bank consisting of Issuing Bank Fees) and any security therefor or guaranty pertaining thereto.

          (D) Notice of Issuance. Whenever any Borrower desires the issuance of a Letter of Credit, such Borrower shall give Agent a fully completed and duly executed letter of credit application and agreement in such form as the Issuing Bank and Agent may require and in accordance with the Issuing Bank's customary practices for letters of credit of the type requested (a "Letter of Credit Request") no later than 12:00 noon Chicago time at least four (4) Business Days in advance of the proposed date of issuance of any Letter of Credit (or, in each case, such shorter period as may be agreed to by the Issuing Bank). The transmittal by a Borrower of each Letter of Credit Request shall be deemed to be a representation and warranty by such Borrower that the Letter of Credit may be issued in accordance with and will not violate any of the requirements of Subsection 2.20(A). No Letter of Credit shall require payment against a conforming draft to be made thereunder prior to the second business day (under the laws of the jurisdiction of the Issuing Bank) after the date on which such draft is presented, together with all documents and/or certificates required to be presented in connection therewith under the terms of the applicable Letter of Credit. A Letter of Credit Request may be given to Agent telephonically and, if requested by Agent, with prompt confirmation in writing.

          (E) Payment of Amounts Drawn Under Letters of Credit. In the event of any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall notify Agent, which shall notify the Borrower for whose account the Letter of Credit was issued of such draw, not later than 12:00 Noon, Chicago time, on the Business Day immediately prior to the date on which the Issuing Bank intends to honor such drawing. Such Borrower shall give notice to be received by Agent and the Issuing Bank not later than 2:00 P.M., Chicago time, on such Business Day if it intends to reimburse the Issuing Bank for the amount of such drawing with funds other than the proceeds of Revolving Loans. Such notice from a Borrower shall be irrevocable and, if given, such Borrower shall reimburse the Issuing Bank not later than the close of business Chicago time on the day on which such drawing is honored in an amount in immediately available funds equal to the amount of such drawing. If Agent shall not have timely received such notice (i) such Borrower shall be deemed to have timely given a Notice of Borrowing to Agent to make a Base Rate Advance on the date on which such drawing is honored in an amount equal to the amount of such drawing and
(ii) subject to satisfaction or waiver of the conditions specified in Section 2 hereof and the other terms and conditions of Advances contained herein, the Lenders shall, on the date of such drawing, make Revolving Loans in the amount of such drawing, the proceeds of which shall be applied directly by Agent to reimburse the Issuing Bank for the amount of such drawing or payment. If for any reason, proceeds of such Revolving Loans are not received by the Issuing Bank on such date in an amount equal to the amount of such drawing, such Borrower shall be obligated to and shall reimburse the Issuing Bank, on the business day (under the laws of the jurisdiction of the Issuing Bank) immediately following the date of such drawing, in an amount in immediately available funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in Subsection 2.21(A) hereof for Base Rate Advances on the Revolving Loans.

          (F) Payment by Lenders. In the event that a Borrower does not reimburse the Issuing Bank for the full amount of any drawing pursuant to Subsection 2.20(E), unless Agent shall elect to make a Revolving Loan in accordance with Subsection 2.6(B), Agent shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Unless

Agent shall have so elected, each Lender shall make available to Agent for the benefit of the Issuing Bank an amount equal to such Lender's respective participation in immediately available funds, not later than 2:00 P.M. Chicago time on the business day (under the laws of the jurisdiction of the Issuing
Bank) after the date notified by Agent. In addition, in the event that any Lender fails to make available to Agent the amount of any such Lender's participation in such Letter of Credit Obligations as provided in this Subsection 2.20(F), Agent may, but shall not be obligated to, fund the amount of such Defaulting Lender's participation in such Letter of Credit and recover such amount on demand from such Defaulting Lender in accordance with Subsection 2.14(A). In the event that any Lender fails to make available to Agent the amount of such Lender's participation in such Letter of Credit as provided in this Subsection 2.20(F), and Agent does not elect to fund to the Issuing Bank such Defaulting Lender's participation in such Letter of Credit as provided in the immediately preceding sentence, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate for the first three Business Days while such amount remains unpaid and thereafter at the Base Rate. Agent shall distribute to each Lender which has paid all amounts payable by it under this Subsection 2.20(F) with respect to any Letter of Credit issued by the Issuing Bank such Lender's Revolving Proportionate Share of all payments subsequently received by Agent from the Borrower for whose account the Letter of Credit was issued in reimbursement of drawings honored by the Issuing Bank under such Letter of Credit when such payments are received.

      (G) Obligations Absolute. The obligations of the Lenders under Subsection 2.20(F) hereof shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, provided, however, that the Lenders shall have no obligation under Subsection 2.20(F) in the event of the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of such Letter of Credit.

               2.21  Interest, Fees and Expenses.

               (A) Interest. Each Borrower shall pay to Agent for the account of the Lenders interest on the outstanding principal balance of its Revolving Loans, Acquisition Loans and Term Loans and other Liabilities, other than the outstanding principal amount of LIBOR Rate Advances, at a per annum rate equal to the Base Rate plus the Applicable BR Margin for the Revolving Loans, Acquisition Loans and Term Loans, respectively. Each Borrower shall pay to the Lenders interest on the outstanding principal balance of LIBOR Rate Advances comprising a portion of its Revolving Loans, Acquisition Loans and Term Loans (as applicable) at a per annum rate equal to the LIBOR Rate plus the Applicable LIBOR Margin for the Revolving Loans, Acquisition Loans and Term Loans, respectively, it being expressly understood and agreed that interest shall be computed by charging for the first day in each Interest Period but not for the last day in such Interest Period. Interest in respect of Base Rate Advances shall be payable monthly in arrears not later than the first Business Day of each following month. Interest in respect of LIBOR Rate Advances shall be payable at the end of the applicable Interest Period, and if the applicable Interest Period is greater than three months at the end of each three-month period following commencement of the Interest Period. All interest and fees provided for hereunder shall be computed on the basis of a 360-day year for the actual number of days elapsed. Following the occurrence of a Default and during the continuance thereof, each Borrower shall pay to Agent for the account of the Lenders interest from the date of such Default (or, in the event of a Default other than as described in Subsections 9.1(A), (H) or (I) of this Agreement, from the date of notice to such effect to Borrowers from Agent) at a rate (the "Post-Default Rate") equal to the rate set forth above for each of the Liabilities plus three percent (3.00%) per annum on the outstanding principal balance of all of the Liabilities and such interest shall be payable as provided above or, if sooner, on demand.

          (B) Facility Fees. Rail shall pay to Agent for the account of each of the Lenders a facility fee (the "Facility Fee") on the average daily unused portion of each Lender's Revolving Credit Commitment for each quarter (or portion thereof) from the date of the execution of this Agreement at the rate of three-eights of one percent (3/8%) per annum, payable quarterly in arrears on the first Business Day of each February, May, August and November, and on the termination of this Agreement. Rail shall pay to Agent for the account of each of the Lenders a facility fee (the "Acquisition Facility Fee") on the average daily amount of each Lender's Acquisition Commitment for each quarter (or portion thereof) from the date of the execution of this Agreement at the rate of one-half of one percent (1/2%) per annum, payable quarterly in arrears on the first Business Day of each February, May, August and November, and on the termination of this Agreement. The fees provided for in this Subsection 2.21(B) shall be computed on the basis of a 360-day year for the actual number of days elapsed.

          (C) Prepayment Fee. In the event of (i) any payment of any Acquisition Loan prior to the time due hereunder (except from net cash proceeds from the bona fide sale to the public of common stock issued by Rail or, if the Revolving Loans equal zero at the time of such payment, cash generated from operations of
Rail) or (ii) any payment of any Term Loan prior to the time due hereunder (other than pursuant to Subsection 2.7(E) to the extent in any Fiscal Year the aggregate amount of such prepayments under Subsection 2.7(E) does not exceed $500,000), then Rail shall pay to Agent for the account of the Lenders, in addition to any other amounts required to be paid under this Agreement, a prepayment fee ("Prepayment Fee") equal to the following percentage of the amount of such payment, such fee to be due and payable on the date of the initial application thereof to the Liabilities:

                                          Applicable
     Period                             Prepayment Fee
     ------                             --------------
     After March 31, 1996
      but prior to March 31, 1997            2.00%

     On or after March 31, 1997              1.00%
      but prior to March 31, 1998

          (D) Maximum Lawful Rate. This Agreement and the Revolving Notes are hereby limited by this Subsection 2.21(D). In no contingency, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to Agent or any Lender exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest and fees would otherwise be payable to Agent or any Lender in excess of the maximum amount permissible under applicable law, the interest and fees shall be reduced to the maximum amount permitted under applicable law. If from any circumstance, Agent or any Lender shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the principal amount of the Liabilities and not to the payment of fees or interest, or if such excessive interest exceeds the unpaid balance of the principal amount of Liabilities, such excess shall be refunded to the applicable Borrower.

          (E) Early Termination Charge. Subject to the provisions contained in Subsection 2.15, the Borrowers may terminate this Agreement at any time other than at the end of the Term upon the payment by the Borrowers to Agent for the account of the Lenders (based on their respective Proportionate Shares), in addition to payment of the then outstanding principal and accrued interest and payment and performance of all other Liabilities (including without limitation any fees due under Section 2 hereof and any other fees owed to Agent or Lenders), of a termination charge (the "Termination Charge") in an amount equal to two percent (2.00%) if such termination occurs prior to March 31, 1997 and one percent (1.00%) if such termination occurs on or after March 31, 1997 but prior to March 31, 1998 of the Maximum Facility Amount minus (i) the amount of any payment of the Liabilities on which Rail has paid a Prepayment Fee, (ii) the amount of any reduction in the Total Revolving Commitments and the Total Acquisition Commitments on which any Borrower has paid a Commitment Reduction Fee, (iii) the amount of any reduction in the Total Acquisition Commitments which Rail made without incurring any Prepayment Fee under Subsection 2.21(C) and (iv) the amount of prepayments made prior to the time of such termination on the Acquisition Loans on which no fee was payable.

          (F) Reimbursement of Expenses. From and after the Closing Date, each Borrower shall promptly reimburse Agent for all reasonable Expenses of Agent as the same are incurred by Agent and upon receipt of invoices therefor and, if requested by any Borrower, such reasonable backup materials and information as such Borrower shall reasonably request.

          (G)  Letter of Credit Fees.

          (i) Agent, for the ratable benefit of the Lenders, shall be entitled to charge to the account of any Borrower for whose account a Letter of Credit has been issued on the last day of each month, a fee (the "L/C Fee"), in an amount equal to one percent (1.00%) per annum of the average daily outstanding Letter of Credit Obligations of such Borrower for each month (or portion thereof) , payable monthly in arrears on the first Business Day of each following month. Notwithstanding the foregoing, L/C Fees after notice to the Borrowers from Agent following the occurrence and during the continuance of a Default shall be payable at a rate equal to the rate at which the L/C Fees are charged pursuant to the immediately preceding sentence, plus two percent (2.00%) per annum and shall be payable as provided above or, if sooner, on demand. The L/C Fee shall be computed on the basis of a 360-day year for actual days elapsed.

          (ii) Each Borrower shall pay the Issuing Bank all of the Issuing Bank's customary charges for out-of-pocket and administrative expenses upon the issuance of any Letter of Credit for such Borrower's account and for any other out-of-pocket costs, fees and expenses incurred by the Issuing Bank in connection with the application for, issuance of or amendment to any Letter of Credit. Agent shall be entitled to charge to the account of such Borrower therefor, together with, as and when incurred by Agent or any Lender, any other charges, fees, costs and expenses charged to Agent or any Lender for such Borrower's account by the Issuing Bank (other than any fees charged to Agent or any Lender which would be duplicative of the L/C Fee paid to Agent for the benefit of the Lenders) (collectively, including the amounts described in the first sentence of this Subsection 2.21(G)(ii), the "Issuing Bank Fees") in connection with the issuance of any Letters of Credit by the Issuing Bank. Each determination by Agent of L/C Fees, Issuing Bank Fees and other fees under this Subsection 2.21(G) shall be conclusive and binding for all purposes, absent manifest error.

          (H) Additional Fees. In addition, Rail shall pay to Agent, for its own benefit, the other fees required to be paid in the Fee Letter.

          (I) Authorization to Charge Loan Account. Each Borrower hereby authorizes Agent to charge such Borrower's Loan Account with the amount of all Fees, Expenses and other payments to be paid hereunder, under the Fee Letter and under the other Financing Agreements as and when such payments become due. Each Borrower confirms that any charges which Agent may so make to such Borrower's Loan Account as herein provided will be made as an accommodation to such Borrower and solely at Agent's discretion. Agent may in its sole discretion elect to bill any Borrower for such amounts in which case such amounts shall be immediately due and payable with interest as provided herein.

          (J) Indemnification in Certain Events. If after the date of this Agreement, either (i) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to Agent, any of the Lenders, the Issuing Bank or any Lending Affiliate or (ii) Agent, any of the Lenders, the Issuing Bank or any Lending Affiliate complies with any future guideline or request from any central bank or other Governmental Authority or (iii) Agent, any of the Lenders, the Issuing Bank or any Lending Affiliate determines that the adoption after the date of this Agreement of any applicable law, rule or regulation regarding capital adequacy, or any change therein after the date of this Agreement, or any change after the date of this Agreement in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or Agent, any of the Lenders, the Issuing Bank or any Lending Affiliate complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on Agent's, any of the Lenders', the Issuing Bank's or any Lending Affiliate's capital as a consequence of its obligations hereunder to a level below that which Agent, such Lender, the Issuing Bank, or any Lending Affiliate could have achieved but for such adoption, change or compliance (taking into consideration Agent's, such Lender's, the Issuing Bank's or the Lending Affiliate's policies as the case may be with respect to capital adequacy) by an amount deemed by Agent, such Lender, the Issuing Bank or the Lending Affiliate to be material, and any of the foregoing events described in clauses (i), (ii) or (iii) increases the cost to Agent, the Issuing Bank, any of the Lenders or any Lending Affiliate of (A) funding or maintaining any of the Total Revolving Commitments or Total Acquisition Commitments or (B) issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or reduces the amount receivable in respect thereof by Agent, the Issuing Bank, any Lender or any Lending Affiliate, then the Borrowers shall upon demand by Agent, pay to Agent, for the account of Agent, each applicable Lender or, as applicable, the Issuing Bank or Lending Affiliate, additional amounts sufficient to indemnify Agent, the Lenders, the Issuing Bank or the Lending Affiliate against such increase in cost or reduction in amount receivable. A certificate as to the amount of such increased cost and setting forth in reasonable detail the calculation thereof shall be submitted to the Borrowers by Agent, or the applicable Lender, Issuing Bank or Lending Affiliate, and shall be conclusive absent manifest error. The obligations of the Borrowers under this Subsection 2.21(J) shall survive payment of the Liabilities and termination of this Agreement.

          (K) Audit Fees. The Borrowers shall pay to Agent, on the last day of each calendar month during which an audit, inventory analysis or other business analysis is performed by or for the benefit of Agent, or, if earlier, upon the completion of such audit or analysis, an audit fee in an amount equal to $500.00 per day for each Person employed to perform such audit or analysis, which Person may be an employee of Agent or an independent contractor; provided, however, Agent shall not, prior to the occurrence of a Default or Event of Default, charge any Borrower more than $15,000 in the aggregate in any year for such audit fees plus, in any event, all reasonable out-of-pocket costs or expenses incurred by Agent in the performance of such audit or analysis.

          2.22 No Novation. This Agreement (i) merely reevidences the indebtedness heretofore evidenced by the Original Agreement, (ii) is given in substitution for, and not as payment of, the indebtedness evidenced by the Original Agreement and (iii) is in no way intended to constitute a novation or discharge of the indebtedness outstanding evidenced by the Original Agreement or the Notes.

          3.   REPORTING AND ELIGIBILITY REQUIREMENTS.

          3.1  Monthly Reports and Collateral Reports.

          (A)  Monthly Reports.

          Each Borrower shall submit to Agent and to each Lender not later than the twentieth (20th) day of each Fiscal Month, a report (the "Initial Monthly Report"), accompanied by a certificate in the form attached hereto as Exhibit D-1A, which shall be signed by an Authorized Officer of such Borrower. The Initial Monthly Report shall include, as of the last Business Day of the preceding month:

          (i) an aged trial balance of such Borrower's Accounts ("Accounts Trial Balance") prepared in a manner reasonably acceptable to Agent; and

          (ii) a schedule of Inventory owned by such Borrower and in such Borrower's possession or otherwise, by location, valued at the lesser of cost, determined on a first-in, first-out basis, or market, and adjusted for such reserves as Agent has previously indicated to such Borrower are deemed by Agent to be appropriate in its sole discretion, together with a statement, showing the detail as to each plant of such Borrower, of such Borrower's cost of goods sold for the six month period ending with such Fiscal Month.

In addition, each Borrower shall submit to Agent and to each Lender not later than the 20th Business Day after each Fiscal Month, a report (the "Subsequent Monthly Report", and collectively with the Initial Monthly Report, the "Monthly Report"), accompanied by a certificate in the form attached hereto as Exhibit D-1B, which shall be signed by an Authorized Officer of such Borrower. The Subsequent Monthly Report shall include, as of the last Business Day of the preceding month:

          (i) a report summarizing such Borrower's aged trial balance of accounts payable prepared in a manner and in detail reasonably acceptable to Agent or, at such Borrower's option, an aged trial balance of accounts payable, in each case showing the name of each party to whom a payable is due and the amounts, including an aging thereof, in such form as Agent may reasonably request;

          (ii) a reconciliation of such Borrower's Accounts and Inventory between the amount shown on such Borrower's books and such Borrower's collateral reports delivered to Agent in the form of Exhibit D-2 and Exhibit D-3 attached hereto, respectively;

          (iii) the outstanding principal balance of the Revolving Loans and the undrawn face amount of all Letters of Credit;

          (iv) a statement that there exists no Default or Event of Default, or, if any Default or Event of Default exists, a specific description of the nature and the period of existence thereof and the action such Borrower has taken and proposes to take with respect thereto;

          (v) a statement that no Equipment has been sold, damaged, destroyed, abandoned, become obsolete (except for (a) ordinary depreciation and wear and tear and (b) damage to or the destruction or retirement of Equipment with a value (as such term is used in Subsection 8.6 hereof) not in excess of $500,000 in the aggregate for all Borrowers in any one calendar year) since the later of the date of the last Monthly Report or the schedule of Equipment most recently delivered to Agent by such Borrower or, if any such events have occurred, describing the same with such specificity as is satisfactory to Agent; and

          (vi) such additional information as Agent shall reasonably require.

          (B)  Collateral Reports.

          In addition, each Borrower shall provide to Agent a written report at least once every month unless requested more often by Agent (the "Collateral Report"), substantially in the form attached hereto as Exhibit D-4 describing or including, in a form and with such specificity as is satisfactory to Agent:

          (i) all Accounts created or acquired by such Borrower subsequent to the immediately preceding Collateral Report; together with copies of any other reports or information, in a form and with such specificity as is satisfactory to Agent, concerning Accounts included, described or referred to in the Collateral Reports and any other documents in connection therewith requested by Agent, including, without limitation, but only if specifically requested by Agent, copies of all invoices and bills of lading prepared in connection with such Accounts;

          (ii) any net decrease in the aggregate amount of Eligible Accounts of such Borrower since that last reported to Agent in the preceding Collateral Report, and, if specifically requested by Agent, information in connection with (a) any Account which has ceased to be an Eligible Account (including by reason of collection thereof) since the most recent Collateral Report and (b) any other Account with respect to which any setoff, counterclaim or dispute has been asserted by any Account Debtor or any allegation of delayed performance or nonperformance has been made by any Account Debtor accompanied by a statement of any modification, adjustment or compromise with respect to any such Account which affects the amount due or the time when payment of such Account is to be made; provided such Borrower shall not be deemed to be in breach of this clause (ii) unless the aggregate amount of Accounts as to any Account Debtor as to which such Borrower fails to provide such information exceeds $250,000;

          (iii) information on all amounts collected by such Borrower on Accounts subsequent to the immediately preceding Collateral Report;

          (iv) a calculation of such Borrower's Current Asset Base in a form reasonably acceptable to the Agent; and

          (v)    such additional information as Agent shall require.

          (C) Electronic Transmission of Reports. Notwithstanding anything herein to the contrary, the Monthly Reports, Collateral Reports and other reports with respect to Collateral delivered by the Borrowers to Agent may be sent, for receipt by Agent by the time specified or required pursuant to the terms of this Agreement, by electronic transmission (in lieu of other written forms), provided that (i) the form of such electronic transmission shall be reasonably acceptable to Agent; (ii) the electronic transmission shall contain the electronically transmitted signature of an Authorized Officer of such Borrower; and (iii) the form of such electronic transmission shall contain the following legend:

          Pursuant to, and in accordance with, the terms and provisions of that certain Amended and Restated Loan and Security Agreement (the "Agreement") dated as of August 7, 1996 between American National Bank and
          Trust Company of Chicago, as Agent ("Agent"), ABC Rail Products Corporation, a Delaware corporation and certain other parties, the undersigned Borrower (as defined in the

          Agreement), is executing and delivering by electronic transmission to Agent this report accompanied by supporting data (collectively referred to as the "Report"). Borrower warrants and represents to Agent that the Report is true, correct and based on information contained in Borrower's own financial accounting records. Borrower, by the execution of the Report, hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Agreement, and further certifies on this day of _______________, ________, that Borrower is in compliance with the Agreement. The Authorized Officer whose name is written below hereby adopts such written name as his signature with present intention to authenticate a writing.

          3.2 Eligible Accounts. Agent shall have the sole right, in its discretion exercised in Good Faith, to determine which Accounts are eligible (the "Eligible Accounts"). Without limiting Agent's discretion, the following Accounts shall not be Eligible Accounts: (i) Accounts which remain unpaid one hundred twenty (120) days after the original date of the applicable invoice;
(ii) all Accounts owing by a single Account Debtor, including a currently scheduled Account, if fifty percent (50%) or more of the balance owing by such Account Debtor to a Borrower are not, or would not be, Eligible Accounts as a result of the application of the provisions of the preceding clause (i); (iii) Accounts with respect to which the Account Debtor is a director, officer, employee, Subsidiary or Affiliate of any Borrower; (iv) Accounts with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless with respect to any such Account, the applicable Borrower has complied to Agent's satisfaction with the provisions of the Federal Assignment of Claims Act of 1940, including, without limitation, executing and delivering to Agent all statements of assignment and/or notification which are in form and substance acceptable to Agent and which are deemed necessary by Agent to effectuate the assignment to Agent of such Accounts; (v) Accounts with respect to which the Account Debtor is not a resident of the United States or the Alberta, British Columbia, Manitoba, Nova Scotia, Ontario, Ottawa or Saskatchewan Provinces of Canada, unless the Account Debtor has supplied the applicable Borrower with an irrevocable letter of credit, issued by a financial institution satisfactory to Agent, sufficient to cover such Account in form and substance reasonably satisfactory to Agent; (vi) Accounts with respect to which the Account Debtor has asserted a counterclaim or has a right of setoff (but only to the extent of such asserted counterclaim or setoff unless the Account Debtor is refusing to pay the remaining amount of such Account or Accounts); (vii) Accounts for which the prospect of payment or performance by the Account Debtor is or may be impaired as determined by Agent in its sole discretion exercised in Good Faith; (viii) Accounts with respect to which Agent does not have a first and valid fully perfected security interest;
(ix) Accounts with respect to which the Account Debtor is the subject of bankruptcy or a similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee; (x) Accounts with respect to which the Account Debtor's obligation to pay the Account is conditional upon the Account Debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis; (xi) Accounts to the extent that the Account Debtor's indebtedness to the applicable Borrower exceeds a credit limit determined by Agent in Agent's sole discretion in Good Faith; and (xii) Accounts from Account Debtors located in a state where the applicable Borrower has failed to file any required notice of business activities or similar notice or failed to qualify to do business if one or both of such actions is a condition to such Borrower's enforcement or collection of such Account under state law. In the event that any previously scheduled Eligible Accounts cease to be Eligible Accounts under the above described criteria, the applicable Borrower shall notify Agent as required in Subsection 3.1(B); provided, however, that if as a result thereof there has been a net decrease of more than $250,000 (other than as a result of collections of Accounts received by Agent) in the aggregate amount of Eligible

Accounts since the amount reported to Agent in the preceding Collateral Report, such Borrower shall notify Agent thereof immediately after such Borrower has obtained knowledge thereof. Notwithstanding the foregoing or the provisions of Subsection 3.10 hereof, Accounts and Inventory arising (whether before or after the time of acquisition) from any business acquired by any Borrower shall be subject to criteria with respect to eligibility and inclusion in the Current Asset Base of such Borrower, in addition to, or different from the foregoing or the criteria set forth in Subsection 3.10 hereof or the percentage rates of advance or other limitations set forth in Subsection 2.4 hereof, as Agent may in its sole discretion determine from time to time.

          3.3 Account Warranties. With respect to Accounts of any Borrower scheduled, listed or referred to on any Accounts Trial Balance as Eligible Accounts or which such Borrower wants Agent to consider as Eligible Accounts, such Borrower warrants and represents to Agent and Lenders that (except as to an aggregate amount of Accounts of all Borrowers not to exceed $250,000 at any time): (i) they are genuine, are in all respects what they purport to be, and are not evidenced by a judgment; (ii) they represent undisputed, bona fide transactions, completed in accordance with the terms and provisions contained in the documents, if any, delivered to Agent and Lenders with respect thereto;
(iii) to the best of such Borrower's knowledge the amounts shown on the respective Accounts Trial Balance, such Borrower's books and records and all invoices and statements which may be delivered to Agent and Lenders with respect thereto are actually and absolutely owing to such Borrower and are not in any way contingent; (iv) no payments have been or shall be made thereon except payments immediately (except for payments directed to such Borrower in which event such Borrower shall hold such payments in trust as provided in Subsection
3.6 and so deposit them within one Business Day of such Borrower's receipt thereof) deposited into Lock Box Accounts (as hereinafter defined) or Blocked Accounts (as hereafter defined) or delivered to Agent pursuant to this Agreement; (v) to the best of such Borrower's knowledge there are no setoffs, counterclaims or disputes existing or asserted with respect thereto (except to the extent deducted from the amount of the relevant Account in determining the amount of the relevant Eligible Account) and such Borrower has not made any agreement with any Account Debtor for any deduction therefrom except a discount or allowance allowed by such Borrower in the ordinary course of its business for prompt payment; (vi) to the best of such Borrower's knowledge there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder as shown on the Accounts Trial Balance, such Borrower's books and records and all invoices and statements delivered to Agent with respect thereto; (vii) to the best of such Borrower's knowledge, all Account Debtors have the capacity to contract and are solvent;
(viii) the services furnished and/or goods sold giving rise thereto are not subject to any Lien or claim except that of Agent and except as specifically permitted in Subsection 8.1 below; (ix) such Borrower has no knowledge of any fact or circumstance which would impair the validity or collectibility thereof; and (x) to the best of such Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in such Account Debtor's financial condition. Each Borrower agrees to notify Agent with respect to any Accounts (except as to Accounts not to exceed $250,000 in the aggregate for all Borrowers at any time outstanding) scheduled on the Accounts Trial Balance with respect to which the warranties in this Subsection 3.3 are not true and which such Borrower, therefore, does not want Agent to consider as Eligible Accounts.

          3.4 Verification of Accounts. Agent shall have the right, at any time or times hereafter, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Accounts, by mail, telephone, telegraph or otherwise and in any event to sign any Borrower's name on any verification of Accounts and notices thereof to Account Debtors. Prior to the occurrence of a Default or Event of Default, Agent shall give the applicable Borrower telephonic or written notice prior to any such verification.

          3.5 Account Covenants. Each Borrower shall promptly upon learning thereof (except as to Accounts not to exceed $500,000 in the aggregate for all Borrowers at any time outstanding): (i) inform Agent in writing of any material violation of such Borrower's contractual obligations to any Account Debtor or of any assertion of any claims, offsets or counterclaims by any Account Debtor;
(ii) furnish to and inform Agent of all material adverse information relating to the financial condition of any Account Debtor; and (iii) notify Agent in writing if any of its then existing Accounts scheduled to Agent with respect to which Agent or any Lender has made an advance are no longer Eligible Accounts as to which Agent and each Lender has not previously received notice from such Borrower that the same have ceased to be Eligible Accounts hereunder.

          3.6 Collection of Accounts and Payments. Each Borrower shall establish lock box accounts ("Lock Box Accounts") and blocked accounts (the "Blocked Accounts") with Agent and with such banks as are reasonably acceptable to Agent (collectively, the "Collecting Banks") to which all Account Debtors shall directly remit all payments on Accounts and in which each Borrower will immediately deposit all cash and other payments made for Inventory and other payments constituting proceeds of Collateral in the identical form in which such payments were made, whether by cash or check. The Collecting Banks shall acknowledge and agree in a manner satisfactory to Agent that all payments made to the Lock Box Accounts and the Blocked Accounts are the sole and exclusive property of Agent, that the Collecting Banks have no right to setoff against the Lock Box Accounts or Blocked Accounts and that the Collecting Banks will wire or otherwise transfer immediately available funds in a manner satisfactory to Agent, funds deposited into the Lock Box Accounts and Blocked Accounts to Agent on a daily basis as soon as such funds are collected. Each Borrower hereby agrees that all payments made to the Lock Box Accounts, Blocked Accounts or otherwise received by the Collecting Banks or Agent, whether on the Accounts or as proceeds of such Borrower's other Collateral or otherwise will be the sole and exclusive property of Agent and will be applied on account of such Borrower's Revolving Loans and the other Liabilities (other than, with respect to Rail, the Term Loans and the Acquisition Loans except during the occurrence and continuance of a Default and unless otherwise required or permitted pursuant to the terms of this Agreement) as follows: (i) when the funds have become available, for collection of checks and other instruments (including automatic clearing house electronic funds transfers and depository transfer checks) received by Agent at its offices in Chicago, Illinois, Agent will credit (conditional upon final collection) all such payments to such Borrower's Loan Account and (ii) all cash payments received by Agent at its offices in Chicago, Illinois, including, without limitation, payments made by wire transfer of immediately available funds received by Agent in time for posting to the account of Agent on the date received, will be credited to such Borrower's Loan Account immediately upon receipt. Application on account of the Liabilities shall be made by Agent (i) first to all Base Rate Advances and (ii) only when no Base Rate Advances are outstanding to LIBOR Rate Advances. Each Borrower and each of its Affiliates, Subsidiaries, shareholders, directors, officers, employees, agents or those Persons acting for or in concert with such Borrower shall, acting as trustee for Agent, receive, as the sole and exclusive property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of such Borrower's Accounts or other Collateral which come into the possession or under the control of such Borrower or any of its Affiliates, Subsidiaries, shareholders, directors, officers, employees, agents or those Persons acting for or in concert with such Borrower and immediately upon receipt thereof, such Borrower shall remit the same or cause the same to be remitted, in kind, to Agent, at Agent's address set forth below. Each Borrower agrees to pay to Agent any and all fees, costs and expenses which Agent incurs in connection with opening and maintaining such Borrower's Lock Box Accounts and Blocked Accounts and depositing for collection by Agent any check or item of payment received and/or delivered to any Collecting Bank or Agent, respectively, on account of the Liabilities and such Borrower further agrees to reimburse Agent for any claims asserted by the Collecting Banks in connection with such Borrower's Blocked Accounts and any amounts paid to any Collecting Bank arising out of Agent's indemnification of such Collecting Bank against damages incurred by such Person in the operation of any Blocked Account.

          3.7 Appointment of Agent as Borrower's Attorney-in-Fact. Each Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all officers, employees, agents and other Persons designated by Agent) as such Borrower's true and lawful attorney-in-fact, and authorizes Agent, in such Borrower's or Agent's name, to: (a) following the occurrence and during the continuance of a Default (i) demand payment of Accounts; (ii) enforce payment of Accounts by legal proceedings or otherwise; (iii) exercise all of such Borrower's rights and remedies with respect to proceedings brought to collect an Account; (iv) sell or assign any Account upon such terms, for such amount and at such time or times as Agent deems advisable; (v) settle, adjust, compromise, extend or renew any Account; (vi) discharge and release any Account; (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an Account Debtor; (viii) notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Agent, and open and deal with all mail addressed to such Borrower; and (ix) do all acts and things which are necessary, in Agent's sole discretion, to fulfill such Borrower's obligations under this Agreement; and (b) at any time (i) take control in any manner of any item of payment or proceeds thereof; (ii) have access to any lockbox or postal box into which such Borrower's mail is deposited; (iii) endorse such Borrower's name upon any items of payment or proceeds thereof and deposit the same in Agent's account on account of the Liabilities; (iv) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto; and (v) sign such Borrower's name on any verification of Accounts and notices thereof to Account Debtors.

          3.8 Instruments and Chattel Paper. Immediately upon any Borrower's receipt thereof, such Borrower shall deliver or cause to be delivered to Agent, with appropriate endorsement and assignment to vest title and possession in Agent, for the benefit of the Lenders, all chattel paper and instruments which such Borrower now owns or may at any time or times hereafter acquire.

          3.9 Notice to Account Debtors. Upon and during the continuance of any Event of Default or Default, Agent may, in its sole discretion, at any time or times and without prior notice to any Borrower, notify any or all Account Debtors that the Accounts have been assigned to Agent and that Agent has a security interest therein. Agent may direct any or all Account Debtors to make all payments upon the Accounts directly to Agent. Agent shall furnish the applicable Borrower with a copy of any such notice.

          3.10 Eligible Inventory. Agent shall have the sole right, in its sole discretion, in Good Faith to determine which Inventory is eligible (the "Eligible Inventory"). Without limiting Agent's discretion, the following Inventory shall not be Eligible Inventory: (i) Inventory which is obsolete, not in good condition, or not either currently usable or currently salable in the ordinary course of such Borrower's business; (ii) Inventory which Agent determines, in the exercise of Agent's sole discretion and in accordance with Agent's customary business practices, to be unacceptable due to age, type, category and/or quantity; (iii) Inventory which is not subject to internal control and management procedures acceptable to Agent, in Agent's sole discretion; (iv) Inventory with respect to which Agent does not have a first priority and valid fully perfected security interest; (v) Inventory of a Borrower which is stored or placed with a bailee, warehouseman, supplier, lessor or similar party other than Inventory with warehousemen, bailees or lessors as to which such Borrower has notified Agent in writing and which have signed an agreement in favor of Agent in form and substance satisfactory to Agent; (vi) Inventory delivered to a Borrower on consignment; (vii) Inventory sold by a Borrower on consignment, other than such Inventory consisting of railcar wheels furnished on consignment (each, a "Permitted Consignment"), provided that (a) such Borrower has notified Agent in writing of such consignment and the location thereof, (b) Agent has received a written agreement signed by the consignor thereof as to Agent's rights in and to such Inventory which agreement is in form and substance satisfactory to Agent, and (c) the amount (valued as provided in Subsection 2.4) of such Inventory does not exceed $1,500,000 in the aggregate for all Borrowers; (viii) Inventory constituting supplies; and (ix) Inventory which is not located at one of the locations designated on Schedule 6.5 (other than Permitted Consignments). In the event that previously scheduled Inventory ceases to be Eligible Inventory under the above-described criteria, and as a result there has been a material net decrease in the aggregate amount of Eligible Inventory since that last reported in the preceding Collateral Report, the Borrower experiencing such decrease shall notify Agent and each Lender thereof immediately after such Borrower has obtained knowledge thereof.

          3.11 Inventory Warranties. With respect to Inventory scheduled, listed or referred to in any Monthly Report or Collateral Report, each Borrower warrants that (i) it is located at one of the premises listed on Schedule 6.5 or is in transit between such listed locations; (ii) it is located at the location shown thereon for it; (iii) it is not subject to any Lien whatsoever except for the security interest granted to Agent hereunder and except as specifically permitted in Subsection 8.1 below; and (iv) it is of good and merchantable quality, free from any defects which would affect the market value of such Inventory. Each Borrower agrees to notify Agent with respect to any of its Inventory with respect to which the warranties in this Subsection 3.11 are not true and which such Borrower, therefore, does not want Agent to consider as Eligible Inventory if as a result thereof there has been a material net decrease in the aggregate amount of Eligible Inventory since that last reported in the preceding Collateral Report.

          3.12 Inventory Records. Each Borrower shall at all times hereafter maintain a perpetual inventory, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory and Eligible Inventory, such Borrower's cost therefor and daily withdrawals therefrom and additions thereto, all of which records shall be available during Borrower's usual business hours at the request of any of Agent's or any Lender's officers, employees or agents. Each Borrower shall conduct a physical count of the Inventory at least once each year (and, following the occurrence of an Event of Default or a Default, at such other intervals as may be requested by Agent or any Lender) and promptly following such physical inventory shall supply Agent and each Lender with a report in a form and with such specificity as may be satisfactory to Agent or such Lender concerning such physical count of the Inventory.

          3.13 Safekeeping of Inventory and Inventory Covenants. Neither Agent nor any Lender shall be responsible for: (i) the safekeeping of the Inventory;
(ii) any loss of or damage to the Inventory; (iii) any diminution in the value of the Inventory; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency or any other Person. As between the Borrowers, Agent and Lenders, all risk of loss, damage, destruction or diminution in value of the Inventory shall be borne by Borrowers. No Inventory of a Borrower shall be, without Agent's prior written consent, at any time or times hereafter stored with a bailee, warehouseman, consignee or similar third party, other than warehousemen or bailees as to which such Borrower has notified Agent and which have signed an agreement in favor of Agent in form and substance satisfactory to Agent. No Borrower shall sell any of its Inventory on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or any other basis subject to a repurchase obligation or return right (except Permitted Consignments).

          3.14 Equipment Warranties. With respect to Equipment of a Borrower scheduled, listed or referred to in any Monthly Report or Collateral Report or which is the subject of any Loan, such Borrower warrants that (i) it is the lawful owner of the Equipment and it has the right to subject the same to a security interest in favor of Agent; (ii) it is not subject to any Lien except for the security interest granted to Agent hereunder and except as specifically permitted in Subsection 8.1 hereof; and (iii) all such Equipment is in good condition and repair and is currently used or usable in such Borrower's business.

          3.15 Equipment Records. Each Borrower shall at all times hereafter keep correct and accurate records itemizing and describing the location, the kind, type, age and condition of its Equipment, such Borrower's cost therefor and accumulated depreciation thereof; and retirements, sales, or other dispositions thereof; all of which records shall be available during such Borrower's usual business hours on demand to any of Agent's or any Lender's officers, employees or agents. All Equipment is and shall be kept at the locations specified on Schedule 6.5.

          3.16 Safekeeping of Equipment. Neither Agent nor any Lender shall be responsible for: (i) the safekeeping of the Equipment; (ii) any loss or damage to the Equipment; (iii) any diminution in the value of the Equipment; or (iv) any act or default of any repairman, bailee or any other Person with respect to the Equipment. As between the Borrowers, Agent and Lenders, all risk of loss, damage, destruction or diminution in value of the Equipment shall be borne by the Borrowers.

          3.17 Locations. All Collateral which is not in transit is, and shall be, located at the locations set forth on Schedule 6.5 hereto (except for Permitted Consignments).

          3.18 Certain Rail Mill Provisions. Without limiting Subsection 3.17 of the Agreement, Rail acknowledges and agrees that it shall not permit or cause any Collateral (other than motor vehicles on a temporary basis) to be located at the Rail Mill without receiving the prior written consent of the Lenders. Without limiting Subsection 11.2 of the Agreement, the Borrowers will indemnify the Agent for all costs and expenses it may incur in connection with the Mortgagee Waiver and Intercreditor Agreement dated as of September 29, 1995 between Agent and Creditanstalt Corporate Finance, Inc., which costs and expenses will be payable on demand. The Purchase Agreement dated as of March 27, 1995 by and between Automated Machine Tools, Ltd. and Rail is no longer of any force or effect; no purchases of any property will be made thereunder; and any property heretofore purchased thereunder has been accurately described to the Agent and the Lenders in writing. Rail will cause all property constituting part of the Rail Mill to be maintained separate from all other property of the Borrower and readily identifiable as distinct therefrom.

          4.   CONDITIONS OF LOANS, ADVANCES AND LETTER OF CREDIT.

          4.1 Conditions to Initial Loans and Letters of Credit. Notwithstanding any other provision of this Agreement, the obligation of each Lender to make the any Loan on or after the Closing Date, the obligation of Agent to request the Issuing Bank to issue Letters of Credit hereunder on or after the Closing Date and the obligation of the Issuing Bank to issue any Letter of Credit on or after the Closing Date are subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such Loans or issuance of such Letters of Credit on the Closing Date, the conditions precedent set forth on Exhibit E.

          4.2 Conditions to Each Term Loan, Acquisition Loan, Revolving Loan, Advance and Letter of Credit. Notwithstanding any other provision contained in this Agreement, the making of any Term Loan, Acquisition Loan and Revolving Loan and the issuance of any Letter of Credit under this Agreement, including without limitation the continuation of any LIBOR Rate Advance from one Interest Period to another or conversion of one Type of Advance to another Type of Advance, shall be conditioned upon receipt by Agent of all notices and other communications required under Subsection 2.5 and upon the satisfaction of the following, in each case to the satisfaction of Agent, both before and after giving effect thereto and to the application of the proceeds therefrom (and each request for the borrowing of a Term Loan, Acquisition Loan or Revolving Loan or request for a Letter of Credit, as the case may be, and the continuation of any LIBOR Rate Advance from one Interest Period to another or conversion of one Type of Advance to another Type of Advance, and the acceptance by any Borrower of the proceeds of such Term Loan, Acquisition Loan, Revolving Loan or Advance or issuance of such Letter of Credit, shall constitute a representation and warranty by such Borrower that on the date of such Loan or Advance or issuance of such Letter of Credit before and after giving effect thereto and to the application of the proceeds therefrom, the following such statements are true); provided, however, that the following Subsections 4.2(B) and (D) shall not apply to a continuation of a LIBOR Rate Advance from one Interest Period to another Interest Period or to a conversion of one Type of Advance to another Type of Advance and Subsection 4.2(C) shall apply to such a continuation or conversion if the Agent consents to the making thereof notwithstanding the failure of such Borrower to satisfy such conditions as provided in Subsection 2.5(A):

          (A) Letters of Credit. With respect to the issuance of any Letter of Credit, none of the events set forth in Subsection 2.20(A) hereof which would prohibit Agent from requesting the Issuing Bank to issue a Letter of Credit has occurred and is continuing or would result from the issuance of such Letter of Credit.

          (B) No Material Adverse Change. No material adverse change, as determined by Agent in its sole discretion, in the business, operations, condition (financial or otherwise), properties or prospects of Rail shall have occurred at any time or times subsequent to the most recent annual financial statements provided pursuant to Subsection 7.1(B) hereof or of the Original Agreement.

          (C) No Default. There shall not have occurred any Default or Event of Default which is then continuing, nor shall any such Default or Event of Default occur after giving effect to the Loan, Advance or Letter of Credit as the case may be.

          (D) Representations and Warranties True and Correct. The representations and warranties of each Borrower contained in this Agreement and the other Financing Agreements shall be true and correct in all material respects on and as of the date of any Loan, Advance or Letter of Credit as though made on and as of such date other than any such representations or warranties that by their terms, refer to a specific date.

          (E) Other Requirements. Agent shall have received, in form and substance reasonably satisfactory to Agent, all drafts, certificates, orders, authorities, consents, opinions, affidavits, applications, schedules, instruments, security agreements, financing statements, mortgages and other documents which are provided for hereunder or under the other Financing Agreements, or which Agent may at any time reasonably request, including without limitation all documents required to be delivered to Agent under Subsections 5.2 and 7.1, and all Monthly Reports and Collateral Reports required as set forth in Subsection 3.1 hereof.

          4.3 Conditions to Acquisition Loans. Notwithstanding any other provision of this Agreement, the obligation of each Lender to make each Acquisition Loan is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such Loan, the conditions precedent set forth in Subsection 4.2 hereof and

          (A) Concurrently therewith Rail shall have consummated a Permitted Acquisition consisting of an Asset Acquisition and the proceeds of (and not more than) such Acquisition Loan shall be used by Rail to pay a portion of the purchase price to be paid in connection with such Permitted Acquisition, less liabilities assumed (the "Net Price"), and the aggregate amount of the Acquisition Loans made in connection with a Permitted Acquisition shall be equal to or less than the amount (the "Acquisition Loan Funding Cap"), if any, by which the cash portion of the Net Price exceeds the aggregate increase in the Current Asset Base as a result of the consummation of such Permitted Acquisition as estimated by Agent in its discretion exercised in Good Faith.

          (B) If the Permitted Acquisition closes on or after July 31, 1995, Borrower's Fixed Charge Coverage Ratio as most recently reported to the Lenders pursuant to the terms of this Agreement would not have been less than the "Minimum Pro Forma Ratio" (as hereinafter defined) if there were added to Fixed Charges used in computing such ratio an additional amount equal to one-third (1/3) of the

Acquisition Loans requested in connection with such Permitted Acquisition and the amount of Unfunded Capital Expenditures used in determining Available Cash Flow was $5,000,000. The term "Minimum Pro Forma Ratio", as used herein, shall mean (i) .9 to 1.0 if the Permitted Acquisition closes after July 31, 1995 and on or before July 31, 1996, (ii) 1.1 to 1.0 if the Permitted Acquisition closes after July 31, 1996 and on or before July 31, 1997, and (iii) 1.25 to 1.0 if the Permitted Acquisition closes after July 31, 1997.

          (C) Rail's Adjusted Goodwill projected or resulting from such Permitted Acquisition shall not exceed 25% (provided such percentage shall be 50% if Agent shall consent) of the cash purchase price paid in connection with such Permitted Acquisition.

          (D) Each Lender shall have received possession of an Acquisition Note made by Rail in favor of such Lender in the principal amount of the Acquisition Loan to be made by such Lender.

          5.   COLLATERAL.

          5.1 Security Interest. To secure payment and performance of its Liabilities, each Borrower hereby grants to Agent, for the benefit of Agent, the Lenders and the Issuing Bank, a right of setoff against and a continuing security interest (and Rail and Deco hereby confirm, acknowledge, continue and ratify in all respects the right of setoff and security interest granted under the Original Agreement and Security Agreement, respectively, and all other Financing Agreements executed in connection therewith) in and to all of the property, and interests in property, of such Borrower, whether real or personal, whether now owned or hereafter acquired by such Borrower and wheresoever located, including without limitation: (i) Accounts, contract rights, General Intangibles, tax refunds, chattel paper, instruments, notes, letters of credit, documents, and documents of title; (ii) Inventory; (iii) Equipment; (iv) such Borrower's deposit accounts (general or special) with and credits and other claims against Agent or any Lender, or any other financial institution with which such Borrower maintains deposits; (v) such Borrower's monies, and any and all other property and interests in property of such Borrower now or hereafter coming into the actual possession, custody or control of Agent or any Lender or any agent or affiliate of Agent or any Lender in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); (vi) insurance proceeds of or relating to any of the foregoing;
(vii) insurance proceeds relating to any key man life insurance policy covering the life of any director, officer, employee or former director, officer or employee of such Borrower; (viii) insurance proceeds relating to business interruption insurance; (ix) books and records relating to any of the foregoing; and (x) all accessions and additions to, substitutions for, and replacements, products and proceeds, of any of the foregoing; provided, however, that the foregoing property, and interest in property, shall not include the Excluded Property so long as the Excluded Property is collateral for indebtedness of Rail permitted to exist under Subsection 8.2 and the Lien thereon is permitted to exist under Subsection 8.1; provided, further, that immediately and automatically (without the need for any further action) upon the repayment of all of the indebtedness and obligations for which any Excluded Property is collateral and the release by the holder of such indebtedness of all of its liens on and security interests in such Excluded Property, such Excluded Property shall be Collateral securing the Liabilities.

          5.2. Preservation of Collateral and Perfection of Security Interests Therein. Each Borrower shall execute and deliver to Agent, concurrently with the execution of this Agreement, and at any time or times hereafter at the request of Agent, all financing statements, instruments or other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed necessary by Agent), as Agent may request, in a form reasonably satisfactory to Agent, to perfect and keep, as a first priority perfected security interest, the security interest and Liens in the Collateral granted by such Borrower to Agent for the benefit of Agent, the Lenders and the Issuing Bank, or to otherwise protect and preserve the Collateral and Agent's security interest and Liens therein or to enforce Agent's security interests and Liens in the Collateral. Should any Borrower fail to do so, Agent is authorized to sign any such financing statements as such Borrower's agent. Each Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

          5.3 Real Property and Leaseholds. Each Borrower shall, at its own expense, with respect to any interest in real estate (other than the Excluded Property) existing on the date hereof or acquired after such date, upon Agent's request therefor (i) as soon as practicable and in any event within thirty (30) days of such request, duly execute and deliver to Agent any and all mortgages, trust deeds, deeds of trust, leasehold mortgages, leasehold deeds of trust, pledges, assignments and other security agreements (collectively, the "Mortgages") as specified by and in form and substance satisfactory to Agent securing payment in and to the real properties owned by such Borrower and leaseholds of such Borrower as may be designated by Agent, (ii) as soon as practicable and in any event within ten (10) days of such request, deliver to Agent a description of such properties and leaseholds in detail sufficient for recordation and otherwise satisfactory to Agent, (iii) as soon as practicable and in any event within thirty (30) days of such request, deliver to Agent an ALTA survey of said real estate in form and substance acceptable to Agent and certified to Agent, showing no encroachments or other exceptions to title which affect marketability of title other than those permitted in writing by Agent and stating that said real estate is located in an area of minimal flooding or accompanied by evidence that flood insurance to cover any flood risk has been obtained, together with flood zone maps for the area in which the property is located from the Federal Emergency Management Agency; (iv) as soon as practicable and in any event within thirty (30) days of such request, deliver to Agent an environmental survey with respect to said real estate in form and substance satisfactory to Agent and made by an engineer reasonably satisfactory to Agent which reveals no environmental risk not acceptable to Agent; (v) as soon as practicable and in any event within thirty (30) days of such request, if the interest being acquired is a leasehold interest (other than leases that individually or in the aggregate are not material to such Borrower as determined by Agent), deliver to Agent the lease (and a recorded memorandum of the lease or short form lease sufficient to constitute constructive notice of such lease if such lease is not recorded), and an agreement from the landlord to Agent, in each case in form and substance reasonably satisfactory to Agent; (vi) as soon as practicable and in any event within thirty (30) days of such request, deliver to Agent an ALTA loan policy in form and substance reasonably satisfactory to Agent and from a title insurance company reasonably satisfactory to Agent insuring that the Lien of the Mortgages delivered pursuant to this Subsection
5.3 is a valid, first priority Lien on such interest in real estate (but subject to the lien of any encumbrance permitted pursuant to Subsection 8.1 hereof then of record against the property upon which any such Mortgage is sought) with the following endorsements if such endorsements are available from such title insurance company (or, if not, comparable endorsements available from such title insurance company): revolving credit, contiguity (if applicable), 3.1 zoning, encroachments, comprehensive mortgage, usury, doing business, location, last dollar, access, tying and such other endorsements as Agent may require and if such a provision is in the loan policy, waiver of compulsory arbitration; (vii) as soon as practicable and in any event within thirty (30) days of such request, deliver to Agent and the Lenders an opinion of counsel authorized to practice law in the state in which such real estate is located, as to such matters required by Agent and in form and substance satisfactory to Agent; and (viii) as soon as practicable and in any event within thirty (30) days of such request, take whatever action (including, without limitation, the recording of any Additional Mortgage, the filing of financing statements, the giving of notices and the endorsement of notices on title documents) as may be necessary or advisable in the opinion of Agent to vest in Agent (or in any representative of Agent designated by it), for the benefit of Agent, the Lenders and the Issuing Bank, valid and subsisting first priority liens and charges and valid and first priority, perfected security interests in and to the properties purported to be subject to the Mortgages delivered pursuant to this Subsection 5.3, enforceable in accordance with their terms (but subject to the lien of any encumbrance permitted pursuant to Subsection 8.1 hereof then of record against the property upon which any such Mortgage is sought); provided, however, that such Borrower shall not be required to deliver a Mortgage covering any Excluded Property, or otherwise comply with clauses (i) through (viii) of this Subsectionwith respect to Excluded Property, so long as such Excluded Property is collateral for indebtedness of such Borrower permitted under Subsection 8.2 and the Lien thereon is permitted under Subsection 8.1; provided, further that immediately after repayment of all of the indebtedness and obligations for which such Excluded Property is collateral and the release by the holder of such indebtedness of all of its liens on and security interests in such Excluded Property, such Borrower shall comply with clauses (i) through (viii) of this Subsection with respect to such Excluded Property. At any time and from time to time, each Borrower shall promptly execute and deliver any and all further financing statements, instruments and documents (and pay the cost of filing or recording the same in all places deemed necessary by Agent) and take all such other action as Agent may reasonably deem necessary in obtaining the full benefits of, or in preserving the Liens of, the Mortgages delivered pursuant to this Subsection 5.3.

          5.4 Loss of Value of Collateral. Each Borrower shall immediately notify Agent of any loss or damage or destruction (other than ordinary wear and tear), in excess of $500,000 in the aggregate for all Borrowers in the value of the Collateral in any Fiscal Year.

          5.5 Setoff. Each Borrower agrees that Agent, each Lender and the Issuing Bank has all rights of setoff and banker's lien provided by applicable law and, in addition thereto, each Borrower agrees that (in addition to Agent's rights with respect to proceeds of Collateral) at any time (a) any amount owing by it under this Agreement or any other Financing Agreement is then due or (b) any Default exists, Agent, each Lender and the Issuing Bank may apply to the payment of the Liabilities, any and all balances, credits, deposits, accounts or moneys of such Borrower then or thereafter with the Agent, such Lenders or Issuing Bank. Without limitation of the foregoing and in addition to Agent's rights with respect to the proceeds of the Collateral, each Borrower agrees that upon and after the occurrence of a Default, Agent, each Lender and the Issuing Bank and each of their respective branches and offices is hereby authorized, at any time and from time to time, without notice, (i) to setoff against, and to appropriate and apply to the payment of, the Liabilities (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts owing by Agent, any such Lender or Issuing Bank or any such office or branch to such Borrower (whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and
(ii) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such Liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as Agent, such Lender or Issuing Bank may elect in its sole discretion. Each Lender or Issuing Bank exercising such rights shall notify Agent thereof and any amount received as a result of the exercise of such rights shall be reallocated among Agent, the Lenders, and the Issuing Bank as set forth in Subsection 2.13 hereof.

          5.6 Cash Collateral. In the event that the Issuing Bank has issued any Letter of Credit, at any time after (i) the occurrence of a Default, (ii) demand by Agent for payment of the Liabilities as provided in Subsection 9.1 hereof, (iii) there exists no unpaid principal balance of the Liabilities, (iv) this Agreement shall terminate for any reason pursuant to Subsection 2.15 hereof, (v) the amount of (a) the aggregate outstanding principal balance of the Revolving Loans plus the aggregate undrawn face amount of Letters of Credit outstanding shall exceed the amount of (b) the Current Asset Base plus the sum of the undrawn face amount of any Letters of Credit outstanding, or (vi) termination of the Revolving Commitments, Agent may request of any Borrower for whose account a Letter of Credit was issued, and such Borrower thereupon shall deliver to Agent, cash collateral for any or all outstanding Letters of Credit in an amount equal to the aggregate undrawn face amount of such Letters of Credit. If any Borrower fails to deliver such cash collateral to Agent promptly upon Agent's request therefor, Agent may, without limiting Agent's rights or remedies arising from such failure to deliver cash, retain, as cash collateral, cash proceeds of the Collateral in an amount equal to the aggregate undrawn face amount of all Letters of Credit then outstanding. Agent may at any time apply any or all of such cash and cash collateral to the payment of any or all of the Liabilities, including, without limitation, to the payment of any or all of any Borrower's reimbursement obligations with respect to any Letter of Credit or any other Letter of Credit Obligations. Pending such application, Agent may (but shall not be obligated to) (i) invest the same in a savings account, under which deposits are available for immediate withdrawal, with ANB or such other bank as Agent may, in its sole discretion select, or (ii) hold the same as a credit balance in an account with ANB in a Borrower's name. Interest payable on any such savings account described in the foregoing sentence shall be collected by Agent and shall be paid to such Borrower as it is received by Agent less any fees or other amounts owing by such Borrower to the Issuing Bank, Agent and any Lender with respect to any Letter of Credit and less any amounts necessary to pay any of the Liabilities which may be due and payable at such time. Agent shall have no obligation to pay interest on any credit balances in any account opened for any Borrower pursuant to this Agreement.

          5.7 Carry-Through of Liens in Favor of Agent. Any lien, security interest, claim or encumbrance granted to Agent in any Collateral by any Borrower shall continue in such Collateral and the proceeds thereof upon a sale, exchange, consignment or other transfer or disposition of such Collateral to any other Borrower, and no purchase of goods by any Borrower from another Borrower shall be deemed, as to Agent, to be in the ordinary course of business, and any contrary provisions of Section 9-306 or Section 9-307 of the Code or any similar provisions of any other applicable law are hereby expressly waived by each Borrower in favor of Agent, and each Borrower hereby further agrees that any lien, security interest, claim or encumbrance in favor of Agent on any goods purchased by it or otherwise transferred to it from another Borrower shall carry through to such goods (and acknowledges that any title it receives with respect to any such goods is and shall continue to be subject to such lien, security interest, claim or encumbrance) in the hands of such Borrower, and the proceeds and products thereof (including without limitation Accounts arising from the sale of such goods), and shall continue to attach thereto until this Agreement and the other Financing Agreements have been terminated.

          6.   WARRANTIES.

          Each Borrower represents and warrants that as of the date of the execution of this Agreement, and continuing so long as any of such Borrower's Liabilities remain outstanding, and (even if there shall be no Liabilities of such Borrower outstanding) so long as this Agreement remains in effect as follows:

          6.1 Corporate Existence; Capitalization. Such Borrower and each of its Subsidiaries is a corporation duly organized and in good standing under the laws of its state of incorporation as set forth on Schedule 6.1 and is duly qualified as a foreign corporation and in good standing in the states set forth on Schedule 6.1 and any and all other states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except for those jurisdictions in which the failure so to qualify could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the outstanding capital stock of such Borrower has been duly and validly issued, and is fully paid and nonassessable. None of the shares of such Borrower has been issued in violation of, or is subject to, any preemptive or subscription rights. Except as set forth on
Schedule 6.1, there are no outstanding rights, options, warrants or agreements for the purchase of, or the sale or issuance by such Borrower of, any capital stock of such Borrower or securities convertible into or exchangeable for capital stock of such Borrower as of the date hereof.

          6.2 Corporate Authority. The execution and delivery by such Borrower and each of its Subsidiaries of this Agreement and of each of the other Financing Agreements to which it is a party and the performance of each such Person's obligations hereunder and thereunder: (i) are within such Person's corporate powers; (ii) are duly authorized by the Board of Directors of such Person and, if necessary, the stockholders of such Person; (iii) are not in contravention of the terms of such Person's Certificate of Incorporation or Articles of Incorporation (as the case may be), or By-Laws, or of any indenture, or other agreement or undertaking to which such Person is a party or by which such Person or any of its property is bound or any judgment, decree or order applicable to such Person; (iv) do not, as of the execution hereof or thereof, require any governmental consent, registration or approval; (v) do not contravene any contractual or governmental restriction binding upon such Person; and (vi) will not, except as contemplated herein, result in the imposition of any Lien upon any property of such Person under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which such Person is a party or by which it or any of its property may be bound or affected.

          6.3 Binding Effect. This Agreement and all of the other Financing Agreements to which such Borrower is a party have been duly executed and delivered by such Borrower and each of its Subsidiaries that is a party thereto and constitute the legal, valid and binding obligations of such Borrower and each such Subsidiary that is a party thereto, enforceable against such Borrower and each such Subsidiary that is a party thereto in accordance with their respective terms, except as limited by applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditor's rights generally and except as limited by general principles of equity.

          6.4 Financial Data. Rail has furnished to each of the Lenders the audited financial statements of Rail and its Subsidiaries dated July 31, 1994 and 1995 and interim financial statements of Rail and its Subsidiaries for the nine (9) month period ending on April 30, 1996 and internal financial statements for the eleven (11) month period ending on June 30, 1996 (the "Financials"). The Financials are in accordance with the books and records of Rail and its Subsidiaries and fairly present the financial condition of Rail and its Subsidiaries at the dates thereof and the results of operations of Rail and its Subsidiaries for the periods indicated and the Financials have been prepared in accordance with GAAP. In addition, Deco has furnished to each Lender a consolidated balance sheet of Deco and its subsidiaries as of June 1, 1996 (the "Deco Opening Balance Sheet"). To the best of Deco's knowledge, the Deco Opening Balance Sheet is in accordance with the books and records of Deco and its subsidiaries and fairly presents the financial condition of Deco and its subsidiaries at the date hereof, and it has been prepared in accordance with GAAP. The historical financial statements to be furnished to Lenders in accordance with Subsection 7.1 hereof will be in accordance with the books and records of Rail and its Subsidiaries and will fairly present the financial condition of Rail and its Subsidiaries at the dates thereof and the results of operations of Rail and its Subsidiaries for the periods indicated (subject, in the case of unaudited financial statements, to normal year-end adjustments) and such financial statements will be prepared in conformity with GAAP consistently applied throughout the periods involved. Since the date of the Financials, there have been no changes in the condition, financial or otherwise, of Rail and its Subsidiaries as shown on the Financials, except (a) as contemplated herein, and
(b) for changes in the ordinary course of business (none of which individually or in the aggregate has been materially adverse). All information, reports and other papers and data furnished to Agent or any Lender are or will be, at the time the same are so furnished to Agent or any Lender, accurate and correct in all material respects and complete insofar as completeness may be necessary to give Agent and the Lenders a true and accurate knowledge of the subject matter thereof.

          6.5 Collateral. Except for liens permitted pursuant to Subsection 8.1 hereof, all of the Collateral and other property and interests in property of such Borrower and each of its Subsidiaries is and will continue to be owned or leased by such Person, as applicable, has been fully paid for and is free and clear of all Liens. The Collateral and all other property and interests in property of such Borrower is and shall be located at the locations set forth on
Schedule 6.5 attached hereto, except for Inventory in transit and except for Permitted Consignments; provided that Schedule 6.5 shall be deemed to be amended to add or delete locations to the extent such Borrower gives the Agent ten (10) Business

Days prior written notice thereof, the addition of such location does not cause the occurrence of a Default or Event of Default and Agent has received such documents as it may reasonably require pursuant to Subsection 5.2, 5.3 and 7.12 with respect to such additional locations and the Collateral located and to be located at such additional locations.

          6.6 Solvency. Such Borrower and each of its Subsidiaries (i) is not "insolvent" as that term is defined in Section 101(32) of the Federal Bankruptcy Code (the "Bankruptcy Code") (11 U.S.C. (S) 101(32)), Section 2 of the Uniform Fraudulent Transfer Act ("UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (ii) does not have "unreasonably small capital," as that term is used in Section 548(a)(2)(B)(ii) of the Bankruptcy Code or Section 5 of the UFCA, (iii) is not engaged or about to engage in a business or a transaction for which its remaining property is "unreasonably small" in relation to the business or transaction as that term is used in Section 4 of the UFTA,
(iv) is not unable to pay its debts as they mature or become due, within the meaning of Section 548(a)(2)(B) (iii) of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA, and (v) now owns assets having a value both at "fair valuation" and at "present fair salable value" greater than the amount required to pay its "debts" as such terms are used in Section 2 of the UFTA and
Section 2 of the UFCA. Neither such Borrower nor any of its Subsidiaries shall be rendered insolvent (as defined above) by the execution, delivery and performance of this Agreement or any of the other Financing Agreements to which it is a party or by the transactions contemplated hereunder or thereunder.

          6.7 Chief Place of Business. As of the execution hereof, the principal place of business and the chief executive office of such Borrower is located at the location identified on Schedule 6.7 attached hereto. If any change in any such location occurs, such Borrower promptly shall notify Agent and each Lender thereof in accordance with Subsection 8.10 hereof. As of the execution hereof, the books and records of such Borrower, all records of account and all chattel paper (to the extent the same have not been delivered to Agent) are located at the locations specifically identified on Schedule 6.7 as the locations of such books, records, records of account and chattel paper, and if any change in such location occurs, such Borrower promptly shall notify Agent thereof in accordance with Subsection 8.10 hereof.

          6.8 Other Corporate Names. Except as disclosed on Schedule 6.8 attached hereto, such Borrower has not used any corporate or fictitious name other than the corporate name shown on such Borrower's Articles of Incorporation or Certificate of Incorporation (as the case may be).

          6.9 Tax Liabilities. Such Borrower and each of its Subsidiaries has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it except for extensions duly obtained, and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof except for taxes, duties and charges which individually or in the aggregate are immaterial in amount and as to which the failure to pay would not result in any adverse consequence to the value of any material portion the Collateral. As of the date of this Agreement, the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected. As of the date hereof, no federal income tax returns of such Borrower or any of its Subsidiaries have been audited by the Internal Revenue Service. The reserves for taxes reflected on the balance sheets included in the Financials are, and the reserves for taxes reflected on the balance sheets of such Borrower submitted to Agent in accordance with the terms of Subsection 7.1 hereof will be, adequate in amount for the payment of all liabilities for all federal, state and local taxes (whether or not disputed) of such Borrower and its Subsidiaries accrued through the date of such balance sheets. There are no material unresolved questions or claims concerning any tax liability of such Borrower or any of its Subsidiaries.

          6.10 Loans. Except as permitted in Subsection 8.2, there are no loans, other indebtedness for borrowed money of such Borrower or any of its Subsidiaries or any guaranties made by such Borrower or any of its Subsidiaries.

          6.11 Use of Proceeds. Neither such Borrower nor any of its Subsidiaries owns any margin security. None of the loans advanced or other credit provided to such Borrower hereunder has been or will be directly or indirectly used for the purpose of (a) purchasing or carrying any margin security or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin security or for any other purpose not permitted by Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, or (b) except as heretofore disclosed in writing by Rail to the Lenders and the Agent, purchasing any property constituting part of the Rail Mill, the Wheel Machining Center, the Wheel Machining Center Expansion or any other property which may constitute Excluded Property; provided, however, that this Subsection 6.11 shall not prohibit Rail from spending up to $750,000 in any rolling twelve month period for ordinary course maintenance and repair of property constituting part of the Rail Mill, the Wheel Machining Center, the Wheel Machining Center Expansion or any other property which may constitute Excluded Property.

          6.12 Subsidiaries. Except as disclosed on Schedule 6.12 and except for Excluded Subsidiaries acquired by Rail after the date hereof, such Borrower has no Subsidiaries.

          6.13 Litigation and Proceedings. There are no judgments, orders, writs or decrees outstanding against such Borrower or any of its Subsidiaries nor is there now pending or, to the best of such Borrower's or any of its Subsidiaries' knowledge after diligent inquiry, threatened, any litigation, investigations, contested claim, arbitration or governmental proceeding by or against such Borrower or any of its Subsidiaries, except judgments, orders, writs and decrees and pending or threatened litigation, investigations, contested claims, arbitration and governmental proceedings which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.14 Other Agreements. Neither such Borrower nor any of its Subsidiaries is in default under any material contract, lease, or commitment to which it is a party or by which it is bound. Neither such Borrower nor any of its Subsidiaries knows of any dispute regarding any contract, lease, or commitment which is material to the continued financial success and well-being of such Borrower or any of its Subsidiaries.

          6.15 Employee Controversies. There are no controversies pending or, to the best of such Borrower's or any of its Subsidiaries' knowledge after diligent inquiry, threatened or anticipated, between such Borrower or any of its Subsidiaries and any of its employees, other than employee grievances arising in the ordinary course of business which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither such Borrower nor any of its Subsidiaries has any accrued and unpaid liability to any of its employees arising under the Federal Fair Labor Standards Act, as amended.

          6.16  Compliance with Laws and Regulations; Environmental Matters.

          (A) General Compliance. The execution and delivery by such Borrower and each of its Subsidiaries of this Agreement and all of the other Financing Agreements to which it is a party and the performance of such Person's obligations hereunder and thereunder are not in contravention of any law or laws. Such Borrower and each of its Subsidiaries is in compliance with all laws, orders, regulations and ordinances of all Governmental Authorities relating to its respective business, operations and assets, except for laws, orders, regulations and ordinances the violation of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (B) Health and Safety Compliance. The operations of such Borrower and each of its Subsidiaries comply in all material respects with all applicable federal, state or local environmental, health and safety statutes and regulations, except where the failure to comply with such statutes and regulations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 6.16, none of the operations of such Borrower or any of its Subsidiaries is subject to any pending or, to the knowledge of such Borrower, judicial or administrative proceeding threatened in writing and alleging the violation of any federal, state or local environmental, health or safety statute or regulation or to the knowledge of such Borrower is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, or other substance into the environment or to remedy any occupational safety or health condition. Except as disclosed on Schedule 6.16 neither such Borrower nor any of its Subsidiaries has filed any notice under any federal or state law or regulation indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent, or other substance into the environment. Neither such Borrower nor any of its Subsidiaries has any contingent liability of which such Borrower or any of its Subsidiaries has knowledge or reasonably should have knowledge in connection with any release of any hazardous or toxic waste, substance or constituent, or any other substance, into the environment that could reasonably be expected to have a Material Adverse Effect.

          6.17 Patents, Trademarks and Licenses. Such Borrower and each of its Subsidiaries possesses adequate assets, licenses, permits, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade styles and trade names, governmental approvals or other authorizations and other rights that are necessary for such Borrower and each of its Subsidiaries to continue to conduct its business as heretofore conducted by it or contemplated to be conducted by it.

          6.18 ERISA. Neither such Borrower, nor any of its Subsidiaries nor any ERISA Affiliate of such Borrower or any of its Subsidiaries maintains or contributes to any Benefit Plan other than a Benefit Plan listed on Schedule
6.18 attached hereto. Each Plan which is intended to be a qualified plan under
Section 401(a) of the Internal Revenue Code has been determined by the Internal Revenue Service to be so qualified and each trust related to any such Plan has been determined to be exempt from federal income tax under Subsection 501(a) of the Internal Revenue Code or an application for such a determination is pending. Except as otherwise disclosed on Schedule 6.18 attached hereto, neither such Borrower, nor any of its Subsidiaries nor any ERISA Affiliate of such Borrower or any of its Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of Subsection 3(1) of ERISA which provides medical benefits to retirees. Each Plan has been administered in all material respects in accordance with its terms and the terms of ERISA, the Internal Revenue Code and all other statutes and regulations applicable thereto. Neither such Borrower, nor to the best of such Borrower's knowledge any of its Subsidiaries nor any ERISA Affiliate of such Borrower or any of its Subsidiaries has breached in any material respect any of the responsibilities, obligations or duties imposed on it by ERISA or regulations promulgated thereunder with respect to any Plan. No accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Internal Revenue Code) exists in respect to any Benefit Plan. Neither such Borrower, nor to the best of such Borrower's knowledge any of its Subsidiaries nor any ERISA Affiliate of such Borrower or any of its Subsidiaries nor any fiduciary of any Plan has engaged in a nonexempt "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code with respect to any Plan. No Termination Event has occurred which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Schedule B to the most recent annual report filed with the Internal Revenue Service with respect to each Benefit Plan has been furnished to Agent and is complete and accurate; since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither such Borrower, nor any of its Subsidiaries nor any ERISA Affiliate of such Borrower or any of its Subsidiaries has incurred any liability to the PBGC which remains outstanding other than for premium payments not yet due. Neither such Borrower, nor any of its Subsidiaries nor any ERISA Affiliate of such Borrower or any of its Subsidiaries has (i) failed to make a required contribution or payment to a Multiemployer Plan, or (ii) made or to the best of such Borrower's knowledge expects to make a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan for which such Borrower, any of its Subsidiaries or any ERISA Affiliate of such Borrower or any of its Subsidiaries has any material unpaid liability. Neither such Borrower, nor any of its Subsidiaries nor any ERISA Affiliate of such Borrower or any of its Subsidiaries has failed to make a required installment under Subsection (m) of Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment which has resulted in a material unpaid interest charge or penalty. Neither such Borrower, nor any of its Subsidiaries nor any ERISA Affiliate of such Borrower or any of its Subsidiaries is required to provide security to a Benefit Plan under Section 401(a) (29) of the Internal Revenue Code due to a Plan amendment that results in an increase in current liability for the plan year. The present value of the benefit liabilities (determined in accordance with Statement of Financial Accounting Standards No. 35) of each Benefit Plan of such Borrower, each Subsidiary and each ERISA Affiliate of such Borrower as of the last day of the year for such plan, as determined by such Benefit Plan's independent actuaries, does not exceed the aggregate value, as determined by such actuaries, of all assets under such Benefit Plan by more than $2,600,000 in the aggregate as to all such Benefit Plans. Neither such Borrower nor any ERISA Affiliate of such Borrower is required to contribute to any Multiemployer Plan except any Multiemployer Plan specifically identified as such on Schedule 6.18.

          6.19 Financial Condition. Since July 31, 1995, there has been no change or event having a Material Adverse Effect.

          6.20 Survival of Warranties. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement.

          7.   AFFIRMATIVE COVENANTS.
               ---------------------

          Each Borrower covenants and agrees that, so long as any Liabilities of such Borrower remain outstanding, and (even if there shall be no Liabilities of such Borrower outstanding) so long as this Agreement remains in effect:

          7.1 Financial Statements. Such Borrower shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full and true entries will be made of all dealings or transactions of or in relation to the business and affairs of such Person, in accordance with GAAP, and such Borrower shall cause to be furnished to each of the Lenders the following:

          (A) Monthly. As soon as practicable, and in any event within thirty
(30) days after the end of each Fiscal Month (including each Fiscal Month occurring during Rail's final Fiscal Quarter of each Fiscal Year):

          (i) consolidated statements of income, retained earnings and cash flow of such Borrower and its Subsidiaries (other than Excluded Subsidiaries) for such Fiscal Month and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Month and a consolidated balance sheet of such Borrower and its Subsidiaries (other than Excluded Subsidiaries) as of the end of such Fiscal Month, all in reasonable detail and certified as accurate by an Authorized Officer of such Borrower pursuant to a certificate in the form of Exhibit G attached hereto, subject to changes resulting from normal year-end adjustments;

          (ii) statements in which the actual consolidated cash flow and income of such Borrower and its Subsidiaries (other than Excluded Subsidiaries) for such Fiscal Month and for the period from the start of the then current Fiscal Year to the end of such Fiscal Month, and the actual consolidated balance sheets of such Borrower and its Subsidiaries (other than Excluded Subsidiaries) at the end of such Fiscal Month (in each case as required to be delivered pursuant to Subsection 7.1(A)(i) hereof) are compared with the corresponding consolidated projected statements of income and balance sheet for such periods and time furnished to the Lenders pursuant to Subsection 7.1(C) below, in each case in the same format as the audited statement of income and the audited balance sheet;

          (iii) (a) copies of all operating statements for such Fiscal Month prepared by such Borrower and its Subsidiaries (other than Excluded Subsidiaries) for internal use, including, without limitation, statements of cash flow, purchases and sales of inventory and other similar data in each case as Agent may reasonably request, and (b) a comparison of actual capital expenditures for such Borrower and its Subsidiaries (other than Excluded Subsidiaries) with amounts budgeted for such Fiscal Month;

          (iv) calculations setting forth the compliance with the financial covenants set forth in Subsection 8.13 for the most recently completed Fiscal Month; and

          (v) in the event that any of the foregoing statements indicate that any Borrower has varied in any material respect from any financial projections provided pursuant hereto, a statement of explanation of such deviation from an Authorized Officer of such Borrower.

In addition, together with the financial statements provided to Lenders pursuant to the preceding Subsection 7.1(A)(i) for each Fiscal Month constituting the last month in a Fiscal Quarter, such Borrower shall furnish comparisons (1) in the case of the consolidated statements of income, retained earnings and cash flow furnished for such Fiscal Quarter and for the year-to-date, with the corresponding periods in the prior Fiscal Year, and (2) in the case of the consolidated balance sheets as of the end of such Fiscal Quarter, with the corresponding date one year earlier, all in reasonable detail.

          (B) Annual. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year , audited consolidated and unaudited consolidating statements of income, retained earnings and cash flow of Rail and its Subsidiaries (other than Excluded Subsidiaries) for such Fiscal Year, and an audited consolidated and unaudited consolidating balance sheet of Rail and its Subsidiaries (other than Excluded Subsidiaries) as of the end of such Fiscal Year, setting forth in each case, in comparative form, corresponding figures for the period covered by the preceding annual balance sheets (in the case of statements) and as of the end of the preceding Fiscal Year (in the case of balance sheets), and, in the case of audited statements, all in reasonable detail and audited by independent certified public accountants selected by Rail and reasonably satisfactory to Agent (the "Auditors"), whose opinion shall be satisfactory to Agent, and Rail shall use its best efforts to cause such opinion to be the subject of a reliance letter from such accountants permitting Agent, Lenders and the Issuing Bank to rely on the contents thereof as if prepared specifically for use by Agent, Lenders and the Issuing Bank.

          (C) Budget. As soon as practicable and in any event within thirty (30) days after the start of each Fiscal Year , an annual budget of such Borrower and its Subsidiaries for the succeeding Fiscal Year in reasonable detail (on a Fiscal Month basis), including consolidated statements of anticipated income and cash flow of such Borrower and its Subsidiaries and consolidated balance sheets of such Subsidiary and its Subsidiaries for the succeeding Fiscal Year (on a Fiscal Month basis) in reasonable detail, and a detailed statement of the methods and assumptions used in the preparation of such budget.

          (D) Letters from Accountants and Consultants. As soon as practicable and in any event within ten (10) days of delivery to Rail, a copy of (i) each "Management Letter" or "Accounting Systems Letter" prepared by the Auditors in connection with the financial statements referred to in Subsection 7.1(B) hereof and (ii) to the extent that such letters may from time to time be issued by the Auditors (collectively, "Accounting Systems Letters"), any letter issued by the Auditors with respect to recommendations relating to Rail's financial or accounting systems or controls, and Rail shall use its best efforts to cause each Management Letter and Accounting Systems Letter to be accompanied by a reliance letter from such accountants permitting Agent, Lenders and the Issuing Bank to rely on the contents of each of the above as if prepared specifically for use by Agent, Lenders and the Issuing Bank.

          (E) Default Notices. As soon as practicable (but in any event not more than five (5) days after any officer of such Borrower obtains knowledge of the occurrence of an event or the existence of a circumstance giving rise to an Event of Default or a Default), notice of any and all Events of Default or Defaults.

          (F) List of Account Debtors. Prior to the occurrence of a Default or an Event of Default at the reasonable request of Agent (which requests shall be not unduly burdensome) and after the occurrence of a Default or an Event of Default at the request of Agent, names, addresses and phone numbers of such Borrower's Account Debtors.

          (G) Reports and Other Information. Promptly upon the transmission thereof, copies of all such financial statements, proxy statements, notices and reports as such Borrower may send to Borrower's public stockholders and copies of all registration statements (without exhibits) and all reports which such Borrower files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission) and copies of all press releases such Borrower issues.

          (H) Joint Ventures; Excluded Subsidiaries. (i) As soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, statements of income, retained earnings and cash flow of each Person included in the Joint Ventures for such Fiscal Year and for the period from the beginning of the current Fiscal Year to the end of such Fiscal Year, and a balance sheet of each such Person as of the end of such Fiscal Year, all in reasonable detail, audited by the Auditors, and certified as accurate by the chief financial officer or treasurer of such Person, and (ii) as soon as practicable, and in any event within thirty (30) days after the end of each Fiscal Month , statements of income, retained earnings and cash flow of each Excluded Subsidiary for such Fiscal Month and for the period from the beginning of the current Fiscal Year to the end of such Fiscal Month, and a balance sheet of each Excluded Subsidiary as of the end of such Fiscal Month, all in reasonable detail and certified as accurate by the chief financial officer or treasurer of such Excluded Subsidiary.

          (I) Other Information. With reasonable promptness, such other business or financial data as Agent or any Lender may reasonably request.

          Rail further agrees that upon receipt by Rail of any "Management Letter" or "Accounting Systems Letter" referred to in clause (D) above wherein such accountants have made recommendations for improvements to the financial or accounting systems or controls of such Borrower, and (2) the reasonable request of Agent to do the following, such Borrower shall promptly commence actions to correct any material defects in or make improvements to such financial or accounting systems or controls unless such Borrower reasonably disagrees with the need for such actions.

          All financial statements delivered to Lenders pursuant to the requirements of this Subsection 7.1 (except where otherwise expressly indicated) shall be prepared in accordance with GAAP

(subject in the case of interim financial statements to the lack of footnotes and normal year-end adjustments) consistently applied, except for changes therein with which the independent certified public accountants issuing the opinion on the financial statements delivered pursuant to Subsection 7.1(B) hereof have previously concurred in writing. Together with each delivery of financial statements required by Subsections 7.1(A) and 7.1(B) hereof, Rail shall deliver to Lenders a certificate of an Authorized Officer of Rail in the form attached hereto as Exhibit G setting forth in such detail as is reasonably acceptable to Agent calculations with respect to Borrowers' compliance with each of the financial covenants contained in this Agreement (including without limitation Subsection 8.13 hereof) and stating that there exists no Default or Event of Default, or, if any Default or Event of Default exists, specifying the nature and the period of existence thereof and what action Rail proposes to take with respect thereto. Together with each delivery of financial statements required by Subsection 7.1(B) hereof, Rail shall deliver to Lenders a certificate of the independent certified public accountants who performed the audit in connection with such statements stating that in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of a Default or Event of Default, specifying the nature and period of existence thereof. Such accountants shall not be liable by reason of any failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the ordinary course of an audit.

          Each Lender shall exercise reasonable efforts to keep such information, and all information acquired by such Lender in connection with the negotiation, exclusion and delivery of this Agreement and as a result of any inspection conducted in accordance with Subsection 7.2 hereof, confidential, provided that each Lender may communicate such information (a) to any other Person in accordance with the customary practices of commercial banks or financial institutions relating to routine trade inquiries, (b) to any regulatory authority having jurisdiction over Lenders, (c) to any other Person in connection with such Lender's sale of any participations in the Liabilities or assignment of any of such Lender's rights and obligations under this Agreement or any of the other Financing Agreements or in connection with any refinancings or all or any portion of the Liabilities, (d) to any other Person in connection with the exercise of such Lender's rights hereunder or under any of the other Financing Agreements, (e) to any Person in any litigation in which such Lender is a party, (f) to any other Lender, or (g) to any other Person if such Lender believes in its sole discretion that disclosure is necessary or appropriate to comply with any applicable law, rule or regulation or in response to a subpoena, order or other legal process or informal investigative demand, whether issued by a court, judicial or administrative or legislative body or committee or other governmental authority. Notwithstanding the foregoing, information shall not be deemed to be confidential to the extent such information (i) was already lawfully in the possession of any Lender prior to the date of this Agreement, (ii) is available in the public domain, (iii) becomes available in the public domain other than as a result of unauthorized disclosure by such Lender or (iv) is acquired from a Person not known by such Lender to be in breach of an obligation of secrecy to any Borrower. Each Borrower authorizes and shall cause each of its Subsidiaries to authorize Agent and each Lender to discuss the financial condition of such Borrower and each of its Subsidiaries with such Persons's independent certified public accountants and agrees that such discussion or communication shall be without liability to Agent, such Lender or any such independent certified public accountants.

          7.2 Inspection. Agent or any Person designated by Agent in writing and, with respect to clause (i) below, each Lender, shall have the right, from time to time hereafter, to call at the place or places of business of such Borrower or any of its Subsidiaries (or any other place where the Collateral or any information relating thereto is kept or located) during reasonable business hours, and, without hindrance or delay, (i) to inspect, audit, check and make copies of and extracts from such Borrower's and each such Subsidiary's books, records, journals, orders, receipts and any correspondence and other data relating to the business of such Borrower and its Subsidiaries or to any transactions between such

Borrower or any of its Subsidiaries and any one or more of Agent and the Lenders, (ii) to make such verification concerning the Collateral as Agent may consider reasonable under the circumstances, and (iii) to discuss the affairs, finances and business of such Borrower and its Subsidiaries with any officers, employees or directors of such Borrower or its Subsidiaries. Such Borrower shall cause its Subsidiaries to permit the inspection contemplated by this Subsection
7.2. Such Borrower shall pay on demand all photocopying expenses incurred by Agent or the Lenders under this Subsection 7.2.

          7.3 Conduct of Business. Such Borrower shall, and shall cause each of its Subsidiaries to, maintain its corporate existence (except to the extent such Borrower shall, upon five (5) days' prior written notice to the Lenders determine to liquidate or dissolve any such Subsidiary or merge such Subsidiary with any other Subsidiary or into such Borrower (provided that such Borrower is the survivor of such merger) and no Default or Event of Default shall occur before or after giving effect to such liquidation, dissolution or merger), maintain in full force and effect all licenses, bonds, franchises, leases, patents, permits, contracts and other rights necessary or desirable to the profitable conduct of its business, and continue in and limit its operations to the same general line of business as that presently conducted by it. Such Borrower shall, and such Borrower shall cause each of its Subsidiaries to, comply with all laws, orders, regulations and ordinances of any federal, foreign, state or local governmental authority, except for such laws, orders, regulations and ordinances the violation of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Borrower shall, and such Borrower shall cause each of its Subsidiaries to, pay promptly all liabilities to all of its respective employees arising under the minimum wage and maximum hour provisions of the Fair Labor Standards Act, as the same may be amended from time to time.

          7.4 Claims and Taxes. Such Borrower agrees to indemnify and hold Agent, Lenders and the Issuing Bank and each of their respective Lending Affiliates, officers, directors, employees, attorneys and agents harmless from and against any and all claims, demands, liabilities, losses, damages, penalties, costs, and expenses (including, without limitation, reasonable attorneys' and consultants' fees) relating to or in any way arising out of the possession, use, operation or control of any of the assets of such Borrower or any of its Subsidiaries. Such Borrower shall, and shall cause each of its Subsidiaries to, pay or cause to be paid all license fees, bonding premiums and related taxes and charges, and shall pay or cause to be paid all of such Person's real and personal property taxes, assessments and charges and all of such Person's franchise, income, unemployment, use, excise, old age benefit, withholding, sales and other taxes and other governmental charges assessed against such Person, or payable by such Person, at such times and in such manner as to prevent any penalty from accruing or any Lien from attaching to its property, provided that such Person shall have the right to contest in good faith, by an appropriate proceeding promptly initiated and diligently conducted, the validity, amount or imposition of any such tax, assessment or charge, and during the pendency of such good faith contest to delay or refuse payment thereof, if (i) such Person establishes adequate reserves to cover such contested taxes, assessments or charges, and (ii) such contest could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The obligations of the Borrowers under this Subsection 7.4 shall survive the payment of the Liabilities and the termination of this Agreement.

          7.5 Agent's Closing Costs and Expenses. Such Borrower shall reimburse Agent on demand for all allocated costs and reasonable expenses and fees of Agent's in-house attorneys and paralegals and all reasonable out-of-pocket expenses and fees paid or incurred in connection with the documentation, negotiation and closing of the loans and other extensions of credit described herein, including, without limitation, lien search, filing and recording fees and taxes and the reasonable fees and expenses of any attorneys and paralegals of Agent (whether such attorneys and paralegals are employees of Agent or are separately engaged by such Person), whether such expenses and fees are incurred prior to or after the date hereof. All reasonable costs and expenses incurred by Agent with respect to the negotiation, documentation and closing of the loans and other extensions of credit described herein and

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the enforcement, collection and protection of Agent's interest in the Collateral shall be additional Liabilities, payable on demand, repaid as provided in Subsection 2.9 hereof, and secured by the Collateral.

          7.6 Borrower's Liability Insurance. In addition to insurance required by Subsection 7.7 hereof, such Borrower shall, and shall cause each of its Subsidiaries to, maintain, at such Person's expense, such public liability, third party property damage and other insurance, in such amounts and with such deductibles as is ordinarily carried by other businesses engaged in the same or similar businesses and as is reasonably acceptable to Agent and shall name Agent and the Lenders as an additional insured on all such insurance.

          7.7 Borrower's Property Insurance and Business Interruption Insurance. Such Borrower shall, and shall cause each of its Subsidiaries to, at such Person's expense, keep and maintain such business interruption insurance as is ordinarily carried by other businesses engaged in the same or similar businesses and as is reasonably acceptable to Agent. In addition, such Borrower shall, and shall cause each of its Subsidiaries to, at such Person's expense, keep and maintain the Collateral and its property insured against loss or damage by fire, theft, burglary, pilferage, loss in transit, explosion, spoilage and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses, in each case (A) with respect to such Borrower in an amount at least equal to the lesser of (i) the outstanding principal balance of the Liabilities of such Borrower and (ii) the full insurable value of all such property and with such deductibles as are ordinarily carried by other businesses engaged in the same or similar businesses and as are reasonably acceptable to Agent, and (B) with respect to such Subsidiaries in an amount ordinarily insured against by other owners or users of such properties in similar businesses. All such policies of insurance shall be in form and substance reasonably satisfactory to Agent and issued by an insurance carrier or carriers reasonably satisfactory to Agent. Such Borrower shall, and shall cause each of its Subsidiaries to, deliver to Agent the original (or a certified copy) of each of its policies of insurance and evidence of payment of all premiums therefor. Such Borrower's policies of insurance shall name Agent as an additional insured and shall contain an endorsement, substantially in the form attached hereto as Exhibit H or otherwise reasonably acceptable to Agent. Such Borrower hereby directs all insurers under such policies of insurance insuring any Collateral to pay all proceeds of insurance policies directly to Agent. Agent is authorized to collect all proceeds of insurance insuring any Collateral and, at Agent's option: (1) apply (a) with respect to Rail, the proceeds of insurance for real property or Equipment constituting Collateral against the outstanding principal amounts of the Term Loans and the Acquisition Loans to reduce the regularly scheduled principal payments of the Notes evidencing such Loans in inverse order of their maturity, in such amounts as Agent may in its discretion determine, and (b) the proceeds of all other insurance against the Revolving Loans of such Borrower and the other Liabilities of such Borrower (other than the Term Loans and the Acquisition Loans), whether or not then due or (2) allow such Borrower to use such money, or a part thereof, to repair any damage or restore, replace or rebuild the property that was the subject of such proceeds; provided, however, that notwithstanding the foregoing provisions, as to proceeds of insurance for Equipment constituting Collateral or real property if all of the following conditions are satisfied (i) no Default or Event of Default has occurred and is continuing, (ii) in the reasonable judgment of Agent the damaged Collateral or asset constitutes real property or equipment that can be repaired, restored, replaced or rebuilt to an architectural and economical unit of the same character and not less valuable than such Collateral or asset was prior to such damage and destruction, (iii) in the case such proceeds in the aggregate are greater than $250,000, such Borrower has delivered to Agent a business plan in form and substance reasonably satisfactory to Agent demonstrating, to Agent's reasonable satisfaction, that such Borrower will be able to continue to operate its business at the same level in all material respects as operated prior to such damage and destruction and (vi) the Liabilities of such Borrower will at all times be collateralized to the same extent as prior to such damage and destruction, then (X) if such proceeds are in the aggregate less than $500,000, Agent shall release the proceeds of

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such insurance as to Equipment or real property to such Borrower and such
Borrower shall immediately repair, restore, replace or rebuild the property that was the subject of such proceeds to an architectural and economic unit of the same character and not less valuable than such asset was prior to such damage or destruction using such proceeds or (Y) if such proceeds are equal to or greater in the aggregate than $500,000, Agent shall hold the proceeds of such insurance as to Equipment or real property as Collateral and (provided that no Event of Default or Default has occurred and is continuing or occurs, at which time Agent may in its discretion apply such proceeds to the Liabilities of such Borrower) make them available to such Borrower for repair, restoration, replacement or rebuilding of such property, provided in either case such repaired, restored, replaced or rebuilt property shall be free and clear of all Liens, and subject to such other terms and conditions as Agent may reasonably determine; and further provided that while in possession of such funds Agent shall not be required to invest the same or to hold such funds separate and apart from Agent's other funds. Notwithstanding anything herein to the contrary, at any time when a Default or Event of Default has occurred and is continuing, if Agent receives proceeds of insurance or is holding proceeds of insurance theretofore received by Agent, Agent may apply the same to the Liabilities at any time and from time to time as it may determine. Such Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as such Borrower's true and lawful attorney-in-fact for the purpose of making, settling and adjusting claims under all such policies of insurance, endorsing the name of such Borrower on any check, draft, instrument or other item of payment received by such Borrower, Agent or any Lender pursuant to any such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. If such Borrower or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Agent without waiving or releasing any obligation or Default by such Borrower or any such Subsidiary hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Agent deems advisable.

        7.8 ERISA Reporting. Such Borrower shall deliver to Agent and Lenders, at such Borrower's expense, the following information as and when provided below:

          (i) as soon as possible, and in any event within ten (10) days after such Borrower, any of its Subsidiaries or any ERISA Affiliate of such Borrower or any of its Subsidiaries knows or has reason to know that a Termination Event has occurred, a written statement of an Authorized Officer of such Borrower describing such Termination Event and the action, if any, which such Borrower, such Subsidiary or such ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the Internal Revenue Service ("IRS"), the Department of Labor ("DOL") or PBGC with respect thereto;

          (ii) as soon as possible, and in any event within thirty (30) days, after such Borrower, any of its Subsidiaries or any ERISA Affiliate of such Borrower knows or has reason to know that a nonexempt prohibited transaction (defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code) has occurred with respect to any Plan, a statement of an Authorized Officer of such Borrower describing such transaction;

          (iii) promptly after the filing thereof with the DOL, IRS or PBGC, copies of each annual report, including schedule B thereto, filed with respect to each Benefit Plan;

          (iv) promptly after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by such Borrower, any of its Subsidiaries or any ERISA Affiliate of such Borrower or any of its Subsidiaries with respect to such request;

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          (v)    promptly upon the occurrence thereof, notification of any
     material increases in the benefits of any existing Benefit Plan or the commencement of contributions in excess of $100,000 per annum to any Plan to which such Borrower, any of its Subsidiaries or any ERISA Affiliate of such Borrower or any of its Subsidiaries was not previously contributing;

          (vi) promptly upon, and in any event within two (2) Business Days after, receipt by such Borrower, any of its Subsidiaries or any ERISA Affiliate of such Borrower or any of its Subsidiaries of notice of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan or notice is given by such Borrower or an ERISA Affiliate of such Borrower to terminate any Benefit Plan, which termination could result in a material liability to such Borrower, copies of each such notice;

          (vii) promptly upon, and in any event within two (2) Business Days after, receipt by such Borrower, any of its Subsidiaries or any ERISA Affiliate of such Borrower or any of its Subsidiaries of an unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of such letter;

          (viii) promptly upon, and in any event within two (2) Business Days after, receipt by such Borrower, any of its Subsidiaries or any ERISA Affiliate of such Borrower or any of its Subsidiaries of a notice from a Multiemployer Plan regarding the imposition of material withdrawal liability, copies of such notice; and

          (ix) promptly upon, and in any event within ten (10) Business Days after, such Borrower, any of its Subsidiaries or any ERISA Affiliate of such Borrower or any of its Subsidiaries fails to make a required installment under Subsection (m) of Section 412 of the Code or any other payment required under Section 412 on or before the due date for such installment or payment, a notification of such failure.

          7.9 Notice of Suit or Adverse Change in Business. Such Borrower shall, and shall cause each of its Subsidiaries to, as soon as possible, and in any event within five (5) Business Days after any officer of such Person learns of the following, give written notice to the Lenders of (i) any material proceeding(s) (including, without limitation, litigation, investigations, arbitration or governmental proceedings) being instituted or threatened to be instituted by or against such Person in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), (ii) notice that such Person's operations are not in full compliance with all requirements of applicable federal, state or local environmental, health and safety statutes and regulations, except for notices as to matters which, either individually or in the aggregate, could not have a Material Adverse Effect on such Person, (iii) notice that such Person is subject to a federal or state investigation evaluating whether any remedial action is needed to respond to the release of any hazardous or toxic waste, substance or constituent, or other substance into the environment, (iv) notice that any properties or assets of such Person are subject to an Environmental Lien, (v) any material adverse change in the such Person's business, operations, condition (financial or otherwise), properties or prospects, and (vi) any changes in the locations of any Collateral or assets of such Borrower from the locations listed on Schedule 6.5.

          7.10 Supervening Illegality. If, at any time or times hereafter, there shall become effective any amendment to, deletion from or revision, modification or other change in any provision of any statute, or any rule, regulation or interpretation thereunder or any similar rule or regulation adversely affecting, in Agent's sole determination (which determination shall be conclusive in the absence of manifest error), any Lender's or the Issuing Bank's extension of credit described in this Agreement and/or the selling of participations therein, such Borrower shall, at such Borrower's option, either (i) pay to Lenders the then outstanding balance of its Liabilities, and hold Lenders harmless from and against any

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and all obligations, fees, liabilities, losses, penalties, costs, expenses and damages, of every kind and nature, imposed upon or incurred by such Borrower by reason of Agent's, any Lender's or the Issuing Bank's failure or inability to comply with the terms of this Agreement or any of the other Financing Agreements, or (ii) indemnify and hold Agent, Lenders and each Issuing Bank harmless from and against any and all obligations, fees, liabilities, losses, penalties, costs, expenses and damages, of every kind and nature, imposed upon or incurred by Agent, any Lender or the Issuing Bank by reason of such amendment, deletion, revision, modification, or other change. The obligations of the Borrowers under this Subsection 7.10 shall survive payment of the Liabilities and termination of this Agreement.

          7.11 Environmental Safety and Health Laws. If such Borrower or any of its Subsidiaries shall (a) receive any written notice that any violation of any federal, state or local environmental law or regulation may have been committed or is about to be committed by such Borrower or any of its Subsidiaries, (b) receive any written notice that any administrative or judicial complaint or order has been filed or is about to be filed against such Borrower or any of its Subsidiaries alleging a violation of any federal, state or local environmental law or regulation or requiring such Borrower or any of its Subsidiaries to take any action in connection with the release of toxic or hazardous substances into the environment, or (c) receive any written notice from a federal, state, or local governmental agency, other Governmental Authority or private party alleging that such Borrower or any of its Subsidiaries may be liable or potentially responsible for costs associated with a response to or cleanup of a release of a toxic or hazardous substance into the environment or any damages caused thereby which could in any respect be material to such Borrower or have a Material Adverse Effect, such Borrower shall, and shall cause any such Subsidiary to, provide Agent with a copy of such notice or, in the event of any such verbal notice, a written description of such communication within fifteen
(15) days of the receipt thereof. Within fifteen (15) days of such Borrower having learned of the enactment or promulgation of any federal, state or local environmental law or regulation that could reasonably be expected to have a Material Adverse Effect, such Borrower shall provide Agent with notice thereof.

          7.12 Landlord Consents and Waivers. Such Borrower shall deliver to Agent, upon the date of the execution of this Agreement with respect to each lease of premises then in effect and on or before the date of execution of any lease of premises to such Borrower with respect to any lease in effect thereafter, a landlord's waiver (including, upon Agent's request therefor, a consent to a leasehold mortgage) executed by the lessor of each location leased to such Borrower; provided, however, that the foregoing provisions of this Subsection shall not apply to any lease by such Borrower of a sales office where no Collateral is kept other than immaterial office equipment. Each landlord's waiver so delivered shall be in form and substance reasonably satisfactory to Agent. Such Borrower shall pay all of its obligations under such leases of real property when due and promptly shall notify Agent and Lenders of any breach of, or default under, any such lease.

          8.   NEGATIVE COVENANTS.
               ------------------

          Each Borrower covenants and agrees that so long as any Liabilities of such Borrower remain outstanding, and (even if there shall be no Liabilities of such Borrower outstanding) so long as this Agreement remains in effect:

          8.1 Encumbrances. Such Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien or other encumbrance of any nature whatsoever on any of its assets, including, without limitation, the Collateral, other than the following (the "Permitted Liens"):
(i) Liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which such Borrower or such Subsidiary shall, if appropriate under generally accepted accounting principles, have set aside on its books and records adequate reserves; (ii) deposits under workmen's compensation, unemployment insurance,

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     social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business; (iii) the Liens in favor of Agent; (iv) Liens which arise by operation of law, other than Environmental Liens; (v) zoning restrictions, easements, licenses, reservations, conditions, covenants and other restrictions affecting the use of real property; (vi) Liens represented by Capitalized Leases permitted under Subsection 8.2(iii) hereof; (vii) Liens listed on Schedule 8.1 hereto; (viii) Liens existing on the assets of any Excluded Subsidiary at the time such Person becomes an Excluded Subsidiary; and (ix) other Liens and encumbrances on property, which do not, in Agent's sole determination, (a) materially impair the use of such property for purposes of this Agreement or otherwise, or (b) materially lessen the value of such property to Agent or otherwise. Such Borrower shall not, and shall not permit any of its Subsidiaries to, permit the filing of any financing statement naming such Borrower or any of its Subsidiaries as debtor, except for financing statements filed with respect to liens or security interests expressly permitted by this Agreement.

          8.2 Indebtedness. Such Borrower shall not, and such Borrower shall not permit any of its Subsidiaries to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations of a type which would appear on a balance sheet of such Borrower or any of its Subsidiaries prepared in accordance with GAAP as a liability, including Capitalized Lease Obligations, or indebtedness, except (i) the Liabilities,
     (ii) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which such Borrower or such Subsidiary is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent that such Borrower or such Subsidiary has set aside on its books adequate reserves therefor, if appropriate under generally accepted accounting principles, (iii) Capitalized Lease Obligations which are incurred in connection with the purchase of any hereafter acquired Equipment or other Capital Expenditures, so long as such indebtedness is used to finance not more than 100% of the purchase price of such property (the "Third Party Financed Equipment") and the aggregate amount of such Capitalized Lease Obligations incurred in any Fiscal Year for all Borrowers and all of their Subsidiaries does not exceed $2,000,000, (iv) indebtedness owed by Rail to any Subsidiary, or by any Subsidiary to Rail (provided that the aggregate outstanding amount of all such indebtedness does not at any time exceed $1,000,000) and indebtedness owed by Deco to Rail permitted under Subsection 8.4(x), (v) indebtedness of any Excluded Subsidiary existing at the time such Person becomes an Excluded Subsidiary and any refinancing thereof, and (vi) indebtedness listed on Schedule 8.2 hereto and any refinancings (but not increases) thereof that is on terms no less favorable to than the terms of the indebtedness being refinanced (provided, however, Rail shall give Agent at least ten (10) days prior written notice of any such refinancing and copies of all documents, instruments and agreements with respect thereto). Except for (i) prepayments made in the ordinary course of business to obtain prompt payment discounts offered on trade obligations incurred in the ordinary course of business, (ii) immaterial prepayments of obligations incurred in the ordinary course and (iii) as otherwise permitted by this Agreement, such Borrower shall not, and such Borrower shall not permit any of its Subsidiaries to, pay any obligation or indebtedness before the same is due.

          8.3 Consolidations, Mergers or Acquisitions. Such Borrower shall not, and shall not permit any of its Subsidiaries to, recapitalize, consolidate with, merge with, or otherwise acquire all or substantially all of the assets or properties of any other Person or enter into any agreement with respect to any of the foregoing; provided, however, that (A) Rail may acquire (a "Stock Acquisition") one hundred percent (100%) of the stock of a corporation (an "Excluded Subsidiary") if (i) the only consideration paid for the stock of such Excluded Subsidiary is common stock issued by Rail,
     (ii) the consideration paid for such stock of such Excluded Subsidiary together with the consideration paid for all other Excluded Subsidiaries does not exceed twenty-five percent (25%) of the common stock of Rail

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     outstanding immediately prior to consummation of such proposed acquisition,
     (iii) Rail does not assume, or in any way become directly or contingently liable for (by operation of law or otherwise), any of the debts or other obligations of such Excluded Subsidiary, (iv) no Default or Event of Default exists immediately prior to, or would exist immediately after, consummation of such acquisition of the stock of the Excluded Subsidiary,
     (v) each Lender has received written notice of such acquisition as soon as practicable, but in any event not less than five (5) Business Days prior to the consummation of such acquisition together with copies of all agreements, instruments and documents relating thereto, and (vi) on the date of consummation of such acquisition before consummation thereof, Rail delivers to each Lender a certificate dated such date and signed by the Chief Financial Officer of Rail stating that all of the conditions set forth in this Subsection 8.3(A) have been completely satisfied with respect to such acquisition; and (B) Rail may acquire all or substantially all of the assets of a going business concern (an "Asset Acquisition") if (i) Rail does not assume, or in any way become directly or contingently liable for (by operation of law or otherwise), any Contingent Obligations in connection with such Asset Acquisition which, individually or when aggregated with any Contingent Obligations assumed by Rail or for which Rail may be directly or contingently liable in connection with any other Assets Acquisitions, exceeds $5,000,000; (ii) no Default exists immediately prior to, or would exist immediately after, consummation of such Asset Acquisition; (iii) each Lender has received written notice of such Asset Acquisition as soon as practicable, but in any event not less than two (2) weeks prior to the consummation thereof together with (a) copies of all material agreements, instruments and other documents relating thereto, and
     (b) if such Asset Acquisition involves the acquisition of real property, environmental surveys in form and substance reasonably acceptable, and from a Person reasonably satisfactory, to the Agent with respect to such real property unless an adjustment with respect to such real property is made in determining Adjusted Goodwill for purposes of Subsection 4.3(C), (iv) Agent shall have a valid, first priority (subject to Subsection 8.1) perfected security interest in all personal property and fixtures acquired pursuant to such Asset Acquisition and a valid, first priority (subject to Subsection 8.1) Mortgage to all real property acquired pursuant to such Asset Acquisition, and all necessary or advisable actions in this regard shall have been completed at or prior to the time of consummation of such Asset Acquisition to the reasonable satisfaction of Agent and its counsel (including satisfaction of the requirements of Subsection 5.2 and 5.3 hereof), (v) Availability (with respect to Rail) immediately before and immediately after giving effect to the Permitted Acquisition is not less than $10,000,000, (vi) on the date of consummation of such acquisition, Rail delivers a certificate to each Lender dated such date and signed by the Chief Financial Officer of Rail stating that all of the conditions set forth in Subsection 8.3(B)(i) through (v) have been completely satisfied with respect to such acquisition (except that as to the matters referenced in Subsection 8.3(B)(i) such certificate shall be to the best of such officer's knowledge as to the facts referenced therein after conducting a reasonable inquiry with respect thereto), and (vii) within ninety (90) days after consummation of such Asset Acquisition, Rail shall deliver to Agent written appraisals of the value (determined on a forced sale basis and an orderly liquidation sale basis) of all Equipment purchased pursuant to such Asset Acquisition and appraisals of the value (determined on a fair market value basis) of all real property acquired pursuant to such Asset Acquisition that comply with all requirements of FIRREA, in each case prepared by an appraiser selected and retained by Agent at Rail's expense and reasonably satisfactory in form, scope and methodology to Agent.

          8.4 Investments or Loans. Such Borrower shall not, and shall not permit any of its Subsidiaries to, make or permit to exist investments or loans in or to any other Person, except (i) investments in short-term direct obligations of the United States Government, (ii) investments in negotiable certificates of deposit maturing within thirty (30) days from the date of issuance, issued by any Lender or an affiliate of any Lender or by any other federally insured bank (provided that any such investments do not exceed the limit of any such federal insurance) satisfactory to Agent, in its reasonable discretion, and payable to the order of such Borrower or any of its Subsidiaries or to bearer and delivered to Agent, (iii) investments in commercial paper issued by companies organized under the laws of the United States or any state thereof, maturing in ninety (90) days or less from the date of issuance, which

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     at the time of acquisition by such Borrower or any such Subsidiary is rated
     A-1/P-1 by Standard & Poor's Corporation or Moody's Investor Services,
     Inc., (iv) demand deposits in banks and similar financial institutions in reasonable amounts necessary to such Borrower's and its Subsidiaries' operations, (v) advances and reimbursements for travel and expenses to such Borrower's or its Subsidiaries' officers, directors or employees in the ordinary course of business and consistent with past practices, (vi) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business, (vii) investments existing on the date hereof by such Borrower in its Subsidiaries and the Joint Ventures and described on Schedule 8.4, (viii) investments made after March 31, 1995 by such Borrower in, and loans made after March 31, 1995 by such Borrower to, Subsidiaries of such Borrower (other than Excluded Subsidiaries, it being understood that the exception in this clause (ix) permitting certain investments in, and loans to, Subsidiaries shall not permit any such investment in, or loan to, any Excluded Subsidiary) and the Joint Ventures provided that the aggregate amount of such investments and outstanding loans does not exceed $1,000,000 in the aggregate at any time with respect to all Borrowers, (x) an intercompany loan by Rail to Deco after the date hereof in an amount up to $3,500,000, provided that such intercompany loan is evidenced by a promissory note duly pledged to Agent to secure payment and performance of Rail's Liabilities, (xi) investments evidenced by the issuance of Rail's capital stock to consummate the acquisition of an Excluded Subsidiary in a Stock Acquisition in accordance with Subsection 8.3(A), (xii) intercompany loans by Deco to Rail after the date hereof, provided that (1) the aggregate principal amount of all outstanding intercompany loans by Deco to Rail cannot at any time exceed the tangible net worth of Deco at such time (determined in accordance with GAAP, except in no event shall any account or note receivable due to Deco from Rail be treated as an asset for purposes of determining such tangible net worth), (2) no such intercompany loan may be made until such time as the aggregate principal amount of the intercompany loan by Rail to Deco existing on the date hereof is paid in full and (3) no such loan may be made if, after giving effect thereto, Deco could reasonably be deemed to
     (a) be "insolvent" (as such term is used in Section 548 of the Bankruptcy
     Code), (b) have "unreasonably small capital" (as such term is used in
     Section 548 of the Bankruptcy Code), or (c) have debts beyond its "ability to pay as such debts matured" (as such term is used in Section 548 of the Bankruptcy Code), and (xii) additional investments not to exceed $100,000 in the aggregate for all Borrowers and their Subsidiaries at any time outstanding.

          8.5 Guarantees. Such Borrower shall not, and shall not permit any of its Subsidiaries to, guarantee, endorse or otherwise in any way become or be responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise, except (i) endorsements of negotiable instruments for collection in the ordinary course of business and (ii) as listed on Schedule 8.5 hereto.

          8.6 Disposal of Property. Such Borrower shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of the Collateral or any of its other properties, assets and rights to any Person, except for (i) sales of Inventory to customers in the ordinary course of business and (ii) the sale by such Borrower of Obsolete Equipment of such Borrower, provided that after giving effect to any such sale of Obsolete Equipment, the aggregate value of all such Obsolete Equipment so sold by the Borrowers in any Fiscal Year does not exceed $500,000; provided, however, that such Borrower shall notify Agent at least five days prior to any sale of Equipment if after giving effect thereto the aggregate value of all Equipment sold by all Borrowers in any Fiscal Year (other than Obsolete Equipment sold as part of a trade in for (and credit against the purchase price of) new Equipment of a similar type (other than Third Party Financed Equipment)) shall exceed $500,000 and

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

     immediately upon the sale of any such Equipment (other than Third Party Financed Equipment), such Borrower shall make the payments out of such proceeds as required by Subsection 2.7(E) hereof. For purposes of this Subsection 8.6, the term "value" shall mean the greater of the book value or fair market value of such Equipment.

          8.7  [THIS SUBSECTION INTENTIONALLY OMITTED]

          8.8 Dividends and Stock Redemptions. Such Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (A) redeem, purchase or otherwise retire any of its shares of capital stock,
     (B) declare or pay any dividends on any class or classes of capital stock,
     (C) return capital to its stockholders, or (D) make any other distribution on or in respect of any shares of any class of capital stock, provided that
     (i) Rail may declare and pay dividends on its capital stock if immediately before or immediately after giving effect thereto no Default or Event of Default exists or would exist as a result thereof (including, without limitation, any breach of Subsections 8.13(A) or (B)), and Rail gives to Agent and the Lenders not less than thirty (30) days prior written notice of any such action and (ii) any Subsidiary of a Borrower may declare and pay dividends or otherwise make distributions to such Borrower or any other wholly-owned Subsidiary of such Borrower.

          8.9 Issuance of Stock. Such Borrower shall not, and shall not permit any of its Subsidiaries to, issue or distribute any capital stock or other securities (or any warrants or rights for the purchase of any capital stock or other securities of Borrower) for consideration or otherwise except for
     (A) issuances of Rail's common stock and options thereon, and (B) issuances of stock to Rail by Rail's wholly owned Subsidiaries (provided such stock is pledged to Agent pursuant to the Securities Pledge Agreement between Rail and Agent dated as of March 31, 1995).

          8.10 Amendment of Articles of Incorporation or By-Laws; Corporate Name; Places of Business. Without prior written consent of the Required Lenders, such Borrower shall not amend its Articles or Certificate of Incorporation or By-Laws, except that such Borrower may amend its By-laws if such amendment could not reasonably be expected to have a Material Adverse Effect and such Borrower provides Agent with a copy of the By-laws as so amended within ten (10) Business Days of such amendment, and such Borrower may amend its Articles or Certificate of Incorporation to effect a change in its corporate name, provided that such Borrower furnishes to Agent such financing statements executed by such Borrower which Agent may request prior to the filing of such amendment and furnishes to Agent and Lenders a copy of such amendment, certified by the Secretary of State of its jurisdiction of incorporation, within ten (10) days of the date such amendment is filed with such Secretary of State. Such Borrower shall not make any change to the location of its principal place of business, chief executive office, books and records, chattel paper or records of account unless prior to the effective date of such change in location, such Borrower delivers to Agent such financing statements executed by such Borrower which Agent may request to reflect such change in location. Such Borrower shall deliver such other documents and instruments as Agent may request in connection with such change in name or location within ten (10) days of the effectiveness of such change or Agent's request therefor.

          8.11 Transactions with Subsidiaries and Affiliates. Except transactions described on Schedule 8.11, such Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction with any Affiliate, including, without limitation: (A) the making of any loans to, or the payment of any bonuses, fees or other money to, any Affiliate, and
     (B) the purchase, sale or exchange of property or the rendering of any service to or by any Affiliate. The term "Affiliate" as used in this Subsection 8.11 shall have the meaning given in Subsection 1.1 hereof and also shall include any executive officer, director, employee or stockholder of any Affiliate of such Borrower or any Person related to any such Person within the third degree of consanguinity.

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

          8.12 ERISA. Such Borrower shall not, and shall not permit any of its Subsidiaries, and shall use its best efforts not to permit any ERISA Affiliate to:

          (A) engage, with respect to any Plan, in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

          (B) permit to exist any accumulated funding deficiency for any Benefit Plan (as defined in Subsection 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived;

          (C) fail to pay timely required contributions or annual installments due with respect to any Plan including without limitation any installments due with respect to any waived funding deficiency to any Benefit Plan;

          (D) terminate any Benefit Plan which would result in any material liability of such Borrower or any of its Subsidiaries under Title IV of ERISA;

          (E) fail to pay to any Benefit Plan any required installment under section (m) of Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

          (F) amend a Benefit Plan resulting in an increase in current liability for the plan year such that such Borrower or any of its Subsidiaries is required to provide security to such Plan under Section 401(a) (29) of the Internal Revenue Code;

          (G) withdraw from any Benefit Plan during a plan year for which such Borrower or any of its Subsidiaries is a "substantial employer" with respect to such Benefit Plan if such Borrower or any such Subsidiary would incur material liability to the PBGC with respect to such Benefit Plan under Sections 4063 or 4064 of ERISA; or

          (H) withdraw from any Multiemployer Plan if a material withdrawal liability would result to such Borrower or any Subsidiary of such Borrower pursuant to Section 4201 of ERISA.

          8.13 Financial Covenants.  Such Borrowers shall not:
               -------------------
          (A) Interest Coverage Ratio and Fixed Charge Coverage Ratio. Permit the Interest Coverage Ratio for any period of four consecutive Fiscal Quarters to be less than 4.5 to 1.00 or permit the Fixed Charge Coverage Ratio for any period of four consecutive Fiscal Quarters to be less than 1.25 to 1.00.

          (B) Adjusted Net Worth. Permit Adjusted Net Worth as at the last day of any Fiscal Quarter to be less than the Minimum ANW at such time. As used herein, the term "Minimum ANW" shall initially mean $30,132,000, and shall thereafter increase (i) to $35,132,000 on July 31, 1995, (ii) on the last day of each Fiscal Year thereafter, to the greater of (a) the amount of the Adjusted Net Worth on such date or (b) $5,000,000 plus the Minimum ANW as in effect immediately prior to such day, and (iii) by the fair market value of the net proceeds (whether cash or otherwise) from the sale or other transfer of any capital stock, options or warrants received by Rail after March 31, 1995, such increase under this clause (iii) to occur on the date of Rail's receipt thereof.

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

          (C) Capital Investment Limitations; Lease Limitations. Incur (or permit its Subsidiaries to incur) (i) Capital Expenditures (other than Excluded Capital Expenditures and other than Capital Expenditures arising under Capitalized Leases) in any period of four consecutive Fiscal Quarters ending on or after July 31, 1995 which, together with Capital Expenditures (other than Excluded Capital Expenditures and other than Capital Expenditures arising under Capitalized Leases) of all Borrowers (and their Subsidiaries) for such period, are in the aggregate greater than the sum of $8,000,000 plus the amount by which Availability with respect to Rail is greater than $10,000,000 on the last day of such period; or (ii) Capital Expenditures financed by Capitalized Leases of more than $2,000,000 in the aggregate for all Borrowers (and their Subsidiaries) in any period of four consecutive Fiscal Quarters ending on or after July 31, 1995.

As used in this Subsection 8.13 the following terms shall have the following meanings:

          "Adjusted Net Worth" shall mean the amount of stockholder's equity of Rail (less the amount of any treasury stock), less (i) any amount of Rail's investment (including that represented by the issuance of Rail's capital stock) in any Excluded Subsidiaries, (ii) any increase in the book value of Rail's investment in the Joint Ventures occurring after July 31, 1994 (including, without limitation, any increase in the book value of Rail's investment in the Brake Shoes JV or the ABC China Joint Venture occurring on and after July 31, 1995) and (iii) the amount shown on the balance sheet of Rail, determined in accordance with GAAP, for any of the following: goodwill, patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and deferred research and development expense) and such other assets as are properly classified as "intangible assets" in accordance with GAAP (collectively, "Goodwill").

          "Available Cash Flow" shall mean, for any period, an amount equal to the following for Rail and its Subsidiaries (other than Excluded Subsidiaries) for such period, determined on a consolidated basis:

               (i)    EBITDA minus
                             -----

               (ii) the sum of the following amounts: (a) income tax payments, (b) dividends paid or declared, whether or not in cash (but excluding dividends payable solely in Rail's capital stock), and (c) Capital Expenditures net of Capital Expenditures funded with the proceeds of Funded Debt from Persons other than the Lenders within 90 days of the making thereof.

          "EBITDA" shall mean, for any period, an amount equal to the following for Rail and its Subsidiaries (other than Excluded Subsidiaries) for such period, determined on a consolidated basis:

          (i)  Net Income plus,
                          ----

          (ii) the sum of the following amounts to the extent deducted in determining Net Income: (a) depreciation and amortization expense, (b) non-cash charges as to accrued financing expenses, (c) income tax expense, and
     (d) Interest Expense less,

          (iii) any amounts included in Net Income for such period attributable to the Joint Ventures or Excluded Subsidiaries except to the extent of cash dividends or cash distributions paid to Rail during such period by the Joint Ventures or Excluded Subsidiaries, less

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

          (iv) any amounts included in Net Income for such period attributable to extraordinary gains or gains from the sale or other disposition of assets, plus

          (v) to the extent deducted in determining Net Income for such period, the amount (up to $3,160,000) of Rail's extraordinary charge to earnings made on or before May 31, 1996 for certain matters as described to Lenders prior to such date.

          "Excluded Capital Expenditures" shall mean (i) Capital Expenditures, up to $12,500,000, made by Rail to acquire capital assets consisting of the Rail Mill to the extent financed by Persons other than Rail and its Affiliates; (ii) Capital Expenditures, up to $11,000,000, made by Rail to acquire capital assets consisting of the Wheel Machining Center in Calera, Alabama; and (iii) Capital Expenditures, up to $5,500,000, made by Rail to acquire capital assets consisting of the Wheel Machining Center Expansion in Calera, Alabama, in each case to the extent funded with proceeds of Funded Debt (other than the Loans).

          "Fixed Charge Coverage Ratio" shall mean, for any period, an amount equal to the ratio of Available Cash Flow to Fixed Charges for Rail and its Subsidiaries (other than Excluded Subsidiaries) for such period, determined on a consolidated basis.

          "Fixed Charges" shall mean, collectively, for any period, without duplication, the sum of the following amounts for such period: (i) Interest Expense and (ii) scheduled payments of principal on all Funded Debt (other than payments of principal on the Revolving Loans) of Rail and its Subsidiaries (other than Excluded Subsidiaries), all as determined on a consolidated basis in accordance with GAAP.

          "Funded Debt" shall mean Capitalized Lease Obligations, indebtedness for borrowed money (including the Liabilities) and the deferred purchase price of goods and services of Rail and its Subsidiaries (other than Excluded Subsidiaries), all as determined on a consolidated basis in accordance with GAAP.

          "Interest Coverage Ratio" shall mean, for any period, an amount equal to the consolidated ratio of EBITDA to Interest Expense for Rail and its Subsidiaries (other than Excluded Subsidiaries) for such period.

          "Interest Expense" shall mean, for any period, the gross interest expense of Rail and its Subsidiaries (other than Excluded Subsidiaries) for such period, determined in accordance with GAAP.

          "Net Income" shall mean, for any period, the net income (or loss) after taxes of Rail and its Subsidiaries (other than Excluded Subsidiaries), for such period, as determined on a consolidated basis in accordance with GAAP.

          8.14 Environmental. Such Borrower shall not, and shall not permit any of its Subsidiaries to, fail to conduct its business so as to comply in all respects with all federal, state or local environmental laws and regulations, including, without limitation, environmental or land use requirements or permits or occupational safety or health laws, rules or regulations, requirements or permits in all jurisdictions in which it is or may at any time be doing business, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Acts, the Federal Clean Water Act, the Federal Clean Air Act and the Federal Occupational Safety and Health Act, as the same may be amended from time to time, and any successor statutes, except where the failure to so comply could not individually or in the aggregate

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

reasonably be expected to have a Material Adverse Effect; and provided, however, that nothing contained in this Subsection 8.14 shall prevent such Borrower from contesting, in good faith by appropriate legal proceedings, any such law, regulation, interpretation thereof or application thereof; provided, further, that such Borrower shall comply with the order of any court or other governmental body of applicable jurisdiction relating to such laws unless such Borrower shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review.

          8.15 Fiscal Year.  Such Borrower shall not change its Fiscal Year.
               -----------

          8.16 Subsidiaries. Such Borrower shall not, and shall not permit any of its Subsidiaries to, form or acquire any Subsidiaries or permit any such Subsidiaries to exist other than (A) the Subsidiaries disclosed on Schedule 6.12, and (B) Excluded Subsidiaries acquired after March 31, 1995 in accordance with Subsection 8.3.

          9.   DEFAULT, RIGHTS AND REMEDIES OF LENDERS AND AGENT.
               -------------------------------------------------

          9.1 Defaults. If any of the following events ("Defaults") shall occur:
              --------
          (A) Any Borrower fails to pay any of its Liabilities when such Liabilities are due or are declared due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

          (B) Any Borrower (i) fails or neglects to perform, keep or observe any of its covenants, conditions or agreements contained in any of the subsections of this Agreement or any of the other Financing Agreements other than the provisions in Subsection 3.1 of this Agreement which require such Borrower to deliver a Monthly Report by a particular date, Subsections 7.1 (other than Subsections 7.1(E) or (G)), 7.3 or 7.4 of this Agreement, (ii) fails or neglects to deliver a Monthly Report when required pursuant to Subsection 3.1 of this Agreement and such failure shall continue for two consecutive Business Days,
(iii) fails or neglects to perform, keep or observe any covenants, conditions or agreements contained in Subsection 7.1 (other than Subsections 7.1(E) or 7.1(G)) of this Agreement and such failure shall continue for five consecutive Business Days or (iv) fails or neglects to perform, keep or observe any of the covenants, conditions or agreements contained in Subsections 7.3 or 7.4 of this Agreement and such failure shall continue for thirty (30) consecutive days, provided that such 30-day grace period shall not apply and a Default shall be deemed to have occurred promptly upon such breach if (x) such breach cannot, in Agent's reasonable determination, be cured by such Borrower during such period, or (y) such breach shall be deemed by Agent (in its reasonable discretion) to have a material adverse effect on the Collateral (or Agent's or the Lenders' interest or rights therein or with respect thereto), the Current Asset Base of any Borrower or the other rights of Agent or the Lenders under this Agreement or any other Financing Agreement;

          (C) any warranty or representation now or hereafter made by any Borrower or any Subsidiary of a Borrower is untrue or incorrect in any material respect when made, or any schedule, certificate, statement, report, financial data, notice, or writing furnished at any time by or on behalf of such Borrower or such Subsidiary to any of Agent, the Issuing Bank and the Lenders is untrue or incorrect in any material respect, on the date as of which the facts set forth therein are stated or certified or any of the foregoing omits to state a fact necessary to make the statements therein contained not misleading in any material respect;

          (D) a final judgment or final order requiring payment in excess of $1,000,000 with respect to Rail, or $250,000 with respect to Deco, shall be rendered against such Borrower and such

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

judgment or order shall remain unsatisfied or undischarged and in effect for forty (40) consecutive days without a stay of enforcement or execution, provided that this Subsection 9.1(D) shall not apply to any judgment for which such Borrower is fully insured (except for normal deductibles in connection therewith) and with respect to which the insurer has assumed the defense and is not defending under reservation of right and with respect to which Agent reasonably believes the insurer will pay the full amount thereof (except for normal deductibles in connection therewith);

          (E) a notice of Lien, levy, or assessment is filed or recorded with respect to all or a substantial part of the assets of any Borrower by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency or any taxes or debts owing at any time or times hereafter to any one or more of them become a Lien upon all or a substantial part of the Collateral or the assets of such Borrower, and such Lien, levy or assessment is not discharged or released within thirty (30) days of the notice or attachment thereof, provided that this Subsection 9.1(E) shall not apply to Liens, levies or assessments which relate to current taxes not yet due and payable or Permitted Liens;

          (F) there shall occur any loss, theft, substantial damage or destruction of any item or items of any Borrower's assets for which such Borrower is not fully insured (a "Loss"), if the amount of such Loss not fully covered by insurance (including any deductible in connection therewith), together with the amount of all other Losses incurred by all Borrowers not fully covered by insurance (including any deductibles in connection therewith) occurring in the same Fiscal Year, exceeds $1,000,000;

          (G) all or any part of any Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and on or before the forty-fifth (45th) day thereafter such assets are not returned to such Borrower and/or such writ, distress warrant or levy is not dismissed, stayed or lifted if the amount of such Collateral or assets, together with any other such Collateral and assets that is so attached, seized, subjected to writ or distress warrant or levied upon, exceeds $1,000,000 at any time;

          (H) a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed
(i) against any Borrower and an adjudication or appointment is made or order for relief is entered, or such proceeding remains undismissed for a period in excess of forty-five (45) days, or (ii) by any Borrower or any Borrower makes an assignment for the benefit of creditors or any Borrower takes any corporate action to authorize any of the foregoing;

          (I) a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed
(i) against any Subsidiary of any Borrower and an adjudication or appointment is made or order for relief is entered, or such proceeding remains undismissed for a period in excess of forty-five (45) days, or (ii) any Subsidiary of any Borrower makes an assignment for the benefit of creditors or any such Subsidiary takes any action to authorize any of the foregoing;

          (J) Any Borrower or any Subsidiary of a Borrower voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated (except for a liquidation or dissolution of a Subsidiary permitted by Subsection 7.3 hereof);

          (K) Any Borrower or any Subsidiary of a Borrower becomes insolvent or fails generally to pay its debts as they become due;

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

          (L) Any Borrower is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business affairs;

          (M) a breach by any Borrower shall occur under any material agreement, document or instrument (other than an agreement, document or instrument evidencing the lending of money), whether heretofore, now or hereafter existing between such Borrower and any other Person, and such breach involves an exposure to such Borrower, or could give rise to liability of such Borrower, in excess of $1,000,000 with respect to Rail, or $250,000 with respect to Deco, and the same continues unwaived for more than forty-five (45) days after such breach first occurs;

          (N) as to more than $500,000 individually, or $1,500,000 in the aggregate for all Borrowers in indebtedness at any one time, (i) any Borrower shall fail to make any payment due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on any obligation for borrowed money other than the Liabilities and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; (ii) any other default under any agreement or instrument relating to any such indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or (iii) any such indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

          (O) a material and adverse change shall occur (i) in the present or reasonably foreseeable prospective operations or financial condition of Rail or in the value of any material portion of the Collateral, or (ii) which materially impairs the ability of Rail to perform its obligations under this Agreement and the other Financing Agreements, in each case as determined by Agent;

          (P) the plan administrator of any Benefit Plan applies under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and Agent in good faith believes that the approval of such waiver could subject any Borrower, any of its Subsidiaries or an ERISA Affiliate of such Borrower to liability in excess of $1,000,000;

          (Q) a Termination Event occurs which Agent in good faith believes could individually, or together with any other Termination Events subject any Borrower, any of its Subsidiaries or an ERISA Affiliate of such Borrower to liability in excess of $1,000,000;

          (R) a Change in Control shall occur;

          (S) any guarantor shall fail to comply with the terms of, or otherwise fail to perform any of its obligations under, any guaranty of the Liabilities or any security or similar agreement relating thereto or shall take any action to disaffirm any of its obligations under any such guaranty or agreement or any such guaranty or agreement shall cease to be valid, enforceable or of effect without the prior written consent of the Agent and the Lenders; or

          (T) a "Default" under the Pledge and Security Agreement (a "Pledge Default") occurs and shall continue for thirty (30) days, provided that such 30-day grace period shall not apply and a Default hereunder shall be deemed to have occurred promptly upon such Pledge Default if (x) such Pledge Default cannot in Agent's reasonable determination be cured during such period, or (y) such Pledge Default shall be deemed by Agent (in its reasonable discretion) to have a material adverse effect on the "Pledged Collateral" (as defined in the Pledge and Security Agreement) or Agent's or the Lender's interest or rights therein or with respect thereto, or the rights or Agent or the Lenders under this Agreement or any other Financing Agreement;

then Agent shall, upon the written, telecopied or telex request of the Required Lenders, upon notice to Rail take any or all of the following actions, without prejudice to the rights of Agent, any Lender or the holder of any Revolving Note, Term Note or Acquisition Note to enforce its claim against the Borrowers,
(i) terminate the Lenders' obligations to make Acquisition Loans or Revolving Loans to the Borrowers pursuant to Subsections 2.2 or 2.3 and the obligation of Agent to request the Issuing Bank to issue any Letters of Credit and the obligation of the Issuing Bank to issue any Letter of Credit pursuant to Subsection 2.20, and/or (ii) declare all of the Liabilities to be immediately due and payable, whereupon all of the Liabilities shall become immediately due and payable, except that in the event a Default described in Subsection 9.1(H) or 9.1(I) hereof shall exist or occur, all of the Liabilities shall automatically, without notice of any kind, be immediately due and payable.

          If at any time after acceleration of the maturity of the Liabilities, the Borrowers shall pay all arrears of interest and all payments on account of principal of the Liabilities which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Liabilities due and payable solely by virtue of acceleration) shall be remedied or waived, then by written notice to the Borrowers, the Required Lenders may elect, in the sole discretion of such Required Lenders, to rescind and annul the acceleration of its consequences and return any cash collateral; but such action shall not affect any subsequent Default or Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Required Lenders; they are not intended to benefit the Borrowers and do not give the Borrowers the right to require the Lenders to rescind or annul any acceleration hereunder or to return any cash collateral, even if the conditions set forth herein are met.

          9.2 Rights and Remedies Generally. In the event of a Default, Agent shall have, in addition to any other rights and remedies contained in this Agreement or in any of the other Financing Agreements, all of the rights and remedies of a secured party under the Code and other applicable laws. All of the rights and remedies of Agent and each Lender, whether under this Agreement, the other Financing Agreements, the Code or other applicable laws or otherwise, shall be cumulative, and non-exclusive, to the extent permitted by law. In addition to all such rights and remedies, the sale, lease or other disposition of the Collateral, or any part thereof, by Agent after Default may be for cash, credit or any combination thereof, and Agent or any Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Liabilities then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. Agent may, in its sole discretion, cause the Collateral to remain on premises of a Borrower, at such Borrower's expense, pending sale or other disposition of the Collateral. Agent shall have the right to conduct such sales on such premises, at such Borrower's expense, or elsewhere, on such occasion or occasions as Agent may see fit.

          9.3 Entry Upon Premises and Access to Information. In the event of a Default, Agent shall have the right to enter upon the premises of any Borrower where the Collateral is located (or is believed to be located) without any obligation to pay rent to any Borrower, or any other place or places where the Collateral is believed to be located and kept, and render the Collateral unusable or remove the Collateral therefrom to the premises of Agent, any Lender or any agent of Agent or any Lender, for such time as Agent may desire, in order effectively to collect or liquidate the Collateral, and/or Agent may require any Borrower to assemble the Collateral and make it available to Agent or any Lender at a place

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

or places to be designated by Agent. In the event of a Default, Agent shall have the right to obtain access to data processing equipment, computer hardware and software of any Borrower relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Agent deems appropriate; and Agent shall have the right to notify post office authorities to change the address for delivery of mail of any Borrower to an address designated by Agent and to receive, open and deal with all mail addressed to such Borrower.

          9.4 Sale or Other Disposition of Collateral by Agent. Any notice required to be given by Agent of a sale, lease or other disposition or other intended action by Agent with respect to any of the Collateral which is deposited in the United States mails, postage prepaid and duly addressed to a Borrower at the address specified in Subsection 11.17 hereof, at least ten (10) Business Days prior to such proposed action shall constitute fair and reasonable notice of any such action. The net proceeds realized by Agent upon any such sale or other disposition, after deduction for the expense of retaking, holding, preparing for sale, selling or the like and the reasonable attorneys' fees and legal expenses incurred by Agent in connection therewith, shall be applied as provided herein toward satisfaction of the Liabilities, including, without limitation, the Liabilities described in Subsections 7.5 and 11.2 hereof. Agent and the Lenders shall account to the Borrowers for any surplus realized upon such sale or other disposition, and the Borrowers shall remain liable to Agent and each Lender for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Agent's security interest in the Collateral until the Liabilities are fully paid. Each Borrower agrees that neither Agent nor any Lender has any obligation to preserve rights to the Collateral against any other parties. Agent is hereby granted a license or other right to use, without charge, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature of the Borrowers, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and rights under all licenses and all franchise agreements of the Borrowers shall inure to Agent's benefit until the Liabilities are paid.

          9.5 Waiver of Demand. Demand, presentment, protest and notice of nonpayment are hereby waived by the Borrowers. Each Borrower also waives the benefit of all valuation, appraisal and exemption laws.

          9.6 Waiver of Notice. UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF A DEFAULT, EACH BORROWER (PURSUANT TO AUTHORITY GRANTED BY ITS BOARD OF DIRECTORS) HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY AGENT OR ANY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. EACH BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS AGREEMENT.

          10.  AGENT
               -----

          10.1  Appointment of Agent.
                --------------------

          (A) Each Lender hereby designates ANB as Agent to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note or participation in any Letter of Credit by the acceptance of a Note or participation shall be deemed irrevocably to authorize, Agent to take such action on its behalf under the provisions of this Agreement and the Notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and

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

thereof and such other powers as are reasonably incidental thereto. Agent shall hold all Collateral and all payments of principal, interest, Fees, charges and Expenses received pursuant to this Agreement or any other Financing Agreements for the benefit of Lenders and the Issuing Bank to be distributed as provided herein. Agent may perform any of its duties hereunder by or through its agents or employees.

          (B) The provisions of this Section 10 are solely for the benefit of Agent, Lenders and the Issuing Bank, and no Borrower shall have any rights as a third party beneficiary of any of the provisions hereof (other than Subsection 10.9) nor shall any Borrower have any obligations under this Section 10. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower.

          10.2 Nature of Duties of Agent. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Financing Agreements. Neither Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their own gross negligence or willful misconduct. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement or the other Financing Agreements a fiduciary relationship in respect of any Lender; and nothing in this Agreement or the other Financing Agreements, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the other Financing Agreements except as expressly set forth herein or therein.

          10.3 Lack of Reliance on Agent.
               -------------------------

      (A) Independently and without reliance upon Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of the Borrowers in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrowers, and, except as expressly provided in this Agreement, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan, Advance or issuance of any Letter of Credit or at any time or times thereafter.

          (B) Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes or other Financing Agreements or the financial or other condition of the Borrowers. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes or any of the other Financing Agreements, or the financial condition of the Borrowers, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by any Lender.

          10.4 Certain Rights of Agent. Agent shall have the right to request instructions from the Required Lenders at any time. If Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or any of the other Financing Agreements, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders, and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

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

          10.5 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. Agent may consult with legal counsel (including counsel for any Borrower with respect to matters concerning such Borrower and any of its Subsidiaries), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          10.6 Indemnification of Agent. To the extent Agent is not reimbursed and indemnified by the Borrowers, each Lender will reimburse and indemnify Agent, in proportion to its Proportionate Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever (including all Expenses) which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct.

          10.7 Agent in its Individual Capacity. With respect to its obligation to lend under this Agreement, any Loans made by it and the Notes issued to it, and its participation in Letters of Credit issued hereunder, or its issuance as the Issuing Bank of any Letter of Credit, Agent in its individual capacity shall have the same rights and powers hereunder as any other Lender or holder of a Note or participation interests or the Issuing Bank, as the case may be and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes," or "Issuing Bank" or any similar terms shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Subject to Subsection 10.13 hereof, Agent in its individual capacity may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with any Borrower or any Affiliate of any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

          10.8 Holders of Revolving Notes. Agent may deem and treat the original named payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

          10.9  Successor Agent.
                ---------------

          (A) Agent may, upon five (5) Business Days' notice to Lenders and the Borrowers, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this Subsection 10.9) by giving written notice thereof to Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, upon five (5) days' notice and approval by Rail (which approval shall not be unreasonably withheld), to appoint a successor Agent. If no successor Agent (i) shall have been so appointed by the Required Lenders, and (ii) shall have accepted such appointment, within thirty
(30) days after the retiring Agent's giving of notice of resignation, then, upon five (5) days' notice, the retiring Agent may, on behalf of Lenders, appoint a successor Agent. In the event that Agent ceases to be, in its individual capacity, a Lender whose aggregate holding of outstanding Term Loans,

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

Acquisition Loans and Revolving Loans plus the amount of its Acquisition Commitment plus the amount of its Revolving Loan Commitment (net of the principal amount of its outstanding Revolving Loans) plus the amount of its Revolving Proportionate Share of Letter of Credit Obligations equals or exceeds $10,000,000 then such Agent may be removed by the Required Lenders (other than Agent in its capacity as a Lender or as the Issuing Bank and without giving effect to any portion of the Loans or Revolving Credit Commitment or Acquisition Loan Commitment made by Agent in its capacity as a Lender or Letter of Credit issued by Agent in its capacity as the Issuing Bank) provided that the Required Lenders concurrently appoint a successor Agent to which Rail consents (which consent shall not be unreasonably withheld).

          (B) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          (C) In the event of a material breach by Agent of its duties hereunder, Agent may be removed by the Required Lenders (other than Agent in its capacity as a Lender or as the Issuing Bank and without giving effect to any portion of the Loans or Revolving Credit Commitment or Acquisition Loan Commitment made by Agent in its capacity as a Lender or Letters of Credit issued by Agent in its capacity as the Issuing Bank) for cause and the provisions of this Subsection 10.9 shall apply to the appointment of a successor Agent.

          (D) If ANB is removed or resigns as Agent, ANB shall no longer be required to act as the Issuing Bank with respect to Letters of Credit issued after the effective date of its removal or resignation.

         10.10 Collateral Matters.
               ------------------

          (A) Each Lender authorizes and directs Agent to enter into the Financing Agreements for the benefit of Lenders. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Financing Agreements and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders. Agent is hereby authorized on behalf of all of Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to a Default, to take any action with respect to any Collateral or Financing Agreements which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to any of the Financing Agreements.

          (B) Lenders hereby authorize Agent to release any Lien granted to or held by Agent upon any Collateral upon termination of this Agreement and the Revolving Credit Commitments and Acquisition Loan Commitments and payment and satisfaction of all of the Liabilities at any time arising under or in respect of this Agreement and the other Financing Agreements or the transactions contemplated hereby or thereby. In addition, Lenders hereby authorize Agent to release any Lien granted to or held by Agent upon any Collateral (i) constituting property being sold or disposed of upon receipt of the proceeds of such sale by Agent if a Borrower certifies to Agent that the sale or disposition is made in compliance with Subsection 8.6 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (ii) constituting Collateral with a value as certified to Agent by a Borrower of less than $1,000,000 in the aggregate in any Fiscal Year (and Agent may rely conclusively on any such

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

certificate, without further inquiry). Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Subsection 10.10.

          (C) Upon the release of any Lien in accordance with Subsection 10.10(B), and upon at least five (5) Business Days' prior written request by a Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of such Liens; provided that (i) Agent shall not be required to execute any such document on terms which, in Agent's reasonable opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Liabilities or any Liens upon (or obligations of such Borrower in respect of) all interests retained by such Borrower, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, Agent shall be authorized to deduct all of the Expenses reasonably incurred by Agent from the proceeds of any such sale, transfer or foreclosure.

          (D) Agent shall have no obligation whatsoever to Lenders or to any other Person to assure that the Collateral exists or is owned by any Borrower or any other Person or is cared for, protected or insured or that the Liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this Subsection 10.10 or in any of the Financing Agreements it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as one of Lenders and that Agent shall have no duty or liability whatsoever to Lenders, except for its gross negligence or willful misconduct.

          10.11 Actions with Respect to Defaults. In addition to Agent's right to take actions on its own accord as permitted under this Agreement, Agent shall take such action with respect to a Default or Event of Default as shall be directed by the Required Lenders; provided that until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

          10.12 Delivery of Information. Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by Agent from the Borrowers, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Financing Agreement except (i) as specifically provided in this Agreement or any other Financing Agreement and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of Agent at the time of receipt of such request and then only in accordance with such specific request.

          10.13 Loans by Lenders. Without the prior written consent of the Required Lenders, no Lender shall extend credit to any Borrower or any of its Subsidiaries (other than credit that is incidental to the maintenance of deposit accounts) except pursuant to this Agreement.

          10.14 Allocation of Payments. Prior to the occurrence of a Default described in Subsections 9.1 (H), or acceleration of the maturity of the Liabilities, payments on the Liabilities shall be allocated to the Lenders as follow: (i) payments of principal of, and interest on, the Term Loans and Prepayment Fees relating to the prepayment of Term Loans shall be allocated to the Lenders based on their respective Term Proportionate Share, (ii) payments of principal of, and interest on, the Acquisition

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

Loans, Prepayment Fees relating to any prepayment of Acquisition Loans, Commitment Reduction Fees relating to any reduction in the Total Acquisition Commitments and Acquisition Facility Fees shall be based on their respective Acquisition Proportionate Share, and (iii) payments of principal of, and interest on, the Revolving Loans, the Facility Fees, the L/C Fees and the Commitment Reduction Fees relating to any reduction in the Total Revolving Commitments shall be based on their respective Revolving Proportionate Share, subject to Subsection 2.6. Subject to Subsections 2.6 and 2.8, after the occurrence and during the continuance of a Default described in Subsections 9.1(H) or after the acceleration of the maturity of the Liabilities, payments of principal of, and interest on, all Loans shall be allocated to the Lenders based on their respective Proportionate Share.

          11.  MISCELLANEOUS.
               -------------

          11.1 Waiver, Amendments. Any failure by Agent, the Issuing Bank or any Lender, at any time or times hereafter, to require strict performance by any Borrower of any provision of this Agreement or any of the other Financing Agreements shall not waive, affect or diminish any right of Agent, the Issuing Bank or any Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of a Default by any Borrower under this Agreement or any of the other Financing Agreements shall not suspend, waive or affect any other Default by any Borrower under this Agreement or any of the other Financing Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No amendment or waiver of any provision of this Agreement or any other Financing Agreement, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent on their behalf), or if Lenders shall not be parties thereto, by the parties thereto and consented to by the Required Lenders (or by Agent on their behalf), and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all Lenders, do any of the following: (i) increase the Total Revolving Commitments of Lenders (except as provided in Subsection 2.7(D)) or subject Lenders to any additional obligations, (ii) except as otherwise expressly provided in this Agreement, reduce the principal of, or interest on, the Notes, any Letter of Credit reimbursement obligations or any fees hereunder, (iii) postpone any date fixed for any payment in respect of principal of, or interest on, the Notes, any Letter of Credit reimbursement obligations or any fees hereunder, (iv) change the percentage of the Revolving Credit Commitments (except as provided in Subsection 2.7(D)), Acquisition Commitments, or any minimum requirement, necessary for Lenders or the Required Lenders to take any action hereunder, (v) amend or waive this Subsection 11.1, or change the definition of Required Lenders, (vi) extend the Termination Date, or (vii) except as otherwise expressly provided in this Agreement (including without limitation as provided in Subsection 10.10(B) hereof), and other than in connection with the financing, refinancing, sale or other disposition of any asset of any Borrower permitted under this Agreement, release any Liens in favor of Agent on all or any substantial portion of the Collateral; provided, further, that no amendment, waiver or consent affecting the rights or duties of Agent or the Issuing Bank under any Financing Agreements shall in any event be effective, unless in writing and signed by Agent or the Issuing Bank, in addition to the Lenders required hereinabove to take such action. Notwithstanding any of the foregoing to the contrary, the consent of the Borrowers shall not be required for any amendment, modification or waiver of the provisions of Section 10 (other than the provisions of Subsection 10.9). In addition, the Borrowers and Lenders hereby authorize Agent to modify this Agreement by unilaterally amending or supplementing Schedule 1 from time to time in the manner requested by the Borrowers, Agent or any Lender in order to reflect any assignments or transfers of the Loans, any increase in the Total Revolving Commitments under Subsection 2.7(D), and reductions in the Total Revolving Commitment or Total Acquisition Commitment as provided for hereunder; provided, however, that Agent shall promptly deliver a copy of any such modification to the Borrowers and each Lender. All Defaults shall continue until the same are waived in accordance with this Subsection 11.1. Any Default or Event of Default (as defined in the Original

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

Agreement) existing on the date hereof is not waived by the execution of this Agreement or any other Financing Agreement and such Default or Event of Default shall be a Default or Event of Default hereunder, as the case may be, until waived in accordance with this Subsection 11.1. This Agreement shall not operate as a waiver of any right, power or remedy of Lenders or Agent under the Original Agreement or the Security Agreement.

          11.2 Costs and Attorneys' Fees. If at any time or times hereafter Agent employs counsel in connection with protecting or perfecting Agent's security interest in the Collateral or in connection with any matters contemplated by or arising out of this Agreement or any of the other Financing Agreements, whether (a) to prepare, negotiate or execute (i) any amendment to or modification or extension of this Agreement, any other Financing Agreements or any instrument, document or agreement executed by any Person in connection with the transactions contemplated by this Agreement, (ii) any new or supplemental Financing Agreements, or any instrument, document or agreement to be executed by any Person in connection with the transactions contemplated by this Agreement, or (iii) any instrument, document or agreement in connection with any sale or attempted sale of any interest herein to any Person, including any participant (except such a sale by ANB prior to the occurrence of a Default or Event of Default if after giving effect thereto the aggregate amount of Loans held by ANB, its Acquisition Commitment and its unused Revolving Loan Commitment is less than $25,000,000 in the aggregate), (b) to commence, defend, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleadings, (c) to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise), (d) to consult with officers of Agent or to advise Agent, (e) to protect, collect, lease, sell, take possession of, release or liquidate any of the Collateral, or (f) to attempt to enforce or to enforce any security interest in any of the Collateral, or to enforce any rights of Agent or any Lender, including, without limitation, Agent's or any Lender's rights to collect any of the Liabilities, then in any of such events, all of the reasonable attorneys' fees arising from such services, and any expenses, costs and charges relating thereto, including, without limitation, all reasonable fees of all paralegals and other staff employed by such attorneys, together with interest following demand for payment thereof at the from time to time rate applicable to Base Rate Advances, shall be part of the Liabilities, payable on demand and secured by the Collateral.

          11.3 Expenditures. In the event any Borrower shall fail to pay taxes, insurance, assessments, costs or expenses which such Borrower is, under any of the terms hereof, required to pay, or fail to keep the Collateral free from other Liens, except as permitted herein, Agent or the Required Lenders may, in its or their sole discretion, make expenditures for any or all of such purposes, and the amount so expended, together with interest thereon at the rate applicable to Base Rate Advances, shall be part of the Liabilities, payable on demand and secured by the Collateral.

          11.4 Custody and Preservation of Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as any Borrower shall request in writing, but failure by Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure by Agent to preserve or protect any right with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by the Borrowers shall of itself be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

          11.5 Reliance by Lenders. All covenants, agreements, representations and warranties made herein by the Borrowers shall, notwithstanding any investigation by Agent or any Lender, be deemed to be material to and to have been relied upon by Agent and each Lender.

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

          11.6 Parties; Assignability.
               ----------------------

          (A) Whenever in this Agreement there is reference made to a Borrower, Agent, the Issuing Bank or any Lender, such reference shall be deemed to include, wherever applicable, a reference to the successors and permitted assigns of such Borrower and the successors and permitted assigns of Agent, the Issuing Bank and such Lender, and the provisions of this Agreement shall be binding upon and shall inure to the benefit of said successors and permitted assigns. Notwithstanding anything herein to the contrary, no Borrower may assign or otherwise transfer its rights or obligations under this Agreement without the prior written consent of the Lenders.

          (B) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its Lending Affiliates.

          (C) Upon 90 days' prior written notice to Agent, each Lender may, with the consent of Agent (which consent shall not be unreasonably withheld), but without the consent of any other Lender, assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement and the Notes; provided that (i) such Lender has first offered to assign such portion of its rights and obligations under this Agreement and the Notes, at par, to Agent, (ii) for each such assignment, the parties thereto shall execute and deliver to Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Assumption Agreement, together with any Notes subject to such assignment, (iii) the aggregate outstanding Loans, Acquisition Commitments and unused Total Revolving Commitments so assigned shall not be less than $5,000,000, unless such assignment is to a then-current holder of a Note or consented to by Agent in writing, and (iv) subject to Subsection 2.7(D), each assignment shall be of a constant, and not a varying, percentage interest of the assigning Lender's rights and obligations and such assignment shall be of the same proportionate amount of the assigning Lender's rights and obligations with respect to all Borrowers (for example, no Lender may assign a percentage of its rights and obligations hereunder with respect to Rail without simultaneously assigning the same percentage of its rights and obligations hereunder with respect to Deco) and with respect to each type of Loan hereunder, the Total Revolving Commitments, the Total Acquisition Commitments and the Letter of Credit Obligations. Upon such execution and delivery of the Assignment and Assumption Agreement to Agent, from and after the date specified as the effective date in the Assignment and Assumption Agreement (the "Acceptance Date"), (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption Agreement, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption Agreement, relinquish its rights (other than any rights it may have pursuant to Subsections 2.11, 2.16, 2.17, 2.18, 2.21(J), 7.4, 7.10, 11.2, and 11.19 hereof which will survive) and be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (D) By executing and delivering an Assignment and Assumption Agreement, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Assumption Agreement, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Notes or any other instrument or document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto,
(iii)
such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Subsection 7.1 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement, (iv) such assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (E)  Agent shall maintain at its address referred to in Subsection
11.17 hereof a copy of each Assignment and Assumption Agreement delivered to and accepted by it and a register for the recordation of the names, addresses and Percentages of the Lenders and the Revolving Credit Commitments and Acquisition Commitments of each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes absent manifest error, and the Borrowers, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Assumption shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (F) Upon its receipt of an Assignment and Assumption Agreement executed by an assigning Lender, together with the Notes subject to such assignment, Agent shall, if such Assignment and Assumption Agreement has been completed and is in substantially the form of Exhibit I hereto and Agent consents thereto, (i) accept such Assignment and Assumption Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five (5) Business Days after its receipt of such notice, each Borrower shall execute and deliver to Agent, in exchange for the surrendered Notes, new Notes to the order of the assignee in an amount equal to the Revolving Credit Commitment, aggregate Acquisition Loans and Acquisition Commitment, and Term Loans assumed by it pursuant to such Assignment and Assumption Agreement and, if the assigning Lender has retained a Revolving Credit Commitment, Acquisition Commitment, Acquisition Loan or Term Loan hereunder, new Notes to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment, aggregate Acquisition Commitment and Acquisition Loans, and Term Loan retained by it hereunder. Such new Notes shall re-evidence the Liabilities outstanding under the old Notes and shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the Closing Date and shall otherwise be in substantially the form of the Notes subject to such assignments.

          (G) Upon 90 days' prior written notice to Agent, each Lender may (provided such Lender shall have first offered to resell to Agent at par its interest in the Liabilities) sell participations (without the consent of Agent, any Borrower or any other Lender) to one or more parties in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment and Acquisition Loan Commitment, the Loans owing to it and the Notes held by it); provided that
(i) such Lender's obligations under this Agreement (including, without limitation, its Acquisition Commitment and Revolving Credit Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) such Lender shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Agreement except to the extent such amendment or waiver would (A) extend the final maturity date or the date for the payments of any installment of fees or principal or interest of any Loans or Letter of Credit Obligations in which such participant is participating, (B) reduce the amount of any installment of principal of the Loans or Letter of Credit Obligations in which such participant is participating, (C) except as otherwise expressly provided in this Agreement, reduce the interest rate applicable to the Loans or Letter of Credit reimbursement obligations in which such participant is participating, or (D) except as otherwise expressly provided in this Agreement, reduce any Fees payable to Lenders hereunder.

          (H) Each Lender agrees that, without the prior written consent of the Borrowers and Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan, Note or other Liabilities under the securities laws of the United States of America or of any jurisdiction.

          (I) In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, such Lender may disclose any information in its possession regarding the Borrowers, subject to Subsection 7.1.

          11.7 CHOICE OF LAW. THIS AGREEMENT SHALL BE DEEMED TO BE EXECUTED AND HAS BEEN DELIVERED AND ACCEPTED IN CHICAGO, ILLINOIS BY SIGNING AND DELIVERING IT THERE. ANY DISPUTE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS AND NOT THE CONFLICTS OF LAW PROVISIONS OF THE STATE OF ILLINOIS.

          11.8 CONSENT TO JURISDICTION.
               -----------------------

          (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION 11.8(B) HEREOF, EACH OF THE PARTIES HERETO AGREE THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, ILLINOIS. EACH BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT
MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

          (B) OTHER JURISDICTIONS. EACH BORROWER AGREES THAT AGENT AND ANY LENDER SHALL HAVE THE RIGHT TO PROCEED AGAINST SUCH BORROWER OR ITS PROPERTY ("PROPERTY") IN A COURT IN ANY LOCATION TO ENABLE AGENT OR ANY LENDER TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE LIABILITIES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF AGENT OR ANY LENDER. EACH BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIM IN ANY PROCEEDING BROUGHT BY AGENT OR ANY LENDER TO REALIZE ON PROPERTY, COLLATERAL OR ANY OTHER SECURITY FOR THE LIABILITIES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT OR ANY LENDER. EACH BORROWER WAIVES ANY OBJECTION THAT IT MAY

HAVE TO THE LOCATION OF THE COURT IN WHICH AGENT OR ANY LENDER HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION 11.8(B).

          11.9 SERVICE OF PROCESS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND IRREVOCABLY APPOINTS PRENTICE-HALL CORPORATION SYSTEM, INC., SUCH BORROWER'S REGISTERED AGENT, AS BORROWER'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF ILLINOIS (THE "SP AGENT"). AGENT AND EACH LENDER AGREES TO PROMPTLY FORWARD BY REGISTERED MAIL (NO RETURN RECEIPT REQUIRED) A COPY OF ANY PROCESS SO SERVED BY IT UPON THE SP AGENT TO SUCH BORROWER AT ITS ADDRESS SET FORTH IN SUBSECTION 11.17 HEREOF. EACH BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF THE COURTS REFERRED TO IN SUBSECTION 11.8 HEREOF IN ANY SUCH ACTION OR PROCEEDING BY MAILING COPIES OF SUCH SERVICE BY REGISTERED MAIL, POSTAGE PREPAID TO SUCH BORROWER AT SAID ADDRESS. NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW BUT ANY FAILURE TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS.

          11.10 WAIVER OF JURY TRIAL AND BOND.

          (A) WAIVER OF JURY TRIAL. THE BORROWERS, AGENT AND LENDERS EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO. THE BORROWERS, AGENT AND LENDERS HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (B) WAIVER OF BOND. EACH BORROWER WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF AGENT OR ANY LENDER IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON COLLATERAL OR ANY OTHER SECURITY FOR THE LIABILITIES, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF AGENT OR ANY LENDER, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT, OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN AGENT OR ANY LENDER AND ANY BORROWER.

          11.11 ADVICE OF COUNSEL. EACH BORROWER ACKNOWLEDGES AND REPRESENTS TO AGENT AND LENDERS THAT SUCH BORROWER HAS DISCUSSED THIS AGREEMENT AND THE OTHER FINANCING AGREEMENTS WITH ITS LAWYERS AND ANY AND ALL ISSUES WITH RESPECT TO THIS AGREEMENT AND THE OTHER FINANCING AGREEMENTS HAVE BEEN RESOLVED TO SUCH BORROWER'S SATISFACTION.

          11.12 SEVERABILITY. WHEREVER POSSIBLE, EACH PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS AGREEMENT SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS AGREEMENT.

          11.13 Application of Payments. Notwithstanding any contrary provision contained in this Agreement or in any of the other Financing Agreements, each Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Agent or any Lender from such Borrower or with respect to any of the Collateral, and such Borrower does hereby irrevocably agree that Agent and each Lender shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter, whether with respect to the Collateral or otherwise, against the Liabilities in such manner as Agent or such Lender may deem advisable, notwithstanding any entry by Agent or any Lender upon any of its books and records.

          11.14 Marshalling; Payments Set Aside. Neither Agent nor any Lender shall be under any obligation to marshall any assets in favor of any Borrower or any other party or against or in payment of any or all of the Liabilities. To the extent that any Borrower makes a payment or payments to Agent or any Lender or Agent or any Lender enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          11.15 Section and Subsection Titles. The section and subsection titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

          11.16 Continuing Effect. This Agreement, Agent's security interests in the Collateral, and all of the other Financing Agreements shall continue in full force and effect so long as any Liabilities shall be owed to Agent or any Lender, and (even if there shall be no Liabilities outstanding) so long as this Agreement has not been terminated as provided herein.

          11.17 Notices. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered
(i) three (3) Business Days after deposit in the United States mails, with proper postage prepaid, (ii) when sent after receipt of confirmation or answerback if sent by telecopy, or other similar facsimile transmission, (iii) one (1) Business Day after deposited with a reputable overnight courier with all charges prepaid, or (iv) when delivered, if hand-delivered by messenger, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated as follows:

          (i)    If to Agent at:

                 American National Bank and
                 Trust Company of Chicago
                 33 North LaSalle Street
                 Chicago, Illinois 60690
                 Attention:    Dennis E. Harrison
                               Senior Vice President
                 Telecopy:     312/661-6929
                 Confirmation: 312/661-5707


          (ii)   If to any Lender to the address set forth for such Lender on
                 Schedule 1 hereto:

          (iii)  If to  Rail at:

                 ABC Rail Products Corporation
                 200 South Michigan Avenue
                 Chicago, Illinois 60604
                 Attention:    D. Chisholm MacDonald
                               Senior Vice President
                 Telecopy:     312/322-0397
                 Confirmation: 312/322-4579

          (iv)   If to Deco at:

                 ABC Rail Products Corporation
                 200 South Michigan Avenue
                 Chicago, Illinois 60604
                 Attention:    D. Chisholm MacDonald
                               Senior Vice President
                 Telecopy:     312/322-0397
                 Confirmation: 312/322-4579

or to such other address or number as each party designates to the other in the manner herein prescribed.

          11.18 Equitable Relief. Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Agent or any Lender; therefore, each Borrower agrees that Agent or any Lender, if Agent or such Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and the granting of any such relief shall not preclude Agent or any Lender from pursuing any other relief or remedies for such breach.

          11.19 Indemnification. Each Borrower agrees to defend, protect, indemnify and hold harmless Agent, the Issuing Bank and each Lender and each of their respective officers, directors, employees, attorneys, consultants and agents (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for and consultants of such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect, or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities, environmental and commercial laws and regulations, under common law or at equitable cause or on contract or otherwise) in any manner relating to or arising out of this Agreement, the Original Agreement or the other Financing Agreements, or any act, event or transaction related or attendant thereto, the agreements of Agent, the Issuing Bank and each Lender contained herein, the making of any Loans or any other advances, the issuance of any Letter of Credit, the management of such Loans, advances or Letters of Credit or the Collateral (including any liability under federal, state or local environmental laws or regulations) or the use or intended use of the proceeds of such Loans, advances or Letters of Credit (collectively, the "Indemnified Matters"); provided that the Borrowers shall have no obligation to any Indemnitee hereunder with respect to Indemnified Matters finally judicially determined in a proceeding which is binding upon such Indemnitee to have been caused by or resulting from the willful misconduct or gross negligence of such Indemnitee or to reimburse any Lender (other than ANB in its capacity as Agent) for its legal fees and expenses incurred prior to the occurrence of a Default or Event of Default in connection with the documentation and closing of the matters contemplated by this Agreement. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Subsection 11.19 may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. In addition, the Borrowers shall, upon demand, pay to the Agent, any Lender and the Issuing Bank all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by the Agent, the Issuing Bank or such Lender in (i) enforcing or defending its rights under or in respect of this Agreement, the other Financing Agreements or any other document or instrument now or hereafter executed and delivered in connection herewith, (ii) in collecting the Loans, (iii) in foreclosing or otherwise collecting upon the Collateral or any part thereof and (iv) obtaining any legal, accounting or other advice in connection with any of the foregoing after the occurrence of a Default or Event of Default. Each Borrower's obligations hereunder shall survive any termination of this Agreement and the other Financing Agreements and the payment in full of the Liabilities, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement.

          11.20 Nonliability of Agent and Lenders. The relationship between the Borrowers and each Lender and Agent shall be solely that of borrower and lender. Neither Agent nor any Lender shall have any fiduciary responsibilities to any Borrower. Neither Agent nor any Lender undertakes any responsibility to any Borrower to review or inform any Borrower of any matter in connection with any phase of any Borrower's business or operations.

          11.21 Independent Nature of Lenders' Rights. The amounts payable at any time hereunder to each Lender under such Lender's Notes shall be a separate and independent debt.

          11.22 Effectiveness. This Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to Agent pursuant to Subsection 11.17 or, in the case of any Lenders which have not executed and delivered the same as provided above, shall have given to Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it. After giving effect to this Agreement, all references to the Original Agreement in any Financing Agreement (other than this Agreement) shall mean and be a reference to this Agreement.

          11.23 Counterparts. This Agreement may be executed and accepted in any number of counterparts, each of which shall be an original with the same effect as if the signatures were on the same instrument. The delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                              ABC RAIL PRODUCTS CORPORATION

                              By: /s/ D. Chisholm MacDonald
                                  -------------------------------------------
                              Title:  Senior Vice President
                                      ---------------------------------------

                              ABC DECO INC.

                              By: /s/ D. Chisholm MacDonald
                                  ------------------------------------------
                              Title:  Vice President/Chief Financial Officer
                                      --------------------------------------

                              AMERICAN NATIONAL BANK AND TRUST COMPANY OF
                              CHICAGO, individually and as Agent

                              By: /s/Elizabeth J. Limpert
                                  ------------------------------------------
                              Title:  Vice President
                                      --------------------------------------


                              BTM CAPITAL CORPORATION

                              By: /s/ William R. York
                                  -----------------------------------------
                                  Senior Vice President
                                  -----------------------------------------


                              LASALLE NATIONAL BANK

                              By: /s/ F. Ward Nixon
                                  -----------------------------------------
                              Title:  Senior Vice President
                                      -------------------------------------


                              MELLON BANK, N.A.

                              By: /s/ Michael R. Geissler
                                  -----------------------------------------
                              Title:  Vice President
                                  -----------------------------------------


                              THE BOATMEN'S NATIONAL BANK OF ST. LOUIS

                              By: /s/ Stephen R. Loso
                                  -----------------------------------------
                              Title:  Vice President
                                  -----------------------------------------

                                  EXHIBIT A-1
                                      to
               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



                               FORM OF TERM NOTE
                               -----------------


                                 See Attached

                                  TERM  NOTE
                                  ----------

$____________                                                  Chicago, Illinois
                                                                  March 31, 1995


     FOR VALUE RECEIVED, the undersigned, ABC RAIL PRODUCTS CORPORATION, a Delaware corporation ("Borrower"), hereby unconditionally promises to pay to the order of ____________________ ("Lender") on March 31, 2000 at the office of American National Bank and Trust Company of Chicago, 33 North LaSalle Street, Chicago, Illinois 60690, for the account of Lender and in accordance with the provisions of the Loan and Security Agreement dated as of March 31, 1995 among Borrower, the financial institutions listed on Schedule 1 thereto (together with their respective successors and assigns, the "Lenders") and American National Bank and Trust Company of Chicago acting as agent for the Lenders (in such capacity, the "Agent"), as amended, modified or supplemented from time to time (the "Loan Agreement"), in lawful money of the United States of America and in immediately available funds, the principal sum of _________________________ ($_______________), or, if less, the aggregate unpaid principal amount of all Term Loans (as defined in the Loan Agreement) made by Lender to Borrower. This
Note is referred to in and was executed and delivered pursuant to the Loan Agreement, to which reference is hereby made for a statement of the terms and conditions under which the loans evidenced hereby were made and are to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Note as defined in the Loan Agreement.

     Borrower further promises to pay interest at said office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Loan Agreement. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     Subject to the provisions contained in the Loan Agreement relating to the determination of Interest Periods for LIBOR Rate Advances, if any payment hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the applicable rate specified in the Loan Agreement. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall promptly refund such excess interest to Borrower.

     Payments received by Agent for the account of Lender from Borrower on this Note shall be applied as provided in the Loan Agreement and may be applied to the payment of interest which is due and payable before application to the outstanding principal balance hereof, subject to Agent's rights to otherwise apply such payments as provided in the Loan Agreement.

     Upon and after the occurrence of a Default or as otherwise provided in the Loan Agreement, this Note may, as provided in the Loan Agreement, and without prior demand, notice or legal process of any kind (except as otherwise expressly required in the Loan

Agreement), be declared, and thereupon immediately shall become, due and payable. This Note shall also become immediately due and payable upon the termination of the Loan Agreement.

     Borrower, and all endorsers and other persons obligated hereon, hereby waive presentment, demand, protest, notice of demand, notice of protest and notice of nonpayment and agree to pay all costs of collection, including reasonable attorneys' fees and expenses.

     This Note is secured by certain Liens created in favor of Agent for the benefit of Lender under the Collateral Documents.

     This Note has been delivered at and shall be deemed to have been made at Chicago, Illinois and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Illinois. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

     Whenever in this Note reference is made to Agent, Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

     Notwithstanding any of the foregoing provisions of this Note, all principal of, and accrued interest on, this Note shall become immediately due and payable as provided in Subsection 9.1 of the Loan Agreement and, without notice or demand, upon the termination of the Loan Agreement pursuant to Subsections 2.15 or 2.21(E) of the Loan Agreement.

                                        ABC RAIL PRODUCTS CORPORATION

                                        By:
                                            -------------------------------

                                        Name:
                                              -----------------------------

                                        Title:
                                              -----------------------------

                                  EXHIBIT A-2
                                      to
               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



                           FORM OF ACQUISITION NOTE
                           ------------------------


                                 See Attached

                               ACQUISITION NOTE
                               ----------------

$____________                                                  Chicago, Illinois
                                                                  March 31, 1995


     FOR VALUE RECEIVED, the undersigned, ABC RAIL PRODUCTS CORPORATION, a Delaware corporation ("Borrower"), hereby unconditionally promises to pay to the order of ____________________ ("Lender") at the office of American National Bank and Trust Company of Chicago, 33 North LaSalle Street, Chicago, Illinois 60690, for the account of Lender and in accordance with the provisions of the Loan and Security Agreement dated as of March 31, 1995 among Borrower, the financial institutions listed on Schedule 1 thereto (together with their respective successors and assigns, the "Lenders") and American National Bank and Trust Company of Chicago acting as agent for the Lenders (in such capacity, the "Agent"), as amended, modified or supplemented from time to time (the "Loan Agreement"), in lawful money of the United States of America and in immediately available funds, the principal sum of _________________________ ($_______________), or, if less, the aggregate unpaid principal amount of all Acquisition Loans (as defined in the Loan Agreement) made by Lender to Borrower. This Note is referred to in and was executed and delivered pursuant to the Loan Agreement, to which reference is hereby made for a statement of the terms and conditions under which the loans evidenced hereby were made and are to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Note as defined in the Loan Agreement.

     Borrower further promises to pay interest at said office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Loan Agreement. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     Subject to the provisions contained in the Loan Agreement relating to the determination of Interest Periods for LIBOR Rate Advances, if any payment hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the applicable rate specified in the Loan Agreement. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall promptly refund such excess interest to Borrower.

     Payments received by Agent for the account of Lender from Borrower on this Note shall be applied as provided in the Loan Agreement and may be applied to the payment of interest which is due and payable before application to the outstanding principal balance hereof, subject to Agent's rights to otherwise apply such payments as provided in the Loan Agreement.

     Upon and after the occurrence of a Default or as otherwise provided in the Loan Agreement, this Note may, as provided in the Loan Agreement, and without prior demand, notice or legal process of any kind (except as otherwise expressly required in the Loan Agreement), be declared, and thereupon immediately shall become, due and payable. This Note shall also become immediately due and payable upon the termination of the Loan Agreement.

     Borrower, and all endorsers and other persons obligated hereon, hereby waive presentment, demand, protest, notice of demand, notice of protest and notice of nonpayment and agree to pay all costs of collection, including reasonable attorneys' fees and expenses.

     This Note is secured by certain Liens created in favor of Agent for the benefit of Lender under the Collateral Documents.

     This Note has been delivered at and shall be deemed to have been made at Chicago, Illinois and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Illinois. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

     Whenever in this Note reference is made to Agent, Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

     Notwithstanding any of the foregoing provisions of this Note, all principal of, and accrued interest on, this Note shall become immediately due and payable as provided in Subsection 9.1 of the Loan Agreement and, without notice or demand, upon the termination of the Loan Agreement pursuant to Subsections 2.15 or 2.21(E) of the Loan Agreement.


                                       ABC RAIL PRODUCTS CORPORATION

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                  EXHIBIT A-3
                                      to
               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



                            FORM OF REVOLVING NOTE
                            ----------------------



                                 See Attached

                                REVOLVING NOTE
                                --------------

$___________                                                   Chicago, Illinois
                                                         _______________, 199___


     FOR VALUE RECEIVED, the undersigned, ABC RAIL PRODUCTS CORPORATION, a Delaware corporation ("Borrower"), hereby unconditionally promises to pay to the order of ____________________ ("Lender") on the Termination Date at the office of American National Bank and Trust Company of Chicago, 33 North LaSalle Street, Chicago, Illinois 60690, for the account of Lender and in accordance with the provisions of the Amended and Restated Loan and Security Agreement dated as of _______________, 1996 among Borrower, [insert name(s) of other borrower(s)], the financial institutions listed on Schedule 1 thereto (together with their respective successors and assigns, the "Lenders") and American National Bank and Trust Company of Chicago acting as agent for the Lenders (in such capacity, the "Agent"), as amended, modified or supplemented from time to time (the "Loan Agreement"), in lawful money of the United States of America and in immediately available funds, the principal sum of _________________________ ($_______________), or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Loan Agreement) made by Lender to Borrower. This Note is referred to in and was executed and delivered pursuant to the Loan Agreement, to which reference is hereby made for a statement of the terms and conditions under which the loans evidenced hereby were made and are to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Note as defined in the Loan Agreement.

     Borrower further promises to pay interest at said office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Loan Agreement. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     Subject to the provisions contained in the Loan Agreement relating to the determination of Interest Periods for LIBOR Rate Advances, if any payment hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the applicable rate specified in the Loan Agreement. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall promptly refund such excess interest to Borrower.

     Payments received by Agent for the account of Lender from Borrower on this Note shall be applied as provided in the Loan Agreement and may be applied to the payment of interest which is due and payable before application to the outstanding principal balance hereof, subject to Agent's rights to otherwise apply such payments as provided in the Loan Agreement.

     Upon and after the occurrence of a Default or as otherwise provided in the Loan Agreement, this Note may, as provided in the Loan Agreement, and without prior demand, notice or legal process of any kind (except as otherwise expressly required in the Loan

Agreement), be declared, and thereupon immediately shall become, due and payable. This Note shall also become immediately due and payable upon the termination of the Loan Agreement.

     Borrower, and all endorsers and other persons obligated hereon, hereby waive presentment, demand, protest, notice of demand, notice of protest and notice of nonpayment and agree to pay all costs of collection, including reasonable attorneys' fees and expenses.

     This Note is secured by certain Liens created in favor of Agent for the benefit of Lender under the Collateral Documents.

     This Note has been delivered at and shall be deemed to have been made at Chicago, Illinois and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Illinois. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

     Whenever in this Note reference is made to Agent, Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

     Notwithstanding any of the foregoing provisions of this Note, all principal of, and accrued interest on, this Note shall become immediately due and payable as provided in Subsection 9.1 of the Loan Agreement and, without notice or demand, upon the termination of the Loan Agreement pursuant to Subsections 2.15 or 2.21(E) of the Loan Agreement.

                                    [NAME OF BORROWER]

                                    By:
                                        --------------------------------

                                    Name:
                                          ------------------------------

                                    Title:
                                           -----------------------------

                                   EXHIBIT B
                                      to
               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



                              NOTICE OF BORROWING
                              -------------------

                                 See Attached

                              NOTICE OF BORROWING
                              -------------------



                                    [Date]



American National Bank and
 Trust Company of Chicago,
 as Agent
33 North LaSalle Street
Chicago, Illinois 60690


Ladies and Gentlemen:

          The undersigned, ________________________________ [insert name of applicable Borrower] ("Borrower"), pursuant to subsection 2.5 of the Amended and Restated Loan and Security Agreement dated as of _____________, 1996 (as amended, modified or supplemented from time to time, the "Loan Agreement") among Borrower, one or more of Borrower's affiliates, the financial institutions listed on Schedule 1 thereto (together with their respective successors and assigns (the "Lenders")) and American National Bank and Trust Company of Chicago, as agent for the Lenders (in such capacity, "Agent"), hereby gives irrevocable notice to the Agent that the undersigned requests an Advance under the Loan Agreement as described below:

          (i) the Business Day on which such Advance is to be made is _______________________ (the "Borrowing Date").

          (ii) the amount of the Advance to be made on the Borrowing Date is $___________________.

          (iii) the Advance shall be [a Base Rate Advance] [a LIBOR Rate Advance with an interest period of [one][two][three][six] month[s] beginning on the Borrowing Date and expiring on ____________, 199__].

          (iv) the Advance requested hereby shall consist of [Acquisition Loans in accordance with subsection 2.2] [Revolving Loans in accordance with subsection 2.3].

          The undersigned hereby certifies that on the date hereof and on the Borrowing Date, immediately before and after giving effect to the Advance requested hereby, the conditions set forth in subsection 4.2 and, if applicable, subsection 4.3 have been satisfied.

          Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement to the extent defined therein.

                                       [INSERT NAME OF APPLICABLE
                                       BORROWER]


                                       By:
                                          --------------------------------

                                       Title:
                                             -----------------------------

                                   EXHIBIT C
                                      to
               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



                       NOTICE OF CONVERSION/CONTINUATION
                       ---------------------------------

                                 See Attached

                       NOTICE OF CONVERSION/CONTINUATION
                       ---------------------------------



                                    [Date]



American National Bank and
 Trust Company of Chicago,
 as Agent
33 North LaSalle Street
Chicago, Illinois 60690


Ladies and Gentlemen:

          The undersigned, _____________________________ [insert name of applicable Borrower] ("Borrower"), pursuant to subsection 2.5 of the Amended and Restated Loan and Security Agreement dated as of _____________, 1996 (as amended, modified or supplemented from time to time, the "Loan Agreement") among Borrower, one or more of its affiliates, the financial institutions listed on
Schedule 1 thereto (together with their respective successors and assigns (the "Lenders")) and American National Bank and Trust Company of Chicago, as agent for the Lenders (in such capacity, "Agent"), hereby gives irrevocable notice to the Agent that the undersigned requests [a conversion to a Base Rate Advance][a conversion to a LIBOR Rate Advance][a continuation of a LIBOR Rate Advance] under the Loan Agreement as described below:

          (i) the Business Day to convert or continue such Advance shall be ________________________ (the "Effective Date").

          (ii) the amount of the Advance to be converted or continued on the Effective Date is $___________________.

          (iii) the Advance to be converted or continued is [a Base Rate Advance] [a LIBOR Rate Advance with an interest period of [one][two][three][six] months expiring on the Effective Date].

          (iv) Of such Advance [$____________ is to be converted to a Base Rate Advance] [and] [$____________ is to be [converted] [continued] as a LIBOR Rate Advance with an interest period of [one][two][three][six] month[s] beginning on the Effective Date and expiring on ____________, 199__].

          The Borrower hereby certifies that on the date hereof and on the Effective Date, immediately before and after giving effect to the conversion or continuation requested hereby, the conditions set forth in subsection 4.2 have been satisfied.

          Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement to the extent defined therein.

                                       [INSERT NAME OF APPLICABLE
                                       BORROWER]


                                       By:
                                          --------------------------------

                                       Title:
                                             -----------------------------

                                 EXHIBIT D-1A
                                      to
               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



           FORM OF CERTIFICATE TO ACCOMPANY INITIAL MONTHLY REPORTS
           --------------------------------------------------------


                                 See Attached

                CERTIFICATE TO ACCOMPANY INITIAL MONTHLY REPORTS
                ------------------------------------------------


                          Certificate of [___________]
                       For the Period Ended
                       ----------------------------------


          The undersigned hereby certifies, in connection with that certain Amended and Restated Loan and Security Agreement dated as of _____________, 1996 (as amended, modified or supplemented from time to time, the "Loan Agreement") among the undersigned, one or more of its affiliates, the financial institutions listed on Schedule 1 thereto (together with their respective successors and assigns, the "Lenders") and American National Bank and Trust Company of Chicago, acting as agent for the Lenders (in such capacity, the "Agent"), to Agent and each of the Lenders that the person signing this Certificate is the [__________] of the undersigned and hereby further certifies to Agent and each of the Lenders that the accompanying:

     [describe requisite reports] dated as of _____________, _____

are each true and complete copies of the aforesaid, which constitute part of the customary books and records of the undersigned, and that, as of the date hereof, there exist no facts or circumstances which would materially and adversely affect or vary the information contained in any of the aforesaid.

          Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement to the extent defined therein.

                                       [INSERT NAME OF APPLICABLE
                                       BORROWER]

                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------

Dated:
      ----------------

                                  EXHIBIT D-1B
                                       to
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



          FORM OF CERTIFICATE TO ACCOMPANY SUBSEQUENT MONTHLY REPORTS
          -----------------------------------------------------------


                                  See Attached

              CERTIFICATE TO ACCOMPANY SUBSEQUENT MONTHLY REPORTS
              ---------------------------------------------------


                          Certificate of [___________]
                       For the Period Ended
                       ----------------------------------


          The undersigned hereby certifies, in connection with that certain Amended and Restated Loan and Security Agreement dated as of ______________, 1996 (as amended, modified or supplemented from time to time, the "Loan Agreement") among the undersigned, one or more of its affiliates, the financial institutions listed on Schedule 1 thereto (together with their respective successors and assigns, the "Lenders") and American National Bank and Trust Company of Chicago, acting as agent for the Lenders (in such capacity, the "Agent"), to Agent and each of the Lenders that the person signing this Certificate is the [__________] of the undersigned and hereby further certifies to Agent and each of the Lenders that the accompanying:

     [describe requisite reports] dated as of _____________, _____

are each true and complete copies of the aforesaid, which constitute part of the customary books and records of the undersigned, and that, as of the date hereof, there exist no facts or circumstances which would materially and adversely affect or vary the information contained in any of the aforesaid.

          The undersigned hereby further certifies to Agent and each of the Lenders that:

          (i) the outstanding principal balance of the Liabilities (other than the Letter of Credit Obligations) of each Borrower, respectively, as of ___________, _____ was $___________ and $_____________, and the
     aggregate amount of all Letter of Credit Obligations of each Borrower, respectively, was $___________ and $_______________.

          (ii) no Default or Event of Default has occurred, except: [describe the nature of each Default and/or Event of Default, the period of existence thereof and the action taken or proposed to be taken with respect thereto];

          (iii) all of the representations and warranties contained in the Loan Agreement are true, correct and accurate in all material respects as of the date hereof as if made on the date hereof;

          (iv) no Equipment has been sold, damaged, destroyed, abandoned, become obsolete or has otherwise diminished in value (except for (a) ordinary depreciation and wear and tear and (b) damage to or the destruction or retirement of Equipment with a book value not in excess of $500,000 in the aggregate in any one calendar year) since the later of the date of the last Monthly Report or the schedule of Equipment most recently delivered to Agent and each of the Lenders by the undersigned, except:
     [describe the nature of each such event]; and

          (v) the information contained in the Collateral Reconciliation Reports submitted herewith, is true and complete as of the date thereof and that, as of the date hereof, there exist no facts or circumstances which would materially adversely affect or vary the information contained therein.

          Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement to the extent defined therein.

                                       [INSERT NAME OF APPLICABLE
                                       BORROWER]

                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------


Dated:
      --------------

                                  EXHIBIT D-2
                                      to
               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



                      FORM OF RECONCILIATION OF ACCOUNTS
                      ----------------------------------

                                 See Attached

                           COLLATERAL RECONCILIATION
                           COMPANY:  _______________

                           MONTH END RECONCILIATIONS
                           AS OF ___________________

                                                Detail or
                                Daily           Summary
                              Collateral         Report          General         Financial
                                Report          Balance          Ledger          Statement
                                ------          -------          -------         ---------
                             (#__________
                             Date _____)

                         ________________    ______________   _____________   _______________

Accounts Receivable
-------------------

Reconciling Items
-----------------

1.____________________   _________________   ______________   _____________   _______________

2.____________________   _________________   ______________   _____________   _______________

3.____________________   _________________   ______________   _____________   _______________

4.____________________   _________________   ______________   _____________   _______________

5.____________________   _________________   ______________   _____________   _______________

6.____________________   _________________   ______________   _____________   _______________

                         _________________   ______________   _____________   _______________

                         _________________   ______________   _____________   _______________
                         Detail or Summary   General Ledger   Financial
                         Report Balance      Balance          Statement
                         (See Note 1)        (See Note 2)     Balance
                                                              (See Note 3)

Date:                                                  By:
       -------------------------                            -------------------
                                                       Title:
                                                             ------------------

Note:  Reconcile
        1)   Daily Collateral Report to Detail or Summary Report Balance
        2)   Detail or Summary Balance to General Ledger
        3)   General Ledger to Financial Statement

                                  EXHIBIT D-3
                                      to
               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


                      FORM OF RECONCILIATION OF INVENTORY
                      -----------------------------------

                                 See Attached

                           COLLATERAL RECONCILIATION
                           COMPANY:  _______________

                           MONTH END RECONCILIATIONS
                           AS OF __________________


                               Daily             Inventory
                             Collateral           Report           General
                               Report             Balance           Ledger
                               ------             -------           ------
                            (#__________
                             Date _____)

                         __________________  _______________   _____________


Inventory Balance
-----------------

Reconciling Items
-----------------

1. ___________________   _________________   ______________   ______________

2. ___________________   _________________   ______________   ______________

3. ___________________   _________________   ______________   ______________

4. ___________________   _________________   ______________   ______________

5. ___________________   _________________   ______________   ______________

6. ___________________   _________________   ______________   ______________

                         _________________   ______________   ______________

                         _________________   ______________   ______________

                         Inventory           General          Financial
                         Report              Ledger           Statement
                         Balance             Balance          Balance
                         (See Note 1)        (See Note 2)     (See Note 3)


Date:                                              By:
      -----------------------                          --------------------
                                                   Title:
                                                          -----------------
Note:  Reconcile
       1)   Daily Collateral Report to Detail or Summary Report Balance
       2)   Detail or Summary Balance to General Ledger
       3)   General Ledger to Financial Statement

                                  EXHIBIT D-4
                                      to
               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


                           FORM OF COLLATERAL REPORT
                           -------------------------

                                 See Attached

               American National Bank                 COLLATERAL REPORT
            and Trust Company of Chicago              -----------------


--------------         Report#                Period Covered          to
                              ------------                  ---------    -------
ACCOUNTS RECEIVABLE    Client                 (Bank
                       Code                   Use Only)
                            ---------------
1.  Balance brought forward:                                     $
    (Previous Report #          Date        )                     -----
                       --------      -------
    ADDITIONS
    ---------
2.  New sales                                       $     (+)
                                                     -----
3.  Miscellaneous debits                                  (+)    $     (+)
                                                     -----        -----
    DEDUCTIONS
    ----------
4.  Collections (net cash)                          $     (-)
                                                     -----
5.  Discounts allowed                                     (-)
                                                     -----
6.  Credit memos                                          (-)
                                                     -----
7.  Miscellaneous Credits                                 (-)    $     (-)
                                                     -----        -----
8.  Gross Balance this report

    INELIGIBLES
    -----------
9.  Over     days past invoice date                 $     (-)
         ---                                         -----
10.  Cross-age (    %)                                    (-)
                ----                                 -----
11.  Contras                                              (-)
                                                     -----
12.  Others                                               (-)          (-)
                                                     -----        -----
13.  TOTAL ELIGIBLE RECEIVABLES                                  $
                                                                  -----
14.  BORROWING BASE VALUE (     % of line 13)                                 $
                           -----                                               -----
INVENTORY        Client                (Bank
                 Code                  Use Only)
                      ---------------

(NOTE:  MULTIPLE ADVANCE RATES USE ATTACHMENT 1)

15.  Balance brought forward:                                    $
    (Previous Report #          Date        )                     -----
                       --------      -------
16.  Additions                                                         (+)
                                                                  -----
17.  Deductions                                                  $     (-)
                                                                  -----
18.  Gross Balance this Report                                   $
                                                                  -----
     INELIGIBLES
     -----------
19.  Slow-moving/obsolete items                           (-)
                                                     -----
20.  Consigned inventory                                  (-)
                                                     -----
21.  In-transit                                           (-)
                                                     -----
22.  Others                                               (-)    $     (-)
                                                     -----        -----
23.  TOTAL ELIGIBLE INVENTORY                                    $
                                                                  -----
24.  BORROWING BASE VALUE (   % OF LINE 23)                                   $
     OR (See Attachment 1) ---                                                 -----

25.  Inventory Limit                                                           -----

26.  Lesser of Lines 24 & 25                                                  $
                                                                               -----


OTHERS
27.  BORROWING BASE VALUE (See Attachment 1)                                  $
                                                                               -----
28.  TOTAL BORROWING BASE (14 + 26 + 27)                         $     (A)    $     (B)
     Not Exceeding Facility Limit                                 -----        =====

BORROWING BASE RESERVED
                                                   RESERVES
                                                   --------
29.  Letter of credit                              $
                                                    -----
30.  Other
                                                    -----
31.  Other
                                                    -----
32.  TOTAL BORROWING BASE RESERVED THIS REPORT                                $
                                                                               =====
33.  EXCESS BORROWING BASE                                                    $
     (Lesser of 28A & 28B Minus 32)                                            =====

LOANS OUTSTANDING

34.  Loan Balance (Previous Report #         Date       )        $
                                     -------      ------          -----
35.  Less:  Collections - A/R
                              ----------------
                        - Non A/R                                      (-)
                                 --------------                   -----
36.  Add:  Borrowings                                                  (+)
                                                                  -----
37.  Ending Loan Balance this report                                          $
                                                                               =====
38.  Excess/(Short) Borrowing Base                                            $
     (Lesser of 28A & 28B minus 32 and 37)                                     =====

TERM LOANS

39.  Balance this Report                                                      $
                                                                               -----
TOTAL LOANS OUTSTANDING THIS REPORT

     (Line 37 and 38)                                                         $
                                                                               =====

Pursuant to, and in accordance with, the terms and provisions of that certain Loan and Security Agreement ("Agreement"), between American National Bank & Trust Company of Chicago ("Secured Party") and ______________________ ("Borrower"), Borrower is executing and delivering to Secured Party this Collateral Report accompanied by supporting data (collectively referred to as "Report"). Borrower warrants and represents to Secured Party that this Report is true, correct, and based on information contained in Borrower's own financial accounting records. Borrower, by the execution of this Report, hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Agreement, and further certifies on this ___ day of _____________, 19__, that the Borrower is in compliance with said Agreement.

                                                           (Borrower)
                                       --------------------

                                       By                   (Title)
                                         ------------------

            American National Bank                               COLLATERAL REPORT                                ATTACHMENT
         and Trust Company of Chicago                            -----------------

Date:                                                          Report #:

INVENTORY                                        Client Code
                                                              ----------    ----------    ----------    ----------
Applicable if more than one rate of advance

Category of Inventory                                                                                                  TOTAL
---------------------                                         ----------    ----------    ----------    ----------
Rate of Advance
---------------                                               ----------    ----------    ----------    ----------  ----------

40.  Balance brought forward:
41.  Previous Report #_______
42.  Date ___________________
43.  Additions (+)
                                                              ----------    ----------    ----------    ----------  ----------
44.  Deductions (-)
                                                              ----------    ----------    ----------    ----------  ----------
45.  Gross Balance this Report
                                                              ----------    ----------    ----------    ----------  ----------
      INELIGIBLES
      -----------

46.  Slow-moving/obsolete items (-)
                                                              ----------    ----------    ----------    ----------  ----------
47.  Consigned inventory (-)
                                                              ----------    ----------    ----------    ----------  ----------
48.  In-transit (-)
                                                              ----------    ----------    ----------    ----------  ----------
49.  Others (-)
                                                              ----------    ----------    ----------    ----------  ----------
50.  TOTAL ELIGIBLE INVENTORY
                                                              ----------    ----------    ----------    ----------  ==========
51.  BORROWING BASE VALUE
     (carried over to Line 24
     of main Collateral Report)

OTHERS

A.   APPLICABLE IF COLLATERAL USED FOR REVOLVING LOAN
     ------------------------------------------------
                                             COLLATERAL                        RATE OF                        BORROWING
                                                VALUE                          ADVANCE                       BASE VALUE
                                             ----------                        -------                       -----------
52.  Notes Receivable
                                         -----------------                -----------------               -----------------
53.  Machinery & Equipment
                                         -----------------                -----------------               -----------------
54.  Real Estate
                                         -----------------                -----------------               -----------------
55.  Letters of Credit
                                         -----------------                -----------------               -----------------
56.  Others____________________
                                         =================                =================               =================

                                         -----------------                -----------------               -----------------
     Sub-Total                           $                                                                $
                                          ----------------                                                 ----------------

B.   UNAPPLIED CASH

57.  Collections not applied to loan and collateral $___________

58.  Borrowing Base Value = Unapplied Cash X (100 - Rate of Advance) %
                                                                                                             --------------

59.  TOTAL                                                                                                $
     (carried over to Line 27                                                                              ================
     of main Collateral Report)

                                                                          -------------------------------------------------
                                                                                                                   Borrower

                                   EXHIBIT E
                                      to
               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



                             CONDITIONS PRECEDENT
                             --------------------

                                 See Attached

     1. Loan Documents. Agent shall have received each of the agreements, instruments and other documents described on the closing document checklist attached hereto, and all such other agreements, instruments, certificates, opinions, documents and items as Agent may request, each item described on the checklist and each such item being in form and substance acceptable to Agent and, with respect to agreements, instruments and other documents to which any Person is a party, duly executed and delivered by such Person.

     2. No Default, Etc. On the Closing Date and after giving effect to the Agreement and all other Financing Agreements, (a) all representations and warranties of Borrower contained in the Agreement and the other Financing Agreements shall be true and complete, and (b) there shall exist no Default or Event of Default.

                                   EXHIBIT F
                                      to
               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



                                   PRO FORMA
                                   ---------

                                 See Attached


                                   Deco Inc.
                            Opening Balance Sheet              8/7/96
                                    6/1/96                     PRELIMINARY
                                   ($000's)                    (See Note #1)

                                                                 Combined
                                                                 --------
     Cash
     AR - Net 149                                                      26
     Inventory
       Raw                                                           1459
       WIP                                                            210
       Reserve                                                       -225
                                                                    -----

            Net Inventory                                            1444

     Other Current Assets                                             285

     PP&E - Net                                                      1938

     Other Assets                                                     188

     Goodwill                                                         869
                                                                    -----

            Total                                                    4899
                                                                    =====


     AP & Accrued Expenses                                           2251


     Note Due ABCR                                                   2079

     Equity                                                           569
                                                                    -----

            Total                                                    4899
                                                                    =====

     Note #1 - Does not include goodwill to be recorded in ABCR consolidation

                                   EXHIBIT G
                                      to
               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



                            FORM OF CERTIFICATE TO
                    ACCOMPANY MONTHLY AND ANNUAL STATEMENTS
                    ---------------------------------------


                                 See Attached

                     CERTIFICATE TO ACCOMPANY MONTHLY AND
                          ANNUAL FINANCIAL STATEMENTS
                     ------------------------------------


                         Certificate of [___________]
                       For the Period Ended
                       ---------------------------------

          The undersigned hereby certifies, in connection with that certain Amended and Restated Loan and Security Agreement dated as of _______________, 1996 (as amended, modified or supplemented from time to time, the "Loan Agreement") among the undersigned, one or more of its affiliates, the financial institutions listed on Schedule 1 thereto (together with their respective successors and assigns, the "Lenders") and American National Bank and Trust Company of Chicago, acting as agent for the Lenders (in such capacity, the "Agent"), to Agent and each of the Lenders as follows:

                 (i) that the person signing this Certificate is the [_________] of the undersigned;

                 (ii) that the accompanying [monthly] [annual] financial statements of the undersigned dated as of ______________, 199__ delivered pursuant to subsection 7.1 [A][B] of the Loan Agreement, are true and complete copies of such financial statements, which fairly present the financial condition and results of operations of the undersigned as of the respective dates and for the respective periods indicated and that, as of the date hereof, there exist no facts or circumstances which would materially and adversely affect or vary the information contained therein;

                 (iii) that no Default or Event of Default has occurred, except:
     [describe the nature of each Default and/or Event of Default, the period of existence thereof and the action taken or proposed to be taken with respect thereto];

                 (iv) that all of the representations and warranties contained in the Loan Agreement are true, correct and accurate in all material respects as of the date hereof as if made on the date hereof; and

                 (v) that following are the calculations required to establish whether or not the undersigned was in compliance with each of the financial covenants set forth in Subsection 8.13 of the Loan Agreement:

          Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement to the extent defined therein.

                                           [INSERT NAME OF APPLICABLE BORROWER]


                                           By:
                                              ---------------------------------

                                           Title:
                                                 ------------------------------

Dated:
      ----------------

                                   EXHIBIT H
                                      to
               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



                       FORM OF LOSS PAYABLE ENDORSEMENT
                       --------------------------------


                                 See Attached

                           LOSS PAYABLE ENDORSEMENT
                           ------------------------


     Attached to and forming part of Policy No. _________ of ______________ ("this Company") issued to [insert name of applicable Borrower] ("Insured"). Dated _________.

     Loss, if any, under this policy shall be payable to American National Bank and Trust Company of Chicago, 33 North LaSalle Street, Chicago, Illinois 60690, as agent for certain principals (such principals together with their respective successors and assigns, the "Lenders"), for the benefit of Agent and the Lenders, whether as lender, mortgagee or trustee, as their interests may appear.

     It is understood that one or more of Agent and the Lenders now has or will acquire from time to time an insurable interest in certain property insured under this policy, which interest is established by various financing documents, warehouse receipts, bills of lading, documentary or other written evidence heretofore, now or hereafter executed or delivered by Insured to one or more of Agent and the Lenders.

     This insurance, solely as to the interest therein of Agent or any Lender, shall not be impaired or invalidated by any act or neglect of the Insured or of the mortgagor or owner of the within described property, nor by any change in the title or ownership of the property, nor by the occupation of the premises wherein such property is located for purposes more hazardous than are permitted by this policy; provided that in case the Insured, mortgagor or owner shall neglect to pay any premium under this policy, Agent (on behalf of the Lenders) shall, on demand, pay the same, and provided, also that Agent shall notify this Company of any change of ownership or occupancy or any material increase of hazard which shall come to the knowledge of Agent and, unless permitted by this policy, it shall be noted thereon and Agent (on behalf of the Lenders) shall, on demand, pay the premium for such increased hazard for the term of the use thereof.

     This Company reserves the right to cancel this policy at any time as provided by its terms, but if this Company exercises its right to cancel or if the policy holder cancels this policy, this policy shall continue in force, without payment of any additional premium, for the benefit only of Agent and each of the Lenders for thirty (30) days after written notice of such cancellation to Agent and each Lender identified to this Company and shall then cease, and this Company shall have the right, on like notice, to cancel this agreement.

     Whenever this Company shall pay Agent any sum for loss or damage under this policy and shall claim that, as to the Insured, mortgagor or owner no liability thereof existed, this Company shall, to the extent of such payment, be thereupon legally subrogated (but subordinate) to all the rights of the party to whom such payment ultimately shall be made, under all securities held as collateral for the debt; but no such subrogation shall impair the right of Agent or any Lender to recover the full amount of its claim against the Insured, mortgagor, owner or any other party prior to this Company receiving any payment with respect to its subrogated rights.

     It is hereby understood and agreed that (i) the policy to which this Endorsement is attached will not be changed in any way which may affect Agent's or any Lender's rights under this policy without prior written notice to Agent and each Lender identified to this Company, and (ii) that this Company will provide Agent and each Lender identified to this Company with written notice of any expiration of this policy or failure by the Insured to renew this policy at the relevant intervals under the terms of the policy within five (5) business days of such expiration or failure to renew.

     Notices to the Agent are to be sent to the address for Agent set forth above. Notices to each Lender identified to this Company are to be sent to the address provided to this Company for such Lender.



                                    ------------------------------------------
                                                Agent

                                   EXHIBIT I
                                      to
               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------


                                 See Attached

                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------


          This Assignment and Assumption Agreement (this "Assignment Agreement") between ____________ (the "Assignor") and ____________ (the "Assignee") is dated as of ____________, 199___. The parties hereto agree as follows:

          1. PRELIMINARY STATEMENT. The Assignor is a party to an Amended and Restated Loan and Security Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Loan Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Loan Agreement.

          2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the percentage interest, specified in Item 3 of Schedule 1, in and to the Assignor's rights and obligations under the Loan Agreement and all other Financing Agreements. Schedule 1 also sets forth: (a) the respective Proportionate Shares of the Assignor and the Assignee after giving effect hereto, and (b) the principal amount of the Notes to be issued to the Assignor and the Assignee, respectively, after giving effect hereto.

          3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 6 of
Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Annex I attached hereto has been delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Financing Agreements with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Financing Agreements with respect to the rights and obligations assigned to the Assignee hereunder.

          4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of the Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Base Rate Advances assigned to the Assignee hereunder and (ii) with respect to each LIBOR Rate Advance made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such LIBOR Rate Advance either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such LIBOR Rate Advance assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for any such LIBOR Rate Advance shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such LIBOR Rate Advance assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such LIBOR Rate Advance (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any LIBOR Rate Advance sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such LIBOR Rate Advance sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Loan Agreement. In the event a prepayment of any LIBOR Rate Advance which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such LIBOR Rate Advance, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such LIBOR Rate Advance assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Agent with respect to LIBOR Rate Advances prior to the Payment Date and (ii) any amounts of interest on Revolving Loans and fees received from the Agent which relate to the portion of the Revolving Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Base Rate Advances, or the Payment Date, in the case of LIBOR Rate Advances, and not previously paid by the Assignee to the Assignor.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

          [5. FEES PAYABLE BY THE ASSIGNEE.** The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or commitment fees is made under the Loan Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or commitment fees for the period prior to the Effective Date or, in the case of LIBOR Rate Advances, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or commitment fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or commitment fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was ____ of 1% less than the interest rate paid by the Borrower or if the commitment fee was ____ of 1% less than the commitment fee paid by the Borrower, as applicable.]

          6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim. It is understood and agreed that the assignment and assumption

--------------------------
     * Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

     ** Section 5 is optional and may be inserted if mutually acceptable to the Assignor and the Assignee with the blanks filled in accordingly.

hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency, value or collectibility of any Financing Agreement, including without limitation, documents granting the Agent a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Financing Agreements, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Financing Agreements, (v) inspecting any of the properties, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Liabilities or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with any of the Loans, the Letters of Credit or any of the Financing Agreements.

          7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Agreements, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Financing Agreements as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Financing Agreements are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, [and (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Financing Agreements without deduction or withholding of any United States federal income taxes].***

          8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

          9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right subject to and pursuant to subsection 11.6 of the Loan Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of any of the Financing Agreements or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Financing Agreements has been obtained

---------------------
     ***To be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, [5] and 8 hereof.

          10. REDUCTIONS OF TOTAL COMMITMENTS. If any reduction in the aggregate Revolving Credit Commitments and Acquisition Commitments occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced amount of the Acquisition Commitments reduced aggregate amount of the Revolving Credit Commitments.

          11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

          12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal laws, and not the conflicts of law provisions, of the State of Illinois.

          IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.


                                                  [NAME OF ASSIGNOR]


                                                  By:
                                                      ------------------------
                                                  Title:
                                                        ----------------------


                                                  [NAME OF ASSIGNEE]


                                                  By:
                                                      ------------------------
                                                  Title:
                                                        ----------------------

                                  SCHEDULE 1
                    to Assignment and Assumption Agreement


1.   Description and Date of Loan Agreement:

2.   Date of Assignment and Assumption Agreement:  ____________, 199___

3.   Percentage Interest Purchased
     by Assignee Hereunder                                          _____%

4.   Proportionate Shares (after giving
     effect hereto)

     a.   Assignor's Proportionate Share                            _____%

     b.   Assignee's Proportionate Share                            _____%

5.   Notes (after giving effect hereto)

     a.   Principal Amount of Term Note to
          be issued to Assignor                                 $_________

     b.   Principal Amount of Term Note to
          be issued to Assignee                                 $_________

     c.   Principal Amount of Acquisition Note
          to be issued to Assignor (i.e.,
          Assignor's Acquisition Commitment)                    $_________

     d.   Principal Amount of Acquisition Note
          to be issued to Assignee (i.e.,
          Assignee's Acquisition Commitment)                    $_________

     e.   Principal Amount of Revolving Notes
          of each Borrower to be issued to Assignor
          (i.e., Assignor's Revolving Credit Commitment)        $_________


     f.   Principal Amount of Revolving Notes
          of each Borrower to be issued to Assignee
          (i.e., Assignee's Revolving Credit Commitment)        $_________

6.   Proposed Effective Date:  ____________


Accepted and Agreed:

[NAME OF ASSIGNOR]                      [NAME OF ASSIGNEE]


By:                                     By:
   -------------------------------         ------------------------------

Title:                                  Title:
      ----------------------------            ---------------------------

               Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT


              Attach Administrative Information Sheet which must include notice address for the Assignor and the Assignee

                                    ANNEX I
                                      to
                      Assignment and Assumption Agreement

                             NOTICE OF ASSIGNMENT
                             --------------------


To:       [NAMES OF BORROWER S]

          --------------------
          --------------------

          [NAME OF AGENT]

          --------------------
          --------------------

From:     [NAME OF ASSIGNOR] (the "Assignor")

          [NAME OF ASSIGNEE] (the "Assignee")

          1. We refer to that Amended and Restated Loan and Security Agreement (the "Loan Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein or in such consent shall have the meanings attributed to them in the Loan Agreement.

          2. This Notice of Assignment (this "Notice") is given and delivered to the Borrowers and the Agent pursuant to subsection 11.6 of the Loan Agreement.

          3. The Assignor and the Assignee have entered into an Assignment and Assumption Agreement, dated as of ____________, 199___ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Loan Agreement, including, without limitation, such interest in the Assignor's Revolving Credit Commitment and Acquisition Commitment and the Revolving Loans and Acquisition Loans owing to the Assignor relating to such facilities. The Effective Date of the Assignment shall be the later of the date specified in
Item 6 of Schedule 1 to the Assignment ("Schedule 1") or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment has been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

          4. The Assignor and the Assignee hereby give to the Borrowers and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 6 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if its occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

          5. If Notes are outstanding on the Effective Date, the Assignor and, if applicable, the Assignee are concurrently herewith delivering to the Agent the original Notes received by Assignor and, if applicable, the Assignee from the Borrowers. Assignor and the Assignee request and direct that the Agent prepare and request the Borrowers to execute and deliver new Notes, as appropriate, for the Assignor and the Assignee to the Agent. The Assignor and, if applicable, the Assignee direct the Agent to deliver such original Notes to the Borrowers upon Agent's receipt of such new Notes in the appropriate amount or amounts from the Borrowers.

          6. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

          7. Each party consenting to the Assignment in the space indicated below hereby releases the Assignor from any obligations to it which have been assigned to the Assignee.

NAME OF ASSIGNOR                            NAME OF ASSIGNEE


By:                                         By:
   -------------------------------             ---------------------------------
Title:                                      Title:
      ----------------------------                ------------------------------



ACKNOWLEDGED [AND                           ACKNOWLEDGED [AND
CONSENTED TO] BY [NAME OF                   CONSENTED TO] BY [NAMES OF
AGENT]                                      BORROWERS]



By:                                         By:
   -------------------------------             ---------------------------------
Title:                                      Title:
      ----------------------------                ------------------------------


                 [Attach photocopy of Schedule 1 to Assignment]

                                   EXHIBIT J
                                      to
               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



                  FORM OF SIGNATURE AUTHORIZATION CERTIFICATE
                  -------------------------------------------

                                 See Attached

                      SIGNATURE AUTHORIZATION CERTIFICATE
                      -----------------------------------


     The undersigned, ______________________, [a Vice] President [Treasurer] of __________________________, a __________________ corporation ("Borrower"), DOES
HEREBY CERTIFY, in connection with that certain Amended and Restated Loan and Security Agreement dated as of _____________, 1996 (as amended, modified or supplemented from time to time the "Loan Agreement") by and among Borrower, one or more of its affiliates, the financial institutions listed on Schedule 1 thereto (together with their respective successors and assigns, the "Lenders") and American National Bank and Trust Company of Chicago acting as agent for the Lenders (in such capacity, the "Agent"), to Agent and each Lender that each of the persons listed below is an employee of Borrower and is duly authorized and empowered to act for and on behalf of Borrower in connection with the Loan Agreement and the transactions contemplated thereby, including, without limitation, to execute, deliver and confirm to Agent or any Lender any collateral or monthly reports relating to Borrower's accounts receivable, inventory or other "Collateral" (as defined in the Loan Agreement) and to request or draw down advances on behalf of Borrower or to request letters of credit for the account of Borrower under the Loan Agreement, whether by telephone, electronic transmission or other writing.

     The undersigned hereby further certifies that the name and title of each such person is as follows and that the signature set forth opposite each such person's name is his or her genuine signature:


     1.
          ------------------------------         -------------------------------
                  [Name\Title]                   [Signature]


     2.
          ------------------------------         -------------------------------
                  [Name\Title]                   [Signature]


     3.
          ------------------------------         -------------------------------
                  [Name\Title]                   [Signature]

     On behalf of Borrower and pursuant to authority granted to the undersigned by Borrower's Board of Directors, the undersigned hereby (A) authorizes and directs Agent and each Lender to honor the instructions (oral or otherwise) of any person purporting to be one of the above-named persons, even if such instructions are or may be for the benefit of such person and whether or not any such oral instruction is subsequently confirmed in writing and, if so confirmed whether or not such confirmation conflicts with such oral instruction;
(B) agrees that Agent and each Lender shall be fully protected in, and shall incur no liability to Borrower for, acting in good faith upon any such instructions; and (C) confirms that Agent or any Lender may, at its option (and without prior or subsequent notice to Borrower), refuse to honor any instruction or part thereof without incurring any responsibility for any loss, liability or expense resulting from such refusal, if Agent or such Lender in good faith believes that the person delivering such instruction is not one of the above-named persons.

     Unless and until Agent and each Lender has actually received written notice of any change in the list of persons identified above and has had a reasonable opportunity to act upon such notice, each of Agent and Lenders are authorized to act upon instructions of each of such persons, even though the person delivering such instructions may no longer be actually authorized to do so.

     IN WITNESS WHEREOF, the undersigned has signed this certificate this ___ day of ______________________, 199__.

                                            [INSERT NAME OF APPLICABLE
                                            BORROWER]


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

     The undersigned ______________________, [Assistant] Secretary of Borrower, DOES HEREBY CERTIFY that ______________________ has been duly appointed as, and on this day is, [a Vice] President [Treasurer] of Borrower and the signature above is his genuine signature.

     IN WITNESS WHEREOF, the undersigned has signed this certificate this ___ day of ______________________, 199__.

                                            [INSERT NAME OF APPLICABLE
                                            BORROWER]


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                          AMENDMENT NO. 1 AND WAIVER
              TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
              ---------------------------------------------------


          THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of September 5, 1996 by and among ABC Rail Products Corporation ("Rail"), ABC Deco Inc. ("Deco"; Rail and Deco being the "Borrowers"), the financial institutions named on the signature page hereto (the "Lenders") and American National Bank and Trust Company of Chicago, as agent for the Lenders (the "Agent").


                                  WITNESSETH:
                                  ----------

          WHEREAS, the Borrowers, the Lenders and the Agent have entered into that certain Amended and Restated Loan and Security Agreement dated as of August 7, 1996 (as amended, supplemented or otherwise modified, the "Loan Agreement");

          WHEREAS, Rail's wholly-owned subsidiary, ABC Rail European Holdings Inc. ("Holdings"), owns a 50% interest in ABC Rail-Cogifer Technologies ("Technologies"), a joint venture partnership between Rail and Cogifer, S.A. ("Cogifer");

          WHEREAS, the Borrowers desire that Rail borrow up to $1,750,000 (in the aggregate) as Acquisition Loans (collectively, the "Cogifer Acquisition Loan") and loan the proceeds thereof to Holdings (the "Holdings Loan") for the purpose of acquiring Cogifer's 50% interest (the "Cogifer Interest") in Technologies (the "Cogifer Acquisition" and collectively with the Cogifer Acquisition Loan and the Holdings Loan, the "Cogifer Transactions"); and

          WHEREAS, the Borrowers require the waiver of certain provisions of the Loan Agreement in order to consummate the Cogifer Transactions and desire to amend the Loan Agreement in connection therewith;

          NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Definitions. Terms defined in the Loan Agreement which are used herein shall have the same meanings as are set forth in the Loan Agreement for such terms unless otherwise defined herein.

          2.  Amendments.

          (a) Subsection 2.4(C)(1)(b) is hereby amended by deleting the reference therein to "9.5" and inserting in lieu thereof "6.0".

          (b) Effective concurrently with consummation of the Cogifer Acquisition, Schedule 8.11 is amended and restated in the form of Schedule
     8.11 hereto.

          (c) Effective concurrently with consummation of the Cogifer Acquisition, Schedule 8.5 is amended and restated in the form of Schedule
     8.5 hereto.

          3. Waivers and Related Agreements. Subject to Section 4 below, the Agent and the Lenders hereby:

          (a) waive compliance with Subsection 2.2(A) of the Loan Agreement solely to the extent that the provisions thereof would be violated by making the Cogifer Acquisition Loan to Rail in an aggregate principal amount less than $5,000,000 in connection with consummating the Cogifer Transactions;

          (b) waive compliance with Subsections 4.3(A), (B) and (C) of the Loan Agreement solely to the extent that the provisions thereof would be violated by consummating the Cogifer Acquisition Loan without satisfaction of the conditions set forth in the aforementioned Subsections, provided that the Cogifer Acquisition Loan does not exceed $1,750,000 in the aggregate and the proceeds of the Cogifer Acquisition Loan are used in their entirety to pay all (or part) of the Net Price to be paid for the Cogifer Interest; and

          (c) waive compliance with Subsections 8.4 and 8.11 of the Loan Agreement solely to the extent that the provisions thereof would be violated by (i) Rail making the Holdings Loan to Holdings in connection with consummating the Cogifer Acquisition, provided that the Holdings Loan is in the principal amount of the Cogifer Acquisition Loan and is evidenced by a promissory note duly pledged and endorsed to the Agent as Collateral (together with a duly executed assignment-in-blank), and (ii) Holdings making the investment evidenced by the Cogifer Acquisition, provided that
     (1) Holdings has delivered (or caused to be delivered) to the Agent and each of the Lenders not less than five (5) Business Days prior to the consummation of the Cogifer Acquisition copies of all agreements, instruments and other documents relating to the Cogifer Acquisition (the "Cogifer Documents"), and (2) the Cogifer Documents are in form and substance satisfactory to the Agent and the Lenders.

          The Borrowers, the Agent and the Lenders agree further that effective concurrently with the time that the Cogifer Acquisition is effective, each of Technologies and Holdings shall be deemed to be an "Excluded Subsidiary" under the Loan Agreement until such time as the Borrowers, the Agent and the Lenders otherwise agree in writing.

          4.   Conditions of Effectiveness.

          (a) This Amendment shall become effective on the date (the "Effective Date") that the Agent has received all of the following documents, each such document to be in form and substance satisfactory to the Agent:

               (i) eight (8) copies of this Amendment executed by each of the parties hereto; and

               (ii) such other documents, certificates, agreements, and items as the Agent may reasonably request in connection with the Cogifer Transactions and this Amendment.

          (b) Sections 2 and 3 of this Amendment shall become effective on the date that the Agent has (or, in the case of clause (iii) below, the Agent and the Lenders have) received all of the following documents, each such document to be in form and substance satisfactory to the Agent (or, in the case of clause (iii) below, the Agent and the Lenders):

               (i) one (1) copy of each Acquisition Note in the form attached to Exhibit A attached hereto executed by Rail;

               (ii) one (1) copy of a Guaranty Agreement in the form attached to Exhibit B attached hereto executed by Holdings;

               (iii) each of the Cogifer Documents, certified by Rail as accurate and complete, as contemplated by Section 3(c)(ii) above;

               (iv) the promissory note evidencing the Holdings Loan executed by Holdings and endorsed by Rail to the Agent and accompanied by an assignment-in-blank executed by Rail, as contemplated by Section 3(c)(i) above;

               (v) eight (8) copies of a Certificate executed by the chief financial officer of Rail (1) stating that all of the conditions set forth in this Amendment relating to consummation of the Cogifer Transactions (and all conditions set forth in Subsections 4.2 and 4.3 (other than Subsections 4.3(A), (B) and (C)) of the Loan Agreement relating to consummation of the Cogifer Acquisition Loan) have been completely satisfied, and (2) setting forth the effective date of the Cogifer Acquisition;

               (vi) eight (8) copies of an opinion of the Borrowers' counsel as to the legality, validity and binding nature of each of the Acquisition Notes and the Guaranty Agreement referenced above and such other matters as the Agent may reasonably request; and

               (vii) such other documents, certificates, agreements and items as the Agent may reasonably request in connection with the Cogifer Transactions and this Amendment.

          5.   Representations, Warranties and Agreements of the Borrower.

               (a) Each of the Borrowers represents and warrants that this Amendment and the Loan Agreement, as amended hereby, constitutes legal, valid and binding obligations of the Borrowers and are enforceable against the Borrowers in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles. Each of the Borrowers further represents and warrants that the Acquisition Notes and the Guaranty Agreement will, upon execution and delivery thereof as contemplated herein, constitute the legal, valid and binding obligation of the parties thereto enforceable against such parties in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles.

               (b) Each of the Borrowers hereby reaffirms all covenants, representations and warranties made in the Loan Agreement (after giving effect hereto). Each of the Borrowers hereby agrees that all covenants, representations and warranties made in the Loan Agreement shall be deemed to have been remade as of the date hereof and (if different) the Effective Date.

               (c) Each of the Borrowers represents and warrants that as of the date hereof, and (if different) as of the Effective Date, there exists no Default or Event of Default.

          6.   Reference to the Effect on the Loan Agreement.

               (a) On and after the Effective Date , (i) each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import shall mean and be a reference to the Loan Agreement as amended hereby, and (ii) each reference to the Loan Agreement in all other Financing Agreements shall mean and be a reference to the Loan Agreement, as amended hereby.

               (b) Except as specifically amended above, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

               (c) Except as specifically stated herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of, or consent to and departure from, any provision of the Loan Agreement, or any other documents, instruments and agreements executed and/or delivered in connection therewith.

          7. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Illinois.

          8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          9. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery by any party of telecopied copies of executed counterparts hereof shall constitute execution and delivery hereof by such party.

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

                              ABC RAIL PRODUCTS CORPORATION

                              By: /s/ D. Chisholm MacDonald
                                 -------------------------------------------
                              Title:  Senior Vice President
                                    ----------------------------------------


                              ABC DECO INC.

                              By: /s/ D. Chisholm MacDonald
                                 -------------------------------------------
                              Title:  Vice President/Chief Financial Officer
                                    ----------------------------------------


                              AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO, individually and as
                              Agent

                              By: /s/ Elizabeth J. Limpert
                                 -------------------------------------------
                              Title:  Vice President
                                    ----------------------------------------


                              BTM CAPITAL CORPORATION

                              By: /s/ William R. York
                                 -------------------------------------------
                              Title:  Senior Vice President
                                    ----------------------------------------


                              LASALLE NATIONAL BANK

                              By: /s/ F. Ward Nixon
                                 -------------------------------------------
                              Title:  Senior Vice President
                                    ----------------------------------------


                              THE BOATMEN'S NATIONAL BANK
                              OF ST. LOUIS

                              By:  /s/ Stephen R. Loso
                                 -------------------------------------------
                              Title:  Vice President
                                    ----------------------------------------


                              MELLON BANK, N.A.

                              By: /s/ Michael R. Geissler
                                 -------------------------------------------
                              Title:  Vice President
                                    ----------------------------------------

                                                                       EXHIBIT A
                                                                       ---------



                                 See Attached.

                                ACQUISITION NOTE
                                ----------------

$486,111.11                                                    Chicago, Illinois
                                                               September 5, 1996



     FOR VALUE RECEIVED, the undersigned, ABC RAIL PRODUCTS CORPORATION, a Delaware corporation ("Borrower"), hereby unconditionally promises to pay to the order of American National Bank and Trust Company of Chicago ("Lender") at the office of American National Bank and Trust Company of Chicago, 33 North LaSalle Street, Chicago, Illinois 60690, for the account of Lender and in accordance with the provisions of the Amended and Restated Loan and Security Agreement dated as of August 7, 1996 among Borrower, ABC Deco Inc., the financial institutions listed on Schedule 1 thereto (together with their respective successors and assigns, the "Lenders") and American National Bank and Trust Company of Chicago acting as agent for the Lenders (in such capacity, the "Agent"), as amended, modified or supplemented from time to time (the "Loan Agreement"), in lawful money of the United States of America and in immediately available funds, the principal sum of Four Hundred Eighty-Six Thousand One Hundred Eleven Dollars and Eleven Cents ($486,111.11), or, if less, the aggregate unpaid principal amount of all Acquisition Loans (as defined in the Loan Agreement) made by Lender to Borrower. This Note is referred to in and was executed and delivered pursuant to the Loan Agreement, to which reference is hereby made for a statement of the terms and conditions under which the loans evidenced hereby were made and are to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Note as defined in the Loan Agreement.

     Borrower further promises to pay interest at said office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Loan Agreement. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     Subject to the provisions contained in the Loan Agreement relating to the determination of Interest Periods for LIBOR Rate Advances, if any payment hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the applicable rate specified in the Loan Agreement. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall promptly refund such excess interest to Borrower.

     Payments received by Agent for the account of Lender from Borrower on this Note shall be applied as provided in the Loan Agreement and may be applied to the payment of interest which is due and payable before application to the outstanding principal balance hereof, subject to Agent's rights to otherwise apply such payments as provided in the Loan Agreement.

     Upon and after the occurrence of a Default or as otherwise provided in the Loan Agreement, this Note may, as provided in the Loan Agreement, and without prior demand, notice or legal process of any kind (except as otherwise expressly required in the Loan Agreement), be declared, and thereupon immediately shall become, due and payable. This Note shall also become immediately due and payable upon the termination of the Loan Agreement.

     Borrower, and all endorsers and other persons obligated hereon, hereby waive presentment, demand, protest, notice of demand, notice of protest and notice of nonpayment and agree to pay all costs of collection, including reasonable attorneys' fees and expenses.

     This Note is secured by certain Liens created in favor of Agent for the benefit of Lender under the Collateral Documents.

     This Note has been delivered at and shall be deemed to have been made at Chicago, Illinois and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Illinois. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

     Whenever in this Note reference is made to Agent, Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

     Notwithstanding any of the foregoing provisions of this Note, all principal of, and accrued interest on, this Note shall become immediately due and payable as provided in Subsection 9.1 of the Loan Agreement and, without notice or demand, upon the termination of the Loan Agreement pursuant to Subsections 2.15 or 2.21(E) of the Loan Agreement.

                              ABC RAIL PRODUCTS CORPORATION


                              By:
                                 ---------------------------------
                              Name:
                                   -------------------------------
                              Title:
                                    ------------------------------

                                ACQUISITION NOTE
                                ----------------

$388,888.89                                                    Chicago, Illinois
                                                               September 5, 1996



     FOR VALUE RECEIVED, the undersigned, ABC RAIL PRODUCTS CORPORATION, a Delaware corporation ("Borrower"), hereby unconditionally promises to pay to the order of LaSalle National Bank ("Lender") at the office of American National Bank and Trust Company of Chicago, 33 North LaSalle Street, Chicago, Illinois 60690, for the account of Lender and in accordance with the provisions of the Amended and Restated Loan and Security Agreement dated as of August 7, 1996 among Borrower, ABC Deco Inc., the financial institutions listed on Schedule 1 thereto (together with their respective successors and assigns, the "Lenders") and American National Bank and Trust Company of Chicago acting as agent for the Lenders (in such capacity, the "Agent"), as amended, modified or supplemented from time to time (the "Loan Agreement"), in lawful money of the United States of America and in immediately available funds, the principal sum of Three Hundred Eighty-Eight Thousand Eight Hundred Eighty-Eight Dollars and Eighty-Nine Cents ($388,888.89) or, if less, the aggregate unpaid principal amount of all Acquisition Loans (as defined in the Loan Agreement) made by Lender to Borrower. This Note is referred to in and was executed and delivered pursuant to the Loan Agreement, to which reference is hereby made for a statement of the terms and conditions under which the loans evidenced hereby were made and are to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Note as defined in the Loan Agreement.

     Borrower further promises to pay interest at said office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Loan Agreement. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     Subject to the provisions contained in the Loan Agreement relating to the determination of Interest Periods for LIBOR Rate Advances, if any payment hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the applicable rate specified in the Loan Agreement. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall promptly refund such excess interest to Borrower.

     Payments received by Agent for the account of Lender from Borrower on this Note shall be applied as provided in the Loan Agreement and may be applied to the payment of interest which is due and payable before application to the outstanding principal balance hereof, subject to Agent's rights to otherwise apply such payments as provided in the Loan Agreement.

     Upon and after the occurrence of a Default or as otherwise provided in the Loan Agreement, this Note may, as provided in the Loan Agreement, and without prior demand, notice or legal process of any kind (except as otherwise expressly required in the Loan Agreement), be declared, and thereupon immediately shall become, due and payable. This Note shall also become immediately due and payable upon the termination of the Loan Agreement.

     Borrower, and all endorsers and other persons obligated hereon, hereby waive presentment, demand, protest, notice of demand, notice of protest and notice of nonpayment and agree to pay all costs of collection, including reasonable attorneys' fees and expenses.

     This Note is secured by certain Liens created in favor of Agent for the benefit of Lender under the Collateral Documents.

     This Note has been delivered at and shall be deemed to have been made at Chicago, Illinois and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Illinois. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

     Whenever in this Note reference is made to Agent, Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

     Notwithstanding any of the foregoing provisions of this Note, all principal of, and accrued interest on, this Note shall become immediately due and payable as provided in Subsection 9.1 of the Loan Agreement and, without notice or demand, upon the termination of the Loan Agreement pursuant to Subsections 2.15 or 2.21(E) of the Loan Agreement.

                              ABC RAIL PRODUCTS CORPORATION


                              By:
                                 ---------------------------------
                              Name:
                                   -------------------------------
                              Title:
                                    ------------------------------

                                ACQUISITION NOTE
                                ----------------

$388,888.89                                                    Chicago, Illinois
                                                               September 5, 1996



     FOR VALUE RECEIVED, the undersigned, ABC RAIL PRODUCTS CORPORATION, a Delaware corporation ("Borrower"), hereby unconditionally promises to pay to the order of BTM Capital Corporation ("Lender") at the office of American National Bank and Trust Company of Chicago, 33 North LaSalle Street, Chicago, Illinois 60690, for the account of Lender and in accordance with the provisions of the Amended and Restated Loan and Security Agreement dated as of August 7, 1996 among Borrower, ABC Deco Inc., the financial institutions listed on Schedule 1 thereto (together with their respective successors and assigns, the "Lenders") and American National Bank and Trust Company of Chicago acting as agent for the Lenders (in such capacity, the "Agent"), as amended, modified or supplemented from time to time (the "Loan Agreement"), in lawful money of the United States of America and in immediately available funds, the principal sum of Three Hundred Eighty-Eight Thousand Eight Hundred Eighty-Eight Dollars and Eighty-Nine Cents ($388,888.89) or, if less, the aggregate unpaid principal amount of all Acquisition Loans (as defined in the Loan Agreement) made by Lender to Borrower. This Note is referred to in and was executed and delivered pursuant to the Loan Agreement, to which reference is hereby made for a statement of the terms and conditions under which the loans evidenced hereby were made and are to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Note as defined in the Loan Agreement.

     Borrower further promises to pay interest at said office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Loan Agreement. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     Subject to the provisions contained in the Loan Agreement relating to the determination of Interest Periods for LIBOR Rate Advances, if any payment hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the applicable rate specified in the Loan Agreement. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall promptly refund such excess interest to Borrower.

     Payments received by Agent for the account of Lender from Borrower on this Note shall be applied as provided in the Loan Agreement and may be applied to the payment of interest which is due and payable before application to the outstanding principal balance hereof, subject to Agent's rights to otherwise apply such payments as provided in the Loan Agreement.

     Upon and after the occurrence of a Default or as otherwise provided in the Loan Agreement, this Note may, as provided in the Loan Agreement, and without prior demand, notice or legal process of any kind (except as otherwise expressly required in the Loan Agreement), be declared, and thereupon immediately shall become, due and payable. This Note shall also become immediately due and payable upon the termination of the Loan Agreement.

     Borrower, and all endorsers and other persons obligated hereon, hereby waive presentment, demand, protest, notice of demand, notice of protest and notice of nonpayment and agree to pay all costs of collection, including reasonable attorneys' fees and expenses.

     This Note is secured by certain Liens created in favor of Agent for the benefit of Lender under the Collateral Documents.

     This Note has been delivered at and shall be deemed to have been made at Chicago, Illinois and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Illinois. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

     Whenever in this Note reference is made to Agent, Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

     Notwithstanding any of the foregoing provisions of this Note, all principal of, and accrued interest on, this Note shall become immediately due and payable as provided in Subsection 9.1 of the Loan Agreement and, without notice or demand, upon the termination of the Loan Agreement pursuant to Subsections 2.15 or 2.21(E) of the Loan Agreement.

                              ABC RAIL PRODUCTS CORPORATION


                              By:
                                 --------------------------------
                              Name:
                                   ------------------------------
                              Title:
                                    -----------------------------

                                ACQUISITION NOTE
                                ----------------

$291,666.67                                                    Chicago, Illinois
                                                               September 5, 1996



     FOR VALUE RECEIVED, the undersigned, ABC RAIL PRODUCTS CORPORATION, a Delaware corporation ("Borrower"), hereby unconditionally promises to pay to the order of Mellon Bank, N.A. ("Lender") at the office of American National Bank and Trust Company of Chicago, 33 North LaSalle Street, Chicago, Illinois 60690, for the account of Lender and in accordance with the provisions of the Amended and Restated Loan and Security Agreement dated as of August 7, 1996 among Borrower, ABC Deco Inc., the financial institutions listed on Schedule 1 thereto (together with their respective successors and assigns, the "Lenders") and American National Bank and Trust Company of Chicago acting as agent for the Lenders (in such capacity, the "Agent"), as amended, modified or supplemented from time to time (the "Loan Agreement"), in lawful money of the United States of America and in immediately available funds, the principal sum of Two Hundred Ninety-One Thousand Six Hundred Sixty-Six Dollars and Sixty-Seven Cents ($291,666.67), or, if less, the aggregate unpaid principal amount of all Acquisition Loans (as defined in the Loan Agreement) made by Lender to Borrower. This Note is referred to in and was executed and delivered pursuant to the Loan Agreement, to which reference is hereby made for a statement of the terms and conditions under which the loans evidenced hereby were made and are to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Note as defined in the Loan Agreement.

     Borrower further promises to pay interest at said office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Loan Agreement. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     Subject to the provisions contained in the Loan Agreement relating to the determination of Interest Periods for LIBOR Rate Advances, if any payment hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the applicable rate specified in the Loan Agreement. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall promptly refund such excess interest to Borrower.

     Payments received by Agent for the account of Lender from Borrower on this Note shall be applied as provided in the Loan Agreement and may be applied to the payment of interest which is due and payable before application to the outstanding principal balance hereof, subject to Agent's rights to otherwise apply such payments as provided in the Loan Agreement.

     Upon and after the occurrence of a Default or as otherwise provided in the Loan Agreement, this Note may, as provided in the Loan Agreement, and without prior demand, notice or legal process of any kind (except as otherwise expressly required in the Loan Agreement), be declared, and thereupon immediately shall become, due and payable. This Note shall also become immediately due and payable upon the termination of the Loan Agreement.

     Borrower, and all endorsers and other persons obligated hereon, hereby waive presentment, demand, protest, notice of demand, notice of protest and notice of nonpayment and agree to pay all costs of collection, including reasonable attorneys' fees and expenses.

     This Note is secured by certain Liens created in favor of Agent for the benefit of Lender under the Collateral Documents.

     This Note has been delivered at and shall be deemed to have been made at Chicago, Illinois and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Illinois. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

     Whenever in this Note reference is made to Agent, Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

     Notwithstanding any of the foregoing provisions of this Note, all principal of, and accrued interest on, this Note shall become immediately due and payable as provided in Subsection 9.1 of the Loan Agreement and, without notice or demand, upon the termination of the Loan Agreement pursuant to Subsections 2.15 or 2.21(E) of the Loan Agreement.

                              ABC RAIL PRODUCTS CORPORATION


                              By:
                                 --------------------------------
                              Name:
                                   ------------------------------
                              Title:
                                    -----------------------------

                                ACQUISITION NOTE
                                ----------------

$194,444.44                                                    Chicago, Illinois
                                                               September 5, 1996



     FOR VALUE RECEIVED, the undersigned, ABC RAIL PRODUCTS CORPORATION, a Delaware corporation ("Borrower"), hereby unconditionally promises to pay to the order of The Boatmen's National Bank of St. Louis ("Lender") at the office of American National Bank and Trust Company of Chicago, 33 North LaSalle Street, Chicago, Illinois 60690, for the account of Lender and in accordance with the provisions of the Amended and Restated Loan and Security Agreement dated as of August 7, 1996 among Borrower, ABC Deco Inc., the financial institutions listed on Schedule 1 thereto (together with their respective successors and assigns, the "Lenders") and American National Bank and Trust Company of Chicago acting as agent for the Lenders (in such capacity, the "Agent"), as amended, modified or supplemented from time to time (the "Loan Agreement"), in lawful money of the United States of America and in immediately available funds, the principal sum of One Hundred Ninety-Four Thousand Four Hundred Forty-Four Dollars and Forty-Four Cents ($194,444.44), or, if less, the aggregate unpaid principal amount of all Acquisition Loans (as defined in the Loan Agreement) made by Lender to Borrower. This Note is referred to in and was executed and delivered pursuant to the Loan Agreement, to which reference is hereby made for a statement of the terms and conditions under which the loans evidenced hereby were made and are to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Note as defined in the Loan Agreement.

     Borrower further promises to pay interest at said office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Loan Agreement. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     Subject to the provisions contained in the Loan Agreement relating to the determination of Interest Periods for LIBOR Rate Advances, if any payment hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the applicable rate specified in the Loan Agreement. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall promptly refund such excess interest to Borrower.

     Payments received by Agent for the account of Lender from Borrower on this Note shall be applied as provided in the Loan Agreement and may be applied to the payment of interest which is due and payable before application to the outstanding principal balance hereof, subject to Agent's rights to otherwise apply such payments as provided in the Loan Agreement.

     Upon and after the occurrence of a Default or as otherwise provided in the Loan Agreement, this Note may, as provided in the Loan Agreement, and without prior demand, notice or legal process of any kind (except as otherwise expressly required in the Loan Agreement), be declared, and thereupon immediately shall become, due and payable. This Note shall also become immediately due and payable upon the termination of the Loan Agreement.

     Borrower, and all endorsers and other persons obligated hereon, hereby waive presentment, demand, protest, notice of demand, notice of protest and notice of nonpayment and agree to pay all costs of collection, including reasonable attorneys' fees and expenses.

     This Note is secured by certain Liens created in favor of Agent for the benefit of Lender under the Collateral Documents.

     This Note has been delivered at and shall be deemed to have been made at Chicago, Illinois and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Illinois. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

     Whenever in this Note reference is made to Agent, Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

     Notwithstanding any of the foregoing provisions of this Note, all principal of, and accrued interest on, this Note shall become immediately due and payable as provided in Subsection 9.1 of the Loan Agreement and, without notice or demand, upon the termination of the Loan Agreement pursuant to Subsections 2.15 or 2.21(E) of the Loan Agreement.


                              ABC RAIL PRODUCTS CORPORATION


                              By:
                                 --------------------------------
                              Name:
                                   ------------------------------
                              Title:
                                    -----------------------------

                                                                       EXHIBIT B
                                                                       ---------



                                 See Attached.

                               GUARANTY AGREEMENT



     THIS GUARANTY AGREEMENT is dated as of September 5, 1996 ("Guaranty") and made by ABC Rail European Holdings Inc. (the "Guarantor") in favor of American National Bank and Trust Company of Chicago, as agent for the Lenders referred to below ("Agent").

                                    RECITALS
                                    --------

     A. ABC Rail Products Corporation, a Delaware corporation (the "Borrower"), is a borrower under that certain Amended and Restated Loan and Security Agreement dated as of August 7, 1996 among the Borrower, ABC Deco Inc., certain financial institutions party thereto (collectively, "Lenders") and the Agent (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"; terms defined in the Loan Agreement shall have the same meaning when used in this Guaranty unless otherwise defined herein).

     B. The Guarantor, a wholly-owned subsidiary of the Borrower, owns a 50% interest ABC Rail-Cogifer Technologies ("Technologies"), a joint venture partnership between the Borrower and Cogifer, S.A. ("Cogifer").

     C. The Guarantor desires that, concurrently herewith, the Borrower borrow $1,750,000 under the Loan Agreement (the "Acquisition Loan") and loan the proceeds thereof to the Guarantor for the purpose of acquiring Cogifer's 50% interest in Technologies.

     NOW, THEREFORE, to induce the Lenders to make the Acquisition Loan and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

     1.   Guaranty.

     A. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise, and at all times thereafter, and the due and punctual performance, of all of the Liabilities of the Borrower, including, without limitation, all sums which may become due under the terms and provisions of the Notes or the Loan Agreement, whether for principal, interest (including, without limitation, interest accruing before, during or after any bankruptcy, insolvency reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, and, if interest ceases to accrue by operation of law by reason of any such proceeding, interest which otherwise would have accrued in the absence of such proceeding), premium, fees, expenses or otherwise, whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, whether enforceable or unenforceable as against the Borrower, now or hereafter existing, or due or to become due (all Liabilities together with the Costs (as hereinafter defined) being, collectively, the "Guaranteed Obligations"). This is a continuing guaranty of payment and not merely of collection.

     B. The Guarantor further agrees to pay, upon demand, all costs and expenses ("Costs"), including, without limitation, all court costs and reasonable attorneys' and paralegals' fees and expenses, paid or incurred by Agent or any of the Lenders (i) in endeavoring to collect all or any part of the Guaranteed Obligations from, or in pursuing any action against, the Borrower, the Guarantor, or any other guarantor of all or any part of the Guaranteed Obligations or (ii) in endeavoring to realize upon (whether by judicial, non-judicial or other proceedings) any collateral securing the Guarantor's liabilities under this Guaranty.

     C. The Guarantor further agrees that, if any payment made by the Borrower or any other Person is applied to the Guaranteed Obligations and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral or any other security are required to be returned by Agent or any of the Lenders to the Borrower, its estate, trustee, receiver or any other Person, including, without limitation, the Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Guarantor's liability hereunder (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto this Guaranty shall have been cancelled or surrendered (and if any lien, security interest or other collateral securing Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such lien, security interest or other collateral) shall be reinstated and returned in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor in respect of the amount of such payment (or any lien, security interest or other collateral securing such obligation).

     2. Representations and Warranties. The Guarantor represents and warrants that as of the date of the execution of this Guaranty, and continuing so long as any Guaranteed Obligations remain outstanding, and (even if there shall be no Guaranteed Obligations outstanding) so long as this Guaranty remains in effect:

     A. Corporate Existence. The Guarantor is a corporation duly organized and in good standing under the laws of the state of Delaware and is duly qualified to do business in all of the states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except for those jurisdictions in which the failure so to qualify would not, in the aggregate, have a material adverse effect on its financial condition, results of operations or business or the ability of the Guarantor to perform its obligations under this Guaranty or under any other Financing Agreement to which it is a party.

     B. Corporate Authority. The execution and delivery by the Guarantor of this Guaranty and of each of the other Financing Agreements to which it is a party and the performance of the Guarantor's obligations hereunder and thereunder: (i) are within the Guarantor's corporate powers; (ii) are duly authorized by the Board of Directors of the Guarantor, and, if necessary, the stockholders of the Guarantor; (iii) are not in contravention of the terms of the Guarantor's Certificate of Incorporation, or By-Laws, or of any indenture, or other agreement or undertaking to which the Guarantor is a party or by which the Guarantor or any of its property is bound or any judgment, decree or order applicable to the Guarantor; (iv) do not, as of the execution hereof or thereof, require any governmental consent, registration or approval or any filing with or notice to any governmental entity or agency that has not been duly given or made (as the case may be); (v) do not contravene any contractual or governmental restriction binding upon the Guarantor; and (vi) will not result in the imposition of any lien, charge, security interest or encumbrance upon any property of the Guarantor under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Guarantor is a party or by which it or any of its property may be bound or affected.

     C. Binding Effect. Each of this Guaranty and all of the other Financing Agreements to which the Guarantor is a party have been duly executed and delivered by the Guarantor and constitute the legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their respective terms, except as limited by applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditors' rights generally and except as limited by general principles of equity.

     D. Capitalization. All of the outstanding capital stock of the Guarantor is duly and validly issued and authorized, fully paid and nonassessable and owned of record by the Borrower; none of such shares has been issued in violation of, or is subject to, any preemptive or subscription rights and there are no outstanding rights, options, warrants or agreements for the purchase from, or the sale or issuance by, the Guarantor of, any capital stock of the Guarantor or securities convertible into or exchangeable for capital stock of the Guarantor.

     E. Other Representations. Each representation or warranty made in the Loan Agreement relating to or applicable to the Guarantor is true and correct on the date hereof and on each date on which such representation or warranty is required to be made pursuant to terms of the Loan Agreement.

     F. Survival of Warranties. All representations and warranties contained in this Guaranty or any of the other Financing Agreements shall survive the execution and delivery of this Guaranty.

     3. Other Covenants. The Guarantor covenants and agrees that, so long as any Guaranteed Obligations remain outstanding, and (even if there shall be no Guaranteed Obligations outstanding) so long as this Guaranty remains in effect:

     A. Loan Agreement Covenants. The Guarantor shall comply with the affirmative and negative covenants set forth in of the Loan Agreement to the extent they relate to the Guarantor or the Borrower has agreed to cause the Guarantor to comply therewith.

     B. Pledge Obligations, Etc. The Guarantor shall, upon the request of Agent (which request Agent may make at any time at its discretion), pledge to Agent, and grant to Agent and maintain a first priority perfected security interest in, all of the Guarantor's now or hereafter arising ownership interests in Technologies and all rights relating thereto and all proceeds thereof as security for the performance as and when due of all of the Guarantor's now or hereafter arising obligations under this Guaranty and each other Financing Agreement to which the Guarantor may from time to time be a party. The Guarantor shall deliver to Agent, upon its request, all investment certificates or other evidences of ownership (together with assignments-in-blank) evidencing the Guarantor's ownership interests in Technologies and such pledge and security agreements, financing statements, instruments, opinions and other documents, and take such further actions, as Agent may request in connection with satisfying the Guarantor's obligations in the preceding sentence, in each case in form and substance satisfactory to Agent and at the Guarantor's sole expense.

     4.   Waivers; Other Agreements.

     A. Agent and each Lender is hereby authorized, without notice to or demand upon the Guarantor, which notice or demand is expressly waived hereby, and without discharging or otherwise affecting the obligations of the Guarantor hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to:

          (i) supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Guaranteed Obligations, or any portion thereof, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including, without limitation, the Loan Agreement and the other Financing Agreements) now or hereafter executed by the Borrower and delivered to Agent or any Lender, including, without limitation, any increase or decrease of the principal amount thereof, the rate of interest thereon or fees payable in connection therewith;

          (ii) waive or otherwise consent to noncompliance with any provision of any agreement, document or instrument (including, without limitation, the Loan Agreement and the other Financing Agreements) evidencing or in respect of the Guaranteed Obligations, or any part thereof, now or hereafter executed by the Borrower and delivered to Agent or any Lender;

          (iii)  accept partial payments on the Guaranteed Obligations;

          (iv) receive, take and hold security or collateral for the payment or performance of the Guaranteed Obligations, or any part thereof, or for the payment or performance of any guaranties of all or any part of the Guaranteed Obligations, and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such security or collateral;

          (v) apply any and all such security or collateral and direct the order or manner of sale thereof as Agent or any Lender may determine in its sole discretion;

          (vi) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations, or any part thereof, or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Guaranteed Obligations, or any part thereof, or any other guaranty therefor, in any manner;

          (vii) add, release or substitute any one or more other guarantors, makers or endorsers of all or any part of the Guaranteed Obligations and otherwise deal with the Borrower, or any other guarantor, maker or endorser as Agent or any Lender may elect in its sole discretion;

          (viii) apply any and all payments or recoveries from the Guarantor, from the Borrower or from any other guarantor, maker or endorser of all or any part of the Guaranteed Obligations in such order as Agent or any Lender in its sole discretion may determine, whether such Guaranteed Obligations are secured or unsecured or guaranteed or not guaranteed by others;

          (ix) apply any and all payments or recoveries from the Guarantor or any other guarantor, maker or endorser of all or any part of the Guaranteed Obligations or sums realized from security furnished by any of them upon any of their indebtedness or obligations to Agent or any Lender as Agent or any Lender in its sole discretion may determine, whether or not such indebtedness or obligations relate to the Guaranteed Obligations; and

          (x) refund at any time, at Agent's or any Lender's sole discretion, any payment received by Agent or any Lender in respect of any Guaranteed Obligations, and payment to Agent or any Lender of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered (or any lien, security interest or other collateral shall have been released or terminated by virtue thereof), and such prior cancellation or surrender (or release or termination) shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor hereunder in respect of the amount so refunded (and any lien, security interest or other collateral so released or terminated shall be reinstated with respect to such obligations).

     B. The Guarantor hereby agrees that its obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of:

          (i) the invalidity or unenforceability of any security for or other guaranty of all or any part of the Guaranteed Obligations or of any promissory note or other agreement, document or instrument (including, without limitation, the Loan Agreement and the other Financing Agreements) evidencing or in respect of all or any part of the Guaranteed Obligations, or the lack of perfection or continuing perfection or failure of priority of any security for all or any part of the Guaranteed Obligations or any other guaranty therefor;

          (ii) the absence of any attempt to collect the Guaranteed Obligations, or any portion thereof, from the Borrower, or any other guarantor or other action to enforce the same;

          (iii) any failure by Agent or any Lender to acquire, perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for all or any part of the Guaranteed Obligations or any guaranty therefor;

          (iv) any election by Agent or any Lender in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. (S) 101 et seq.) (the "Bankruptcy Code");

          (v) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, or extension of credit, under the Bankruptcy Code;

          (vi) the disallowance, under the Bankruptcy Code, of all or any portion of Agent's or any Lender's claim(s) for repayment of the Guaranteed Obligations;

          (vii)  any use of cash collateral under the Bankruptcy Code;

          (viii) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;

          (ix) the avoidance of any lien in favor of Agent for any reason;

          (x) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Borrower, the Guarantor, or any other guarantor, maker or endorser, including without limitation, any discharge of, or bar or stay against collecting or accelerating, all or any of the Guaranteed Obligations (or any interest thereon) in or as a result of any such proceeding;

          (xi) any failure by Agent or any Lender to file or enforce a claim against the Borrower or such Person's estate in any bankruptcy or insolvency case or proceeding;

          (xii) any action taken by Agent or any Lender that is authorized by this Guaranty;

          (xiii) any election by Agent or any Lender under Section 9-501(4) of the Uniform Commercial Code as enacted in any relevant jurisdiction as to any security for the Guaranteed Obligations or any guaranty of all or any part of the Guaranteed Obligations; or

          (xiv) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     C. Until the Guaranteed Obligations have been paid and performed in full and the Loan Agreement and other Financing Agreements have been terminated, the Guarantor hereby irrevocably waives and releases the Borrower from all "claims" (as defined in Section 101(5) of the Bankruptcy Code) to which the Guarantor is or would at any time be entitled by virtue of its obligations under this Guaranty, including, without limitation, any right of subrogation (whether contractual, under Section 509 of the Bankruptcy Code or otherwise), reimbursement, contribution, exoneration or similar right against the Borrower, or by virtue of any other indebtedness or obligations of the Borrower to the Guarantor now existing or hereafter incurred. The Guarantor further waives:

          (i) any requirements of diligence or promptness on the part of Agent or any Lender;

          (ii) presentment, demand for payment or performance and protest and notice of protest with respect to the Guaranteed Obligations or any guaranty with respect thereto;

          (iii) notices (a) of nonperformance, (b) of acceptance of this Guaranty, (c) of default in respect of the Guaranteed Obligations or any other guaranty, (d) of the existence, creation or incurrence of new or additional indebtedness, arising either from additional loans extended to the Borrower or otherwise, (e) that the principal amount, or any portion thereof, and/or any interest on any document or instrument evidencing all or any part of the Guaranteed Obligations is due, (f) of any and all proceedings to collect from the Borrower, any maker, endorser or any other guarantor of all or any part of the Guaranteed Obligations, or from anyone else, and (g) of exchange, sale, surrender or other handling of any security or collateral given to Agent or any Lender to secure payment of the Guaranteed Obligations or any guaranty therefor;

          (iv) any right to require Agent or any Lender to (a) proceed first against the Borrower, or any other Person whatsoever, (b) proceed against or exhaust any security given to or held by Agent or any Lender in connection with the Guaranteed Obligations or any other guaranty, or (c) pursue any other remedy in Agent or any Lender's power whatsoever;

          (v) any defense arising by reason of (a) any disability or other defense of the Borrower, (b) the cessation from any cause whatsoever of the liability of the Borrower, (c) any act or omission of Agent or any Lender or others which directly or indirectly, by operation of law or otherwise, results in or aids the discharge or release of the Borrower or any security given to or held by Agent or any Lender in connection with the Guaranteed Obligations or any other guaranty;

          (vi) any and all other suretyship defenses under applicable law; and

          (vii) the benefit of any statute of limitations affecting the Guaranteed Obligations or the Guarantor's liability hereunder or the enforcement hereof.

In connection with the foregoing, the Guarantor covenants that this Guaranty shall not be discharged, except by complete performance of the obligations contained herein and the payment and discharge in full of all of the Liabilities and termination of all Financing Agreements (including without limitation any commitments with respect to the Liabilities). All waivers granted by the Guarantor hereunder shall be unconditional and irrevocable irrespective of whether the Guaranteed Obligations have been paid in full by the Guarantor or any other party.

     D. The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, of any and all endorsers and/or other guarantors of all or any part of the Guaranteed Obligations and of all other circumstances bearing upon the risk of nonpayment and nonperformance of the Guaranteed Obligations, or any part thereof, and the Guarantor hereby agrees that no Lender or Agent shall have any duty to advise the Guarantor of information known to such Lender or Agent regarding such condition or any such circumstances. In the event Agent or any such Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Guarantor, Agent or any such Lender shall not have any obligation (i) to undertake any investigation, whether or not a part of its regular business routine, (ii) to disclose any information which Agent or any such Lender wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information of the Guarantor.

     E. The Guarantor shall not take any action which would, directly or indirectly, result in an Event of Default or Default under the Loan Agreement.

     7.   Default; Remedies.

     A. The obligations of the Guarantor hereunder are independent of and separate from the Guaranteed Obligations, and the obligations of any other guarantor of the Guaranteed Obligations or any other Person. If any of the Guaranteed Obligations are not paid when due, or upon the occurrence and during the continuance of any Default, Agent may, at its sole election, proceed directly and at once, without notice, against the Guarantor to collect and recover the full amount or any portion of the Guaranteed Obligations, without first proceeding against the Borrower, or any other guarantor of all or part of the Guaranteed Obligations or any other Person, or against any Collateral or any other security for the Guaranteed Obligations or the obligations of the Borrower or any other guarantor under any guaranty.

     B. At any time after any Default, any Lender for itself and the benefit of the other Lenders may, without notice to or demand on the Guarantor and without affecting the obligations of the Guarantor hereunder, appropriate and apply toward the payment of the Guaranteed Obligations (i) any indebtedness due or to become due from such Lender to the Guarantor and (ii) any balances, credits, deposits, accounts, monies or other property of or in the name of the Guarantor at any time held by or coming into the possession, custody or control of such Lender or any agent or affiliate of such Lender.

     C. The Guarantor hereby authorizes and empowers Agent, in its sole discretion, without any notice (except notices required by law to the extent such notice as a matter of law may not be waived) or demand to the Guarantor whatsoever and without affecting the obligations of the Guarantor hereunder, in the event of a Default to exercise any right or remedy which Agent may have available to it, including, but not limited to, foreclosure by one or more judicial or nonjudicial sales, and to the extent permitted by applicable law, the Guarantor hereby waives any defense to the recovery by Agent against the Guarantor of any deficiency after such action and the Guarantor expressly waives any defense or benefits that may be derived from statutes and laws relating thereto. No exercise by Agent or any Lender of, and no omission of Agent or any Lender to exercise, any power or authority recognized herein and no impairment or suspension of any right or remedy of Agent or any Lender against the Guarantor, any other guarantor, maker or endorser or any security shall in any way suspend, discharge, release, exonerate or otherwise affect any of the Guarantor's obligations hereunder or give to the Guarantor any right of recourse against Agent or any Lender.

     D. The Guarantor consents and agrees that neither the Agent nor any Lender shall be under any obligation to make any demand upon or pursue or exhaust any of its rights or remedies against the Borrower or any other guarantor or any other Person with respect to the Guaranteed Obligations, or to pursue or exhaust any of its rights or remedies with respect to any security therefor, or any direct or indirect guaranty thereof or any security for any such guaranty, or to marshal any assets in favor of the Guarantor or against or in payment of any or all of the Guaranteed Obligations or to resort to any security or any such guaranty in any particular order. All of the Agent's and each Lender's rights and remedies provided for herein, in the Loan Agreement and the other Financing Agreements or otherwise available to Agent and each Lender under applicable law, shall be cumulative and non-exclusive to the extent permitted by law. Without limiting the generality of the foregoing, to the extent permitted by applicable law, the Guarantor hereby agrees that it will not invoke or utilize any law which might cause delay in or impede the enforcement of the rights under this Guaranty or any of the Financing Agreements.


     E. UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF A DEFAULT, THE GUARANTOR HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY AGENT OF ITS RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. THE GUARANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS GUARANTY.

     8.   Miscellaneous.

     A. This Guaranty shall be irrevocable. If, notwithstanding the provisions of this Guaranty, the Guarantor is entitled by law to revoke or terminate this Guaranty other than as is expressly provided for herein, the Guarantor agrees that this Guaranty shall continue in full force and effect and any such revocation or termination shall not become effective until at least thirty (30) days after written notice of revocation of this Guaranty, specifically referring hereto (and identifying the effective date (the "Revocation Date") of such revocation which shall be at least thirty (30) days after Agent's receipt thereof), signed by the Guarantor, is given to Agent and is actually received by Agent. Such revocation shall not affect the right and power of Agent to enforce rights arising prior to the Revocation Date. If, in reliance on this Guaranty, Agent or any Lender makes loans or takes other action after the revocation by the Guarantor but prior to the Revocation Date, the rights of Agent or any Lender with respect hereto shall be the same as if such revocation had not occurred.

     B. This Guaranty shall be binding upon the Guarantor and upon its successors and assigns and shall inure to the benefit of Agent and the Lenders and their respective successors and assigns; all references herein to the Borrower and to the Guarantor shall be deemed to include their respective successors and assigns and all references herein to Agent or Lender shall be deemed to include its respective successors and assigns. The Borrower's or Guarantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for such Borrower or Guarantor. This Guaranty shall be enforceable by Agent or any Lender or any of Agent's or such Lender's successors and assigns and any such successors and assigns shall have the same rights and benefits as Agent or such Lender, as the case may be, hereunder. Notwithstanding anything herein to the contrary, the Guarantor may not assign or otherwise transfer its rights or obligations under this Guaranty without the prior written consent of Agent.

     C. All references to the singular shall be deemed to include the plural where the context so requires. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Guaranty, the transfer by Agent or any Lender of any interest in the Guaranteed Obligations or under the Financing Agreements, and may be relied upon by any assignee or successor of Agent or any Lender, regardless of any investigation made at any time by or on behalf of Agent or any Lender or any such assignee or successor. The Guarantor acknowledges Agent's and Lenders' acceptance hereof and reliance hereon.

     D. No course of dealing and no delay on the part of Agent or any Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Agent or any Lender of any right or remedy shall preclude any further exercise thereof, nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon Agent or any Lender, except as expressly set forth in a writing duly signed and delivered by Agent. Agent's or any Lender's failure at any time or times hereafter to require strict performance by the Borrower or the Guarantor or any other guarantor of any of the provisions, warranties, terms and conditions contained in the Loan Agreement, any of the other Financing Agreements or any promissory note, security agreement, agreement, guaranty, instrument or document now or at any time or times hereafter executed by the Borrower or the Guarantor or any other guarantor and delivered to Agent or any Lender shall not waive, affect or diminish any right of Agent or any Lender at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of Agent, any Lender, or their respective agents, officers or employees, unless such waiver is contained in an instrument in writing signed by the appropriate Person(s) as required above and directed to such Borrower or the Guarantor or other guarantor, as the case may be, specifying such waiver. All Defaults under the Loan Agreement and all defaults under this Guaranty shall continue until the same are waived in a writing directed to the Guarantor in accordance with this paragraph 8.D. No waiver of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by Agent or any Lender permitted hereunder shall in any way affect or impair Agent's or any Lender's rights or the obligations of the Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by the Borrower to Agent or any Lender shall be conclusive and binding on the Guarantor irrespective of whether it was a party to the suit or action in which such determination was made.

     E. THIS GUARANTY SHALL BE DEEMED TO HAVE BEEN EXECUTED, AND WAS DELIVERED AND ACCEPTED, IN CHICAGO, ILLINOIS. THIS GUARANTY SHALL BE CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH, AND GOVERNED BY, AND ANY DISPUTE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS GUARANTY AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF ILLINOIS.

     F. WHENEVER POSSIBLE, EACH PROVISION OF THIS GUARANTY SHALL BE INTERPRETED IN SUCH A MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS GUARANTY SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS GUARANTY.

     G. (i) EXCEPT AS PROVIDED IN SUBPARAGRAPH 8.G(ii) BELOW, THE PARTIES HERETO AGREE THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH,
RELATED TO, OR INCIDENTAL TO THE   RELATIONSHIP ESTABLISHED BETWEEN THEM IN
CONNECTION WITH THIS GUARANTY AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS, BUT RECOGNIZING THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE BY A COURT LOCATED OUTSIDE OF COOK COUNTY, ILLINOIS. THE GUARANTOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

     (ii) THE GUARANTOR AGREES THAT AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST THE GUARANTOR OR ITS PROPERTY ("PROPERTY") IN A COURT IN ANY LOCATION TO ENABLE AGENT TO REALIZE ON ANY SECURITY FOR THE GUARANTEED OBLIGATIONS OR THE GUARANTOR'S OBLIGATIONS UNDER THIS GUARANTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF AGENT OR ANY LENDER. THE GUARANTOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY AGENT OR ANY LENDER TO REALIZE ON THE PROPERTY OR ANY SECURITY FOR THE GUARANTEED OBLIGATIONS OR THE GUARANTOR'S OBLIGATIONS UNDER THIS GUARANTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT OR ANY LENDER. THE GUARANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH 8.G.

     H. THE GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND IRREVOCABLY APPOINTS THE BORROWER AS THE GUARANTOR'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF ILLINOIS (THE "SP AGENT"). AGENT AGREES TO PROMPTLY FORWARD BY REGISTERED MAIL (NO RETURN RECEIPT REQUIRED) A COPY OF ANY PROCESS SO SERVED BY IT UPON THE SP AGENT TO THE GUARANTOR AT ITS ADDRESS SET FORTH IN PARAGRAPH 8.O BELOW. THE GUARANTOR HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF THE COURTS REFERRED TO IN PARAGRAPH 8.G ABOVE IN ANY SUCH ACTION OR PROCEEDING BY MAILING COPIES OF SUCH SERVICE BY REGISTERED MAIL, POSTAGE PREPAID TO THE GUARANTOR AT SAID ADDRESS. NOTHING IN THIS GUARANTY SHALL AFFECT THE RIGHT OF AGENT TO SERVE PROCESS IN

ANY OTHER MANNER PERMITTED BY LAW. ANY FAILURE TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS.

     I. THE GUARANTOR, AGENT AND THE LENDERS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO. THE GUARANTOR, AGENT AND THE LENDERS HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHERS TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     J. THE GUARANTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF AGENT OR ANY LENDER IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH, OR LEVY UPON ANY SECURITY FOR THE GUARANTEED OBLIGATIONS OR THE GUARANTOR'S OBLIGATIONS UNDER THIS GUARANTY, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF AGENT OR ANY LENDER, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS GUARANTY, OR ANY OF THE OTHER AGREEMENT OR DOCUMENT BETWEEN LENDER AND THE GUARANTOR.

     K. This Guaranty contains all the terms and conditions of the agreement between the Agent and the Lenders and the Guarantor relating to the subject matter hereof.

     L. Neither Agent nor any Lender nor any of their respective affiliates, directors, officers, agents, attorneys or employees shall be liable to the Guarantor for any action taken, or omitted to be taken, by it or them or any of them under this Guaranty, the Loan Agreement or the other Financing Agreements or in connection herewith or therewith.

     M. The Guarantor warrants and agrees that each of the waivers set forth in this Guaranty are made with full knowledge of their significance and consequences and that under the circumstances, the waivers are reasonable. If any of said waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective to the maximum extent permitted by law. Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions hereof shall nevertheless remain effective.

     N. Captions are for convenience only and shall not affect the meaning of any term or provision of this Guaranty.

     O. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered (i) three (3) days after deposit in the United States mails, with proper postage prepaid, (ii) when sent after receipt of confirmation or answer back if sent by telecopy, or other similar facsimile transmission, (iii) one (1) Business Day after deposited with a reputable overnight courier with all charges prepaid, or (iv) when delivered, if hand-delivered by messenger, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated as follows:

          (i)   If to Agent at:

                American National Bank and
                  Trust Company of Chicago
                33 North LaSalle Street
                Chicago, Illinois 60690
                Attention: Dennis E. Harrison
                Telecopy: 312/661-6929
                Confirmation: 312/661-5707

          (ii)  If to the Guarantor at:

                c/o ABC Rail Products Corporation
                200 South Michigan Avenue
                Chicago, Illinois 60604
                Attention: D. Chisholm MacDonald
                Telecopy: 312/322-0397
                Confirmation: 312/322-4579

or to such other address or number as each party designates to the other in the manner herein prescribed.

     P. The Guarantor acknowledges that any breach by the Guarantor of any of the provisions of this Guaranty will cause irreparable injury to Agent and Lenders and there is no adequate remedy at law for a breach of the provisions of this Guaranty. The Guarantor agrees that Agent will have the immediate right, upon such breach, to obtain temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and that the granting of any such relief shall not preclude Agent from pursuing any other available relief or remedies for such breach.

     Q. This Guaranty may be executed and accepted in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were on the same instrument. The delivery of an executed counterpart of a signature page or acceptance to this Guaranty by telecopier shall be effective as delivery of a manually executed counterpart of this Guaranty.

     R. THE GUARANTOR ACKNOWLEDGES AND REPRESENTS TO AGENT AND THE LENDERS THAT IT HAS BEEN REPRESENTED AND ADVISED BY COUNSEL WITH RESPECT TO THIS GUARANTY AND THE OTHER FINANCING AGREEMENTS TO WHICH IT IS A PARTY, AND THE TRANSACTIONS GOVERNED BY THIS GUARANTY AND THE OTHER FINANCING AGREEMENTS.

     IN WITNESS WHEREOF, the Guarantor has made this Guaranty as of the date first above written.

                                    ABC RAIL EUROPEAN HOLDINGS INC.


                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------


Acknowledged and agreed to in Chicago,
Illinois, as of the date first above
written.

AMERICAN NATIONAL BANK AND
TRUST COMPANY OF CHICAGO,
as Agent


By:
   ---------------------------------
Title:
      ------------------------------